UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Catalyst Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

(305) 420-3200

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (together with any adjournments or postponements thereof, the “Special Meeting”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation (referred to herein as “Catalyst,” the “Company,” “we,” “us” or “our”) to be held virtually via live webcast on      , 2026, at      , Eastern time. The Special Meeting will be a virtual meeting held via the internet. In order to attend the Special Meeting online, you must register in the manner set forth below under “How can I attend the Special Meeting of Stockholders?”. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person.

At the Special Meeting, you will be asked (i) to consider and vote upon the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2026, by and among Catalyst, Angelini Pharma S.p.A., an Italian Societa per azioni (“Parent” or “Angelini Pharma”) and Angelini Cielo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) (the “Merger Proposal”); (ii) to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Catalyst’s named executive officers that is based on or otherwise relates to the Merger and/or the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and (iii) to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Catalyst (the “Merger”), with Catalyst surviving the Merger as a wholly owned subsidiary of Parent. If you are a Catalyst stockholder and the Merger is completed, each of your shares of Catalyst common stock, par value $0.001 per share, will be converted into the right to receive $31.50 per share, without interest and subject to any applicable withholding of taxes, unless you have properly demanded, and have not subsequently withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the Delaware General Corporation Law.

Our board of directors (the “Board of Directors”), after careful consideration, including considering the various factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), are fair to and in the best interests of Catalyst and its stockholders, (2) declared it advisable for Catalyst to enter into the Merger Agreement and the Merger, (3) authorized and approved the execution, delivery and performance by Catalyst of the Merger Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth therein, (4) on the terms and subject to the conditions set forth in the Merger Agreement, recommended the adoption of the Merger Agreement by the holders of our common stock and (5) directed that the Merger Agreement be submitted to Catalyst’s stockholders for approval at a special meeting of Catalyst’s stockholders.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement. This proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read this proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone by following the instructions on the enclosed proxy card. If you are a stockholder of record and you attend the Special Meeting and vote online during the Special Meeting, your vote will revoke any proxy that you have previously submitted.

If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock at the close of business on      , 2026, which is the record date for the Special Meeting.

If you have any questions or need assistance voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 750-9496

Banks and Brokers May Call Collect: (212) 750-5833

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany

Chairman of the Board

Coral Gables, Florida

     , 2026

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the adoption of the Merger Agreement or any other transaction described in the accompanying proxy statement, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated      , 2026, and together with the enclosed form of proxy card, is first being mailed on or about      , 2026.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

(305) 420-3200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON      , 2026

Notice is hereby given that a special meeting of stockholders (including any adjournments and postponements thereof, the “Special Meeting”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation (“Catalyst,” the “Company,” “we,” “us” or “our”) will be held on      , 2026, at      , Eastern time (subject to the possible adjournment or postponement thereof). Our stockholders will be able to attend the Special Meeting via the internet at        , where you will also be able to vote. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” or like references mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

To consider and vote upon the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2026, by and among Catalyst, Angelini Pharma S.p.A., an Italian Societa per azioni (“Parent” or “Angelini Pharma”) and Angelini Cielo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of which Merger Sub will merge with and into Catalyst (the “Merger”) with Catalyst surviving the Merger as a wholly owned subsidiary of Angelini Pharma (the “Merger Proposal”);

2.

To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Catalyst’s named executive officers that is based on or otherwise relates to the Merger and/or the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Only Catalyst stockholders of record at the close of business on      , 2026, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return your proxy as promptly as possible by following the instructions on the enclosed proxy card. If you are a stockholder of record, and you attend the Special Meeting and vote online during the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals without your instructions.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany

Chairman of the Board

Coral Gables, Florida

     , 2026

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Special Meeting, we encourage you to submit your proxy as soon as possible by following the instructions thereon. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If you are a stockholder of record, voting online during the Special Meeting will revoke any proxy you have previously submitted.

If you hold your shares of our common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction that you will receive from your bank, broker, or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals without your instructions.

If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 750-9496

Banks and Brokers May Call Collect: (212) 750-5833

Annex A	Agreement and Plan of Merger between Angelini Pharma S.p.A., Angelini Cielo Inc. and Catalyst Pharmaceuticals, Inc., dated May 6, 2026

Annex B	Form of Voting Agreement

Annex C	Opinion of J.P. Morgan Securities LLC

SUMMARY

This summary highlights selected information from this proxy statement, which is first being mailed on or about     , 2026, related to the merger of Angelini Cielo Inc., a Delaware corporation and wholly owned subsidiary of Angelini Pharma S.p.A., with and into Catalyst Pharmaceuticals, Inc., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Except as otherwise specifically noted in this proxy statement, “Catalyst,” “we,” “us,” “our” or the “Company” and similar words refer to Catalyst Pharmaceuticals, Inc., a Delaware corporation, including, in certain cases, our subsidiary. Throughout this proxy statement, we refer to Angelini Pharma S.p.A., an Italian Societa per azioni, as “Parent” or “Angelini Pharma,” and Angelini Cielo Inc., a Delaware corporation and wholly owned subsidiary of Parent, as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated May 6, 2026, by and among Catalyst, Parent and Merger Sub, as it may be amended from time to time, as the “Merger Agreement.” The Merger Agreement is attached as Annex A to this proxy statement. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Parties Involved in the Merger (see page 30)

Catalyst Pharmaceuticals, Inc.

•

Catalyst is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, Catalyst focuses on in-licensing, commercializing, and developing innovative therapies.

•

Catalyst’s principal executive offices are located at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, and its telephone number is (305) 420-3200. Catalyst’s common stock, par value $0.001 per share, is listed on the Nasdaq Capital Market under the symbol “CPRX.”

•	For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger.”

Angelini Pharma

•

Angelini Pharma is an international pharmaceutical company and part of the Angelini Industries Group. The company researches, develops, and commercializes health solutions with a particular focus on Brain Health, including mental health and epilepsy, operating across the Specialty and Primary Care areas and in the Consumer market. Founded in Italy at the beginning of the twentieth century, Angelini Pharma operates directly in 20 countries, employing more than 3,000 people. Its products are commercialized in over 70 countries through strategic alliances with leading international pharmaceutical groups.

•	Angelini Pharma’s principal executive offices are located at Viale Amelia 70, 00181 Rome, Italy, and its telephone number is +39 071 809 809.

•	For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger.”

Merger Sub

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Merger Sub is a wholly owned subsidiary of Angelini Pharma and was formed on May 4, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”) and has not engaged in any business activities other than in connection with the Transactions.

•	For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger.”

The Merger (see page 30)

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Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), if the Merger is completed, Merger Sub will merge with and into Catalyst, and Catalyst will continue as the surviving corporation and a wholly owned subsidiary of Angelini Pharma (the “Surviving Corporation”). As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file annual, periodic, and current reports with the United States Securities and Exchange Commission (the “SEC”). In addition, all shares of our common stock outstanding immediately prior to the Effective Time (as defined below) (except for any shares owned immediately prior to the Effective Time by (1) Catalyst or any other direct or indirect wholly owned subsidiary of Catalyst, (2) Angelini Pharma or Merger Sub or any other direct or indirect wholly owned subsidiary of Angelini Pharma or Merger Sub, or (3) stockholders who are entitled to and who properly exercise and perfect (and do not subsequently withdraw or otherwise lose) appraisal rights pursuant to Section 262 of the DGCL) will be canceled and converted into the right to receive $31.50 per share of our common stock in cash, without interest and subject to any applicable withholding of taxes (the “Merger Consideration”). We refer to the shares of our common stock described in the preceding clauses (1) and (2) as “Canceled Shares” and we refer to the shares of our common stock described in the preceding clause (3) as “Dissenting Shares.” Following the Merger, you will not own any shares of the capital stock of the Surviving Corporation.

•

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder, except that stockholders who properly demand, and do not subsequently withdraw, fail to perfect or lose, their appraisal rights under Section 262 of the DGCL will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as further described below in the section of this proxy statement captioned “The Merger—Appraisal Rights.”

•

The day and time at which the Merger becomes effective will occur upon the filing and acceptance of the certificate of merger with the Delaware Secretary of State, or at such later time and date it is agreed upon in writing by the parties and specified in the certificate of merger (the “Effective Time”).

•	For more information, see the section of this proxy statement captioned “The Merger.”

Treatment of Company Awards (see page 81)

•

The Merger Agreement provides that at the Effective Time, each compensatory option to purchase shares of our common stock under our 2018 Stock Incentive Plan (each, a “Company Option”) that is then outstanding and unexercised (whether or not vested), and that has a per share exercise price less than the Merger Consideration, will be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest, and less applicable tax withholdings and other authorized deductions) equal to the product of (x) the excess of the Merger Consideration over the per share exercise price of such stock option, multiplied by (y) the total number of shares subject to such stock option immediately prior to the Effective Time. Any Catalyst stock option with a per share exercise price equal to or greater than the Merger Consideration will be canceled at the Effective Time without any consideration.

•

In addition, at the Effective Time, each then-outstanding restricted stock unit granted under our 2018 Stock Incentive Plan (each, a “Company RSU”) will be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest, and less applicable tax withholdings and other authorized deductions) equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares subject to such restricted stock unit immediately prior to the Effective Time.

•	For more information, please see the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger.”

Financing of the Merger (see page 67)

•

The consummation of the Merger is not conditioned on Angelini Pharma’s or Merger Sub’s ability to obtain financing for the Merger. Each of Angelini Pharma and Merger Sub have agreed to consummate the Merger and the Transactions irrespective and independent of the availability or terms of financing.

•

On May 6, 2026, in connection with the execution of the Merger Agreement, Angelini Pharma entered into the Debt Commitment Letter, with BNP Paribas, Italian Branch, pursuant to which BNP Paribas, Italian Branch committed to provide, subject to the terms and conditions of the Debt Commitment Letter (as defined in the section of this proxy statement captioned “The Merger Agreement—Financing Cooperation”) and attachments thereto, (i) a $1,563 million aggregate principal amount senior unsecured term loan facility, (ii) a $470 million aggregate principal amount senior unsecured bridge facility, (iii) a €1,000 million aggregate principal amount senior unsecured incremental acquisition facility, (iv) a €958 million aggregate principal amount senior unsecured bridge-to-cash facility, and (v) a €1,000 million aggregate principal amount senior unsecured backstop facility.

•

Each of Angelini Pharma and Merger Sub have represented in the Merger Agreement that the aggregate proceeds of the financing contemplated by the Debt Commitment Letter, together with cash and cash equivalents held by Catalyst and its subsidiaries immediately prior to the closing of the Transactions and the consummation of the Merger (the “Closing”) that are available to be used for this purpose, will be sufficient to carry out all of Angelini Pharma’s and Merger Sub’s obligations under the Merger Agreement and to pay in cash the aggregate Merger Consideration, including payments to be made to the holders of Catalyst equity awards.

•	For more information, see the section of this proxy statement entitled “The Merger—Financing for the Merger.”

Conditions to Closing (see page 96)

•

The obligations of Catalyst, Angelini Pharma and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or, as applicable, waiver of certain conditions, including (among other conditions and as described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), the following:

•

the Required Company Stockholder Vote (as defined in the section of this proxy statement captioned (“The Merger Agreement—Acquisition Proposals”) must have been obtained. For more information, please see the section of this proxy statement captioned “The Special Meeting”;

•

any waiting period applicable to the Merger under the HSR Act and any voluntary agreement between Angelini Pharma, on the one hand, and the FTC and DOJ, on the other hand, pursuant to which Angelini Pharma has agreed not to consummate the Merger, must have expired or been terminated;

•

the absence of any order by any governmental body of competent jurisdiction remaining in effect that prevents the consummation of the Merger, and the consummation of the Merger not being made illegal or otherwise prohibited by any law of any governmental body of competent jurisdiction;

•

since the date of the Merger Agreement, there not having occurred any Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”);

•	the accuracy of the representations and warranties of Catalyst, Angelini Pharma and Merger Sub in the Merger Agreement, subject to specified materiality standards;

•

Catalyst, Angelini Pharma and Merger Sub having complied with or performed in all material respects their respective obligations under the Merger Agreement at or prior to the Effective Time, or any failure to comply or perform must have been cured by such time; and

•

the receipt of certificates signed by a duly authorized officer of Catalyst, on the one hand, and a duly authorized officer of Angelini Pharma, on the other hand, certifying to the effect that the conditions described in the preceding three bullets have been satisfied, in the case of Catalyst, and that the conditions described in the preceding two bullets have been satisfied, in the case of Angelini Pharma.

•	For more information, please see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”

Required Regulatory Approvals (see page 76)

•

The completion of the Merger is subject to, among other conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger,” the expiration or termination of any waiting period applicable to the Merger under the HSR Act and any voluntary agreement between Angelini Pharma, on the one hand, and the FTC and DOJ, on the other hand, pursuant to which Angelini Pharma has agreed not to consummate the Merger.

•	For more information, please see the section of this proxy statement captioned “The Merger—Required Regulatory Approvals.”

•

Under the Merger Agreement, Catalyst and Angelini Pharma have agreed to use their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under applicable antitrust laws, that may be asserted by any governmental body or any other party, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date (as defined in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement”). This includes providing, as promptly as reasonably practicable, all information required by any governmental body pursuant to its evaluation of the Transactions under the HSR Act or other applicable antitrust laws. Angelini Pharma has also agreed to take, and to cause its affiliates to take, any and all steps necessary or advisable to avoid or eliminate each impediment under any applicable legal requirement that may be asserted by any governmental body or other person so as to enable the Transactions to be expeditiously consummated.

•

However, neither Angelini Pharma nor its affiliates (including Merger Sub and, after the Closing, the Surviving Corporation) is obligated to, and Catalyst is not permitted to, agree to (i) any prohibition of or limitation on its or their ownership (or any limitation that would affect its or their operation) of any portion of their respective businesses or assets, including after giving effect to the Merger; (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Transactions; (iii) any limitation on its or their ability to effect the

Transactions, or the ability of Catalyst or Merger Sub, or its or their respective subsidiaries, to acquire or hold or exercise full rights of ownership of any capital stock of Catalyst or its subsidiary; (iv) oppose any request for, the entry of, or seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental body that could restrain, prevent or delay any required consents applicable to the Transactions, including by defending through litigation, any action asserted by any person in any court or before any governmental body; or (v) any other limitation on its or their ability to effectively control their respective businesses or any limitation that would affect its or their ability to control their respective operations, including after giving effect to the Transactions. Neither party is required to take (or agree to take) any action with respect to its business or operations pursuant to the foregoing, unless the effectiveness of such action is conditioned upon the Closing.

Recommendation of the Board of Directors (see page 42)

•

Catalyst’s Board of Directors (the “Board” or “Board of Directors”), after careful consideration, including considering the various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of Catalyst and its stockholders, (ii) declared it advisable for Catalyst to enter into the Merger Agreement and the Merger, (iii) authorized and approved the execution, delivery and performance by Catalyst of the Merger Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth therein, (iv) on the terms and subject to the conditions set forth in the Merger Agreement, recommended the adoption of the Merger Agreement by the holders of our common stock, and (v) directed that the Merger Agreement be submitted to our stockholders for approval at a special meeting of our stockholders.

•

The Board of Directors unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”), “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Catalyst’s named executive officers that is based on or otherwise relates to the Merger and/or the other Transactions (the “Compensation Proposal”); and “FOR” the proposal to adjourn the special meeting of stockholders (together with any adjournments or postponements thereof, the “Special Meeting”) to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Fairness Opinion (see page 49)

•

At the meeting of the Board of Directors on May 6, 2026, J.P. Morgan Securities LLC (“J.P. Morgan”) rendered its oral opinion to the Board of Directors to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its May 6, 2026, oral opinion by delivering its written opinion, dated May 6, 2026, to the Board of Directors that, as of such date, the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger was fair, from a financial point of view, to such holders.

•

The full text of the written opinion of J.P. Morgan, dated May 6, 2026, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Catalyst’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, and was limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of Catalyst or as to the underlying decision by Catalyst to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any stockholder of Catalyst as to how such stockholder should vote with respect to the proposed Merger or any other matter.

•

For a description of the opinion that the Board of Directors received from J.P. Morgan, see the section of this proxy statement captioned “The Merger—Opinion of Catalyst’s Financial Advisor: J.P. Morgan Securities LLC.”

Interests of Catalyst’s Directors and Executive Officers in the Merger (see page 61)

When considering the recommendation of the Board of Directors that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by Catalyst’s stockholders. These interests may include the following, among others:

•

the deemed vesting and cancellation of each Company Option that is outstanding and unexercised at the Effective Time (whether or not vested) and, for each Company Option which has a per share exercise price that is less than the Merger Consideration, the conversion of such Company Option into the right to receive a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (i) the excess of the Merger Consideration over the per-share exercise price payable per share of our common stock subject to the Company Option, multiplied by (ii) the number of shares of our common stock subject to the Company Option immediately prior to the Effective Time (with any Company Option with a per share exercise price equal to or greater than the Merger Consideration being canceled at the Effective Time without any consideration payable in respect thereof);

•

the deemed vesting and cancellation of each Company RSU that is outstanding as of the Effective Time in exchange for a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of our common stock subject to the Company RSU;

•

the eligibility of executive officers to receive severance payments and benefits under the Catalyst Pharmaceuticals, Inc. Executive Severance and Change in Control Plan (the “Executive Severance Plan”) in connection with a qualifying termination of employment within 12 months following a “change in control” (which “change in control” will occur upon the Closing);

•	the establishment of a cash-based retention program for the benefit of certain Catalyst employees;

•

the entitlement of Richard J. Daly to receive an additional payment intended to make him whole in the event that he is subject to certain excise taxes in connection with compensation related to the Merger;

•	continued indemnification, advancement of expenses and exculpation from liabilities of directors and officers for a period of six years after the Effective Time; and

•	the possibility of continued employment of Catalyst’s officers with the Surviving Corporation or one or more of its affiliates.

If the Merger Proposal is approved, the shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all other stockholders of Catalyst. For more information, see the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger.”

Appraisal Rights (see page 24)

•

If the Merger is completed, record holders or beneficial owners of our common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock and otherwise fully comply with Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger.

•

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

•

Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously are stockholders through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

•

Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.

•	Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver a written demand to Catalyst for appraisal before the vote on the Merger Agreement at the Special Meeting;

•	the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers such shares of our common stock before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

•

Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. The Section 262 requirements for exercising appraisal rights are described in further detail in this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

•	For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger (see page 73)

•

The receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. Holder’s adjusted tax basis in our common stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such common stock exceeds one year at the time of the Merger. A non-corporate U.S. Holder (including an individual) who has held our common stock for more than one year generally will be eligible for reduced tax rates for such long-term capital gains.

•

Non-U.S. Holders (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the receipt of cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or certain other exceptions apply.

•

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other U.S. federal tax laws.

Acquisition Proposals (see page 87)

•

Under the Merger Agreement, during the period from the execution and delivery of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, Catalyst has agreed not to, and to cause its subsidiary to agree not to, and to cause their representatives not to, directly or indirectly, among other things:

•

continue any solicitations, discussions, negotiations or communications with any person that may have been ongoing with respect to an Acquisition Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals”);

•	solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or could reasonably be expected to result in an Acquisition Proposal;

•

engage or participate in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with or with the intent to encourage, or knowingly facilitate in any way any effort by any third party in furtherance of, an Acquisition Proposal;

•	approve or recommend an Acquisition Proposal; or

•

enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement or other similar agreement providing for or relating to an Acquisition Proposal or requiring Catalyst to abandon, terminate or fail to consummate the Transactions.

•

Notwithstanding these restrictions, if prior to the adoption of the Merger Agreement by Catalyst’s stockholders, Catalyst receives an unsolicited, bona fide, written Acquisition Proposal that did not result from a breach of the Merger Agreement, Catalyst may, under certain circumstances and pursuant to a confidentiality agreement meeting specified requirements, provide non-public information to, and engage or otherwise participate in discussions or negotiations with, the person making such Acquisition Proposal if the Board of Directors determines in good faith, after consultation with outside legal counsel and an independent financial advisor, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals”), and that failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties. If Catalyst receives any Acquisition Proposal or related inquiry, proposal or offer, Catalyst must notify Angelini Pharma within 24 hours, provide specified information regarding the person making the proposal and the material terms and conditions of the proposal, and keep Angelini Pharma informed on a prompt basis, and in any event within 24 hours, of any material developments, discussions or negotiations regarding the proposal.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement— Acquisition Proposals.”

Company Adverse Change Recommendation (see page 89)

The Board of Directors has unanimously recommended that you vote “FOR” the Merger Proposal. The Merger Agreement provides that the Board of Directors may not withdraw, qualify or publicly propose to withdraw or qualify, its recommendation, or take other actions constituting a Company Adverse Change Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”), except in certain specified circumstances relating to our receipt of a Superior Proposal or the occurrence of an Intervening Event (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”). For more information, see the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation.”

Termination of the Merger Agreement (see page 97)

•	The Merger Agreement may be terminated at any time prior to the Effective Time in the following ways:

•	By mutual written consent of Angelini Pharma and Catalyst.

•	By either Angelini Pharma or Catalyst:

•	if the Merger is not consummated on or prior to 11:59 p.m., Eastern time, on November 6, 2026, subject to an automatic three-month extension if specified closing conditions related to antitrust laws are the only unsatisfied or unwaived conditions, other than conditions that by their nature are to be satisfied at the Closing and are then capable of being satisfied;

•

if a governmental body of competent jurisdiction has issued a final and nonappealable order, decree or ruling (or taken any other final and nonappealable action) that permanently restrains, enjoins or otherwise prohibits the Merger or makes consummation of the Merger illegal; or

•	if Catalyst’s stockholders do not adopt the Merger Agreement at the Special Meeting, or any adjournment or postponement thereof (at which a vote was taken).

•	By Angelini Pharma:

•

if the Board of Directors has failed to include the Company Board Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals”) in this proxy statement when mailed or has effected a Company Adverse Change Recommendation;

•

in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, if the Board of Directors fails to recommend rejection of such offer or fails to publicly reaffirm the Company Board Recommendation within ten business days of the commencement of such offer;

•	if the Board of Directors fails to publicly reaffirm the Company Board Recommendation within five business days after Angelini Pharma requests so in writing; or

•

if there has been any breach of any representation or warranty or failure to perform any covenant or obligation in the Merger Agreement by Catalyst, in each case, such that it would result in the failure to satisfy a specified related closing condition for the benefit of Angelini Pharma, and the breach or failure cannot be cured by the End Date or is not cured within 30 days after Angelini Pharma provides notice of such breach or failure to perform (if capable of being cured).

•	By Catalyst:

•

in order to accept a Superior Proposal and substantially concurrently enter into a Specified Agreement (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”), subject to Catalyst’s compliance with the applicable obligations under the Merger Agreement and payment of the termination fee described in the section of this proxy statement captioned “The Merger Agreement—Expenses; Termination Fees”; or

•

if there has been any breach of any representation or warranty or failure to perform any covenant or obligation in the Merger Agreement by Angelini Pharma or Merger Sub, in each case, such that it would result in the failure to satisfy a specified related closing condition for the benefit of Catalyst, and the breach or failure cannot be cured by the End Date or is not cured within 30 days after Catalyst provides notice of such breach or failure to perform.

•

If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will be of no further force or effect, except that certain specified provisions of the Merger Agreement and the Confidentiality Agreement (as defined in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals”) will survive termination, and termination will not relieve any party of liability or damages resulting from fraud or willful and material breach prior to termination.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement.”

Expenses; Termination Fees (see page 99)

•

Except in specified circumstances, whether or not the Merger is completed, Catalyst, on the one hand, and Angelini Pharma and Merger Sub, on the other hand, are each responsible for all of their respective fees and expenses incurred in connection with the Merger Agreement and the Transactions.

•	Catalyst will be required to pay to Angelini Pharma or its designee a termination fee of $155,475,048 in cash if the Merger Agreement is terminated under specified circumstances.

•

Catalyst also may be required to pay Angelini Pharma up to $20,457,243 for certain reasonable and documented out-of-pocket fees and expenses if the Merger Agreement is terminated because the Required Company Stockholder Vote is not obtained.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Expenses; Termination Fees.”

Effect on Catalyst if the Merger is not completed (see page 31)

•

If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, Catalyst will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file annual, periodic, and current reports with the SEC. Under specified circumstances, Catalyst will be required to pay Angelini Pharma a termination fee of $155,475,048 in cash upon the termination of the Merger Agreement. Catalyst also may be required to pay Angelini Pharma up to $20,457,243 for certain reasonable and documented out-of-pocket fees and expenses if the Merger Agreement is terminated because the Required Company Stockholder Vote is not obtained. For more details, see the section of this proxy statement captioned “The Merger—Effect on Catalyst if the Merger is Not Completed.”

The Special Meeting (see page 21)

Date, Time and Place

•

The Special Meeting will be held virtually via live webcast on     , 2026, at     , Eastern time (unless the Special Meeting is adjourned or postponed). You may attend the Special Meeting via webcast at         , where you will also be able to vote. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “attendance at this Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

Record Date; Shares of our Common Stock Entitled to Vote

•

You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on       , 2026 (the “Record Date”). You will have one vote at the Special Meeting for each share of our common stock you owned on the Record Date.

Purpose

•	At the Special Meeting, we will ask stockholders to vote on proposals to approve (1) the Merger Proposal, (2) the Compensation Proposal, and (3) the Adjournment Proposal.

Quorum

•	As of the Record Date, there were shares of our common stock issued and outstanding and entitled to vote at the Special Meeting. A majority of the issued and outstanding shares of our common stock entitled to vote, present at the Special Meeting or represented by proxy, will constitute a quorum at the Special Meeting.

Required Vote

•

The approval of the Merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote as of the close of business on the Record Date. As of the Record Date,       votes constitute a majority of the outstanding shares of our common stock entitled to vote.

•

The approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.

•

The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Share Ownership of Our Directors and Executive Officers

•

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate,       shares of our common stock, representing   % of the shares of our common stock outstanding on the Record Date.

•

Our directors and executive officers have each signed voting agreements stating that they will vote all of their respective shares of our common stock “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal, and provided Angelini Pharma a proxy which will require Angelini Pharma to vote all of their respective shares of our common stock “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Voting and Proxies

•

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote online during the Special Meeting. If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares of our common stock.

•

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail, which must be received prior to the Special Meeting; (2) submitting a new proxy by telephone prior to 11:59 p.m., Eastern time, on the day preceding the Special Meeting; (3) submitting a new proxy over the Internet until 11:59 p.m., Eastern time, on the day preceding the Special Meeting by following the instructions on the proxy card; or (4) attending the Special Meeting virtually and voting online.

•

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online during the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

•	For more information, see the section of this proxy statement captioned “The Special Meeting.”

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did I receive this proxy statement?

You have received these proxy materials because the Board of Directors is soliciting your proxy to vote at the Special Meeting. This proxy statement contains information that we are required to provide you under the rules of the SEC. This information is designed to assist you in voting your shares.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will consider and vote on the following matters:

1.

To consider and vote upon the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2026, by and among Catalyst, Angelini Pharma S.p.A., an Italian Societa per azioni (“Parent” or “Angelini Pharma”) and Angelini Cielo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of which Merger Sub will merge with and into Catalyst (the “Merger”) with Catalyst surviving the Merger as a wholly owned subsidiary of Angelini Pharma (the “Merger Proposal”);

2.

To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Catalyst’s named executive officers that is based on or otherwise relates to the Merger and/or the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

What are the recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or internet, your shares of Catalyst common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote, as follows:

1.	FOR the Merger Proposal;

2.	FOR the Compensation Proposal; and

3.	FOR the Adjournment Proposal.

What is the Proposed Merger and what effects will it have on Catalyst?

The proposed Merger is the acquisition of Catalyst by Angelini Pharma. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or otherwise waived, Merger Sub will merge with and into Catalyst, with Catalyst continuing as the Surviving Corporation. As a result of the Merger, Catalyst will become a wholly owned subsidiary of Angelini Pharma, our common stock will no longer be publicly traded, and you will no longer have any interest in our future earnings or growth. In addition, our common stock will be delisted from Nasdaq, deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations.

What will I receive for my shares of common stock if the Merger is completed?

Upon completion of the Merger, you will be entitled to receive the Merger Consideration, which consists of $31.50 per share of our common stock that you own in cash, without interest and subject to any applicable withholding of taxes, unless you have properly exercised and perfected and not subsequently withdrawn your appraisal rights under Section 262. For example, if you own 100 shares of our common stock, you will receive $3,150.00 in cash (subject to any required tax withholding) in exchange for your shares of our common stock.

How does the Merger Consideration compare to the market price of the common stock?

The Merger Consideration represents a 21% premium to Catalyst’s unaffected closing share price on April 22, 2026, the last trading day before market signs that the transaction had become public information, as well as a 28% premium to the 30-day volume-weighted average trading price to that unaffected date.

On    , 2026, the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our common stock on Nasdaq was $     per share of our common stock.

Who is entitled to vote on matters presented at the Special Meeting?

The Record Date for the Special Meeting is the close of business on       , 2026. You are entitled to vote on the matters presented at the Special Meeting if you owned shares of our common stock at the close of business on the Record Date. Each outstanding share of our common stock is entitled to one vote for all matters before the Special Meeting. At the close of business on the Record Date, there were        shares of our common stock outstanding and entitled to vote at the Special Meeting.

What is the difference between being a “Record Holder” and holding shares in “Street Name”?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, you are a stockholder of record.

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting.

Am I entitled to vote if my shares are held in “Street Name”?

Yes. If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your brokerage firm, bank, dealer, or other similar organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, dealer, or other similar organization how to vote your shares, and the brokerage firm, bank, dealer, or other similar organization is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Special Meeting unless you obtain, and present at the Special Meeting, a legal proxy from your brokerage firm, bank, dealer, or other organization.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. Under Delaware Law and our Bylaws, the presence at the Special Meeting online, or by proxy, of the holders of a majority in voting power of our common stock issued and outstanding entitled to vote on the Record Date, will constitute a quorum for the transaction of business at the Special Meeting. The inspector of elections will determine whether a quorum is present and will tabulate the votes cast at the Special Meeting.

How can I attend the Special Meeting of Stockholders?

As noted above, the Special Meeting will be held entirely online. You may attend the Special Meeting only if you are a record holder or beneficial owner of our common stock as of the Record Date. The process for attending the

Special Meeting and casting your vote at the Special Meeting depends on the manner in which you hold your shares:

•

Registered Stockholders. If your shares are registered in your name with our transfer agent, Continental Stock Transfer and Trust Company (“Continental”) and you wish to attend the online-only virtual Special Meeting, go to        , enter the control number you received on your proxy card (printed in the box and marked with an arrow) and click on the “Click Here to Preregister for the Online Meeting” link at the top of the page. Just prior to the start of the meeting, you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required to attend.

•

Street Name Stockholders. Street name stockholders who wish to attend the online-only virtual Special Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to         . Street name stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only Special Meeting. After contacting Continental, a street name stockholder will receive an email prior to the meeting with a link and instructions for entering the virtual Special Meeting. Street name stockholders should contact Continental at least five business days prior to the Special Meeting date.

Can I listen to the Special Meeting without attending?

Stockholders will have the option to call in to the virtual Special Meeting by telephone and listen (in listen-only mode) by calling:

Within the U.S. and Canada (toll free):	(800) 450-7155
Outside the U.S. and Canada (standard rates apply):	(857) 999-9155
Passcode for telephone access:	#

What if a quorum is not present at the Special Meeting?

Under our Bylaws, the person presiding over any meeting of our stockholders (including the Special Meeting) has the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. This means that if a quorum is not present at the scheduled time of the Special Meeting, the Chairperson of the Special Meeting is authorized by our Bylaws to adjourn the Special Meeting until a quorum is present or represented.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that your shares are voted, for each set of proxy materials, please submit your proxy via phone, via the internet or by signing, dating and returning the enclosed proxy card in the enclosed pre-paid envelope.

How do I vote?

You may vote over the internet, the phone, via mail, or at the Special Meeting. Your proxy will have specific information on the manner in which you can vote your shares.

Can I change my vote after I submit my proxy?

Yes. If you are a record holder, you may revoke your proxy and change your vote at any time before the proxy is voted at the Special Meeting:

•	by submitting a duly executed proxy bearing a later date than your prior proxy;

•	by granting a subsequent proxy through the internet or via telephone;

•	by giving written notice of revocation to our corporate secretary at or prior to the Special Meeting; or

•	by voting online at the Special Meeting.

Your most recent proxy is the one that is counted. Your attendance at the Special Meeting will not, by itself, revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Special Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Special Meeting.

Who will count the votes?

A representative from Continental will tabulate and certify the votes by proxy, and a representative from Catalyst will act as inspector of elections.

What if I do not specify how my shares are to be voted?

If you are a record holder and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, then your shares will be voted at the Special Meeting in accordance with the Board of Directors’ recommendation on all matters presented for a vote at the Special Meeting. Similarly, if you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 5 of this proxy statement, along with the description of each proposal in this proxy statement.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote your shares on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares of our common stock.

What is an abstention and how will votes withheld and abstentions be treated?

Shares of common stock held by persons attending the Special Meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. In the case of the Merger Proposal, a “vote withheld” will be commensurate with a vote against.

Why am I being asked to cast a non-binding, advisory vote regarding compensation that may be paid or become payable by Catalyst to its named executive officers that is based on or otherwise relates to the Merger?

Section 14A of the Exchange Act requires Catalyst to seek a non-binding, advisory vote regarding compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the

Merger. This advisory vote is different from the “say on pay” advisory vote in our proxy statement for our 2025 annual meeting, and you may vote on the Merger related compensation described in this proxy statement independent of how you may have voted with respect to “say on pay” for our 2025 annual meeting.

What will happen if stockholders do not approve the Compensation Proposal?

Approval of the Compensation Proposal is not a condition to completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Catalyst or Angelini Pharma. If the Merger Proposal is approved by our stockholders and the Merger is completed, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger will or may be paid to our named executive officers pursuant to the terms of the applicable arrangements even if stockholders fail to approve the Compensation Proposal.

Where can I find the voting results of the Special Meeting?

If available, Catalyst may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that Catalyst files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

What are the material U.S. federal income tax consequences of the Merger?

Under U.S. federal income tax laws, the receipt of cash by a U.S. Holder pursuant to the Merger will be a taxable transaction to U.S. Holders. A U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. Holder’s adjusted tax basis in our common stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares exceeds one year at the time of the Merger. A non-corporate U.S. Holder (including an individual) who has held our common stock for more than one year generally will be eligible for reduced tax rates for such long-term capital gains.

Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to the receipt of cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or certain other exceptions apply.

Please carefully review the information in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the Merger.

When do you expect the Merger to be completed?

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the third quarter of 2026. However, the exact timing of completion of the Merger, and if it occurs at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”

Am I entitled to appraisal rights under the DGCL?

If the Merger is completed, our stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they fully comply with the procedures established by Section 262. Due to the complexity of the appraisal process, our stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” and Section 262 regarding appraisal rights may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Do any of Catalyst’s directors or officers have interests in the Merger that may differ from those of Catalyst stockholders generally?

Yes. In considering the recommendation of the Board of Directors with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that our stockholders approve the Merger Proposal, the Board of Directors was aware of and considered these interests, to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger.”

Who will solicit and pay the cost of soliciting proxies?

We have retained Innisfree M&A Incorporated, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $60,000, plus a success fee of $30,000, and expenses, as well as additional fees, as agreed between the Proxy Solicitor and Catalyst, in certain circumstances. The expense of soliciting proxies will be borne by us. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Who can help answer my questions?

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 750-9496

Banks and Brokers May Call Collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, related to Catalyst, Angelini Pharma and the proposed Transactions that involve substantial risks and uncertainties. Forward looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this proxy statement, Catalyst’s forward looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Transactions; statements about the expected timetable for completing the Transactions; Catalyst’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of Catalyst; Catalyst’s ability to commercialize its existing products and current and future product candidates; and the anticipated timing of the Closing. Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: consummating the Transactions and financing in the anticipated timeframe, if at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; uncertainties as to the ability to obtain stockholder approval; the possibility that competing acquisition proposals will be made; the possibility that various closing conditions for the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions (or only grant approval subject to adverse conditions or limitations); the effects of the Transactions on relationships with employees, customers, suppliers, other business partners or governmental entities, including the risk that the Transactions adversely affect employee retention; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the impact of competitive products and pricing; the risk that Angelini Pharma may not realize the potential benefits of the Transactions, including the possibility that the expected benefits from the proposed Transactions will not be realized or will not be realized within the expected time period and that Angelini Pharma and Catalyst will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risks related to disruption of management’s time from ongoing business operations as a result of the Transactions; risks that the Transactions disrupt current plans and operations; obtaining and maintaining adequate coverage and reimbursement for Catalyst’s products; changes in Catalyst’s business during the period between announcement and the Closing; any legal proceedings and/or regulatory actions that may be instituted related to the Transactions; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; costs and expenses related to the Transactions; actual or contingent liabilities; the effects of the Transactions (or the announcement thereof) on Catalyst’s stock price and/or operating results; and the other risks and uncertainties discussed under the heading “Risk Factors” in Catalyst’s periodic reports filed with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. You should not place undue reliance on these statements. Actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements are based on information currently available to Catalyst and Angelini Pharma, and, except as required by applicable law, Catalyst and Angelini Pharma disclaim any obligation to update the information contained in this proxy statement as new information becomes available. All forward-looking statements in this proxy statement or made in connection therewith in writing or orally are qualified in their entirety by this cautionary statement.

THE SPECIAL MEETING

Date, Time and Place

We will hold the Special Meeting on       , 2026, at       , Eastern time (unless the Special Meeting is adjourned or postponed). You can virtually attend and vote in the Special Meeting by accessing a live webcast using the Internet at       . Please note that you will not be able to attend the Special Meeting physically in person. Instructions on how to attend and participate online are provided on the proxy card. We expect check-in to be available starting around       , Eastern time, on the day of the Special Meeting,       , 2026, and you should allow ample time for online check-in proceedings. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote to approve (1) the Merger Proposal, (2) the Compensation Proposal and (3) the Adjournment Proposal.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, there were        shares of our common stock outstanding and entitled to vote at the Special Meeting. A complete list of registered stockholders as of the close of business on the Record Date will be available for inspection during ordinary business hours by stockholders of record ten days prior to the Special Meeting at our principal business offices at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134.

A majority of the issued and outstanding shares of our common stock entitled to vote, present virtually at the Special Meeting or represented by proxy, will constitute a quorum at the Special Meeting. Under our Bylaws, the person presiding over any meeting of our stockholders (including the Special Meeting) has the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

Each stockholder will be entitled to one vote for each share of our common stock that such stockholder owns at the close of business on the Record Date on each proposal to be acted upon at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal. As of the Record Date,        votes constitute a majority of the outstanding shares of our common stock entitled to vote on the Merger Proposal. Shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal. Approval of the Merger Proposal by our stockholders is a condition to the Closing.

The approval of the Compensation Proposal, on a non-binding, advisory basis, requires the affirmative vote of a majority of shares of our common stock present or represented by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. The approval of the Compensation Proposal is advisory and nonbinding and is not a condition to the completion of the Merger.

The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of shares of our common stock present or represented by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Catalyst does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide them with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of our common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee on how to vote your shares of our common stock will have the same effect as a vote “AGAINST” the Merger Proposal, but assuming a quorum is present at the Special Meeting, not have any effect on the Compensation Proposal or the Adjournment Proposal.

Shares Held by our Officers and Directors

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate,        shares of our common stock, representing approximately       % of the shares of our common stock outstanding on the Record Date.

We currently expect our directors and executive officers have each signed voting agreements pledging to vote all of their respective shares of our common stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal, and provided Angelini Pharma a proxy which will require Angelini Pharma to vote all of their respective shares of our common stock “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Voting and Proxies

If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with Continental Stock Transfer and Trust Company, our transfer agent), there are four ways to vote:

•

You may vote over the Internet prior to the Special Meeting. You may vote your shares of our common stock over the Internet until 11:59 p.m., Eastern time, on the day preceding the Special Meeting by following the instructions on the proxy card. If you vote over the Internet prior to the Special Meeting, you do not need to vote during the Special Meeting or by telephone or by mail.

•

You may vote by telephone prior to the Special Meeting. You may vote your shares of our common stock by calling the phone number on the proxy card until 11:59 p.m., Eastern time, on the day preceding the Special Meeting. If you vote by telephone, you do not need to vote over the Internet or by mail.

•

You may vote by mail prior to the Special Meeting. If you wish to vote your shares of our common stock by mail, please sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. If you vote by mail, you do not need to vote over the Internet or by telephone and your mailing must be received prior to the Special Meeting.

•

You may vote over the Internet during the Special Meeting. You may vote your shares of our common stock over the Internet during the Special Meeting by accessing the Special Meeting website by following the instructions provided on the proxy card. You can then cast your votes by following the prompts provided by the website. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of our common stock according to your directions.

Voting instructions are included on your proxy card. All shares of our common stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

If your shares of our common stock are held in “street name” through a bank, broker or other nominee, you may vote:

•	through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee;

•	by attending the Special Meeting and voting online with a “legal proxy” from your bank, broker or other nominee; or

•

if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone by the deadline provided by your bank, broker or other nominee. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote online with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal but, assuming a quorum is present at the Special Meeting, will not have any effect on the Compensation Proposal or the Adjournment Proposal.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of our common stock that you beneficially own, you may still vote your shares of our common stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.

Revocation of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	voting online at the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m., Eastern time, on the day preceding the Special Meeting;

•	submitting a new proxy over the Internet until 11:59 p.m., Eastern time, on the day preceding the Special Meeting by following the instructions on the proxy card; or

•	signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail, which must be received prior to the Special Meeting.

If you have submitted a proxy, your appearance at the Special Meeting virtually, in the absence of voting online during the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Recommendation of the Board of Directors

The Board of Directors, after careful consideration, including considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement and the Transactions, are fair to and in the best interests of Catalyst and its stockholders, (2) declared it advisable for Catalyst to enter into the Merger Agreement and the Merger, (3) authorized and approved the execution, delivery and performance by Catalyst of the Merger Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth therein, (4) on the terms and subject to the conditions set forth in the Merger Agreement, recommended the adoption of the Merger Agreement by the holders of our common stock and (5) directed that the Merger Agreement be submitted to Catalyst’s stockholders for approval at the Special Meeting.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Catalyst. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, as the Proxy Solicitor to solicit proxies in connection with the Special Meeting at a cost of approximately $60,000, plus a success fee of $30,000, and expenses, as well as additional fees, as agreed between the Proxy Solicitor and Catalyst, in certain circumstances. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Merger Proposal, we anticipate, but cannot guarantee, that the Merger will be consummated in the third quarter of 2026.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger so long as they comply fully with Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the Merger Consideration.

Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:

•	the stockholder must not vote in favor of the Merger Proposal;

•	the stockholder must deliver to Catalyst a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers such shares of our common stock before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” and Section 262, the relevant section of the DGCL regarding appraisal rights, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

We will promptly deliver a separate copy of this proxy statement to any stockholder upon request submitted in writing to us at our principal offices at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attention: Corporate Secretary. You may also orally submit your request by calling (305) 420-3200.

If two or more stockholders sharing the same address are currently receiving multiple copies of this proxy statement and would like to receive only one copy for their household, the stockholders should contact their bank, broker or other nominee record holder, or contact us as instructed above.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 750-9496

Banks and Brokers May Call Collect: (212) 750-5833

PROPOSALS TO BE VOTED ON

PROPOSAL ONE—ADOPTION OF THE MERGER AGREEMENT

We are asking you to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Catalyst, with Catalyst surviving the Merger as a wholly owned subsidiary of Angelini Pharma.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote in favor of this Merger Proposal by the holders of a majority of the total outstanding shares of our common stock as of the Record Date. If you abstain from voting, fail to cast your vote (online during the Special Meeting or by proxy), or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the Merger Proposal.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL TWO—ADVISORY APPROVAL ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION AGREEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Catalyst’s named executive officers that is based on or otherwise relates to the Merger and/or the other Transactions, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger.”

We are asking stockholders to indicate their approval of the various items of compensation that may be paid or become payable by Catalyst to our named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Catalyst’s overall compensation program for our named executive officers.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Catalyst Pharmaceuticals, Inc. approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Catalyst’s named executive officers that is based on or otherwise relates to the Merger or the other Transactions as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement captioned ‘The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.’”

Stockholders should note that the approval of this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Catalyst, the Board of Directors, Angelini Pharma or the named executive officers. Further, certain payments under the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions of the underlying plans and agreements and the Merger Agreement.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL THREE—ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting. Under our Bylaws, the person presiding over any meeting of our stockholders (including the Special Meeting) has the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. However, if stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional votes, including proxies from stockholders that have previously returned properly executed proxies voting against approval of the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Merger Proposal such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Merger Proposal and seek to convince the stockholders of those shares of our common stock to change their votes to votes in favor of approval of the Merger Proposal. Additionally, we could seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Approval of this Adjournment Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Special Meeting or by proxy for this proposal. Failures to vote, abstentions and broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present).

We do not anticipate calling a vote on this proposal if the Merger Proposal is approved by a majority of the outstanding shares of our common stock as of the Record Date.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger Agreement and the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A, which is incorporated into this proxy statement by reference. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Parties Involved in the Merger

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

(305) 420-3200

Catalyst is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, Catalyst focuses on in-licensing, commercializing, and developing innovative therapies. Guided by a deep commitment to patient care, Catalyst prioritizes accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence, which remains the cornerstone of their commercial strategy, while continuously evaluating strategic opportunities to expand their global footprint.

Catalyst maintains a website at www.catalystpharma.com. Catalyst’s common stock, par value $0.001, is listed on Nasdaq under the symbol “CPRX.”

Angelini Pharma S.p.A.

Viale Amelia 70

00181 Rome, Italy

+39 071 809 809

Angelini Pharma is an international pharmaceutical company and part of the Angelini Industries Group. The company researches, develops, and commercializes health solutions with a particular focus on Brain Health, including mental health and epilepsy, operating across the Specialty and Primary Care areas and in the Consumer market. Founded in Italy at the beginning of the twentieth century, Angelini Pharma operates directly in 20 countries, employing more than 3,000 people. Its products are commercialized in over 70 countries through strategic alliances with leading international pharmaceutical groups. Angelini Pharma maintains a website at www.angelinipharma.com.

Angelini Cielo Inc.

c/o Angelini Pharma S.p.A.

Viale Amelia 70

00181 Rome, Italy

+39 071 809 809

Merger Sub is a wholly owned subsidiary of Angelini Pharma and was formed on May 4, 2026, solely for the purpose of engaging in the Transactions and has not engaged in any business activities other than in connection with the Transactions.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, at the Effective Time, Merger Sub will merge with and into Catalyst, and Catalyst will continue as the Surviving

Corporation and a wholly owned subsidiary of Angelini Pharma. As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from Nasdaq and will be deregistered under the Exchange Act, and Catalyst will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Angelini Pharma and Merger Sub may agree and specify in the certificate of merger).

Effect on Catalyst if the Merger is Not Completed

If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, Catalyst will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Catalyst operates and risks related to adverse economic conditions.

Upon termination of the Merger Agreement under specified circumstances set forth in the section of this proxy statement captioned “The Merger Agreement—Expenses; Termination Fees,” Catalyst will be required to pay Angelini Pharma a termination fee of $155,475,048 in cash. Catalyst also may be required to pay Angelini Pharma up to $20,457,243 for certain reasonable and documented out-of-pocket fees and expenses if the Merger Agreement is terminated because the Required Company Stockholder Vote is not obtained. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Expenses; Termination Fees.”

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review Catalyst’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that Catalyst’s business, prospects or results of operation will not be adversely impacted.

Merger Consideration

At the Effective Time, each outstanding share of our common stock (other than the Canceled Shares and the Dissenting Shares) will be converted into the right to receive the Merger Consideration.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise and perfect, and do not subsequently withdraw, their appraisal rights will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board of Directors, Catalyst’s representatives, Angelini Pharma, its representatives and other parties.

At the direction of the Board of Directors, Catalyst’s management regularly meets with biotechnology and pharmaceutical companies and other third parties regarding a variety of potential partnerships, licensing arrangements, joint ventures, collaborations and other strategic transactions. The Board of Directors also periodically evaluates Catalyst’s historical performance, future growth prospects and long-term strategic plan, and considers various strategic opportunities available to Catalyst as well as ways to enhance stockholder value in the greater context of the competitive, regulatory, financing and economic environment and overall developments in the biopharmaceutical industry. These reviews over time have included discussions among the directors as to whether Catalyst should continue to execute on its strategy as a standalone company, pursue various partnerships, collaborations, licensing arrangements or other business development opportunities, seek to raise additional capital, or pursue a sale of Catalyst.

In January 2023, Catalyst received Paragraph IV Certification Notice Letters from Teva Pharmaceuticals USA, Inc. and Teva Pharmaceuticals, Inc. (collectively, “Teva”), Hetero USA, Inc. (“Hetero”) and Lupin Pharmaceuticals, Inc (“Lupin”) in connection with each of their Abbreviated New Drug Applications (“ANDA”) filed with the FDA seeking authorization from the FDA to manufacture, use or sell a generic version of FIRDAPSE® in the U.S.

On March 1, 2023, Catalyst filed lawsuits against Teva, Hetero and Lupin in the U.S. District Court for the District of New Jersey for infringement of six patents for FIRDAPSE® (each, the “Teva Hatch Waxman Litigation,” “Hetero Hatch Waxman Litigation” and “Lupin Hatch Waxman Litigation,” respectively, and collectively, the “Hatch Waxman Litigation”).

In October 2023, Catalyst received an additional Paragraph IV Certification Notice Letter from Inventia Healthcare Limited (“Inventia”).

In November 2023, Catalyst filed a lawsuit against Inventia in the U.S. District Court for the District of New Jersey for infringement (the “Inventia Hatch Waxman Litigation”).

On July 30, 2024, Catalyst reached a settlement with Inventia over the Inventia Hatch Waxman Litigation. In this settlement, Inventia agreed not to commercialize its product until the earlier of the expiration of all FIRDAPSE® patents or the entry into the market of another ANDA product.

On January 8, 2025, Catalyst reached a settlement with Teva in which Teva agreed not to market a generic version of FIRDAPSE® in the U.S. any earlier than February 25, 2035, if approved by the FDA, unless limited circumstances customarily included in these types of agreements occur (the “Teva Settlement”). In accordance with the Teva Settlement, the parties terminated all ongoing Teva Hatch Waxman Litigation.

On May 30, 2025, at the request of Party A, Richard J. Daly, President and Chief Executive Officer of Catalyst, and representatives of Party A spoke by phone for an introductory call, during which representatives of Party A provided an overview of their business.

Beginning in June 2025 and continuing until the execution of the Hetero Settlement Agreement (as defined below), Catalyst and Hetero discussed a potential settlement of the Hetero Hatch Waxman Litigation.

On July 31, 2025, Mr. Daly met with representatives of Party A and discussed the preliminary diligence Party A had done on Catalyst based on publicly available information and Party A requested to enter into a confidentiality agreement with Catalyst to further diligence Catalyst.

On August 9, 2025, Catalyst entered into a confidentiality agreement with Party A. The confidentiality agreement did not include a standstill provision.

On August 13, 2025, Patrick J. McEnany, Chairman of the Board of Directors, Michael W. Kalb, Chief Financial Officer of Catalyst, and Mr. Daly met with representatives of Party A, who provided an overview of their business to the broader Catalyst management team and discussed Party A’s interest in Catalyst.

On August 19, 2025, Mr. McEnany and Mr. Daly spoke with representatives of Party A by phone and answered high-level questions Party A had about Catalyst’s business.

On August 21, 2025, the Board of Directors held a regularly scheduled meeting, which was also attended by representatives of Catalyst’s management and Akerman LLP (“Akerman”), Catalyst’s outside corporate counsel. In advance of the call, Catalyst’s management provided the Board of Directors with Company’s “latest best estimate” for its financial performance in 2025 and an updated long-range financial plan for Catalyst for fiscal years 2026-2029 in an appendix to the Board materials. For more information about the long-range financial forecast presented at the August 21, 2025 Board meeting, see the discussion in the section of this proxy statement captioned “The Merger—Certain Financial Projections.” Brian Elsbernd, Chief Legal and Compliance Officer of Catalyst, reported that a settlement with Lupin regarding the Lupin Hatch Waxman Litigation was close to finalization, and on the status of discussions with Hetero regarding a potential settlement of the Hetero Hatch Waxman Litigation. Following such discussion, the Board of Directors concluded that, while Catalyst continued to have a strong conviction in its prospects should the Hetero Hatch Waxman Litigation proceed to trial, it was in Catalyst’s best interest, if an acceptable settlement could be reached, to settle the Hetero Hatch Waxman Litigation rather than proceed to trial. In addition, Mr. McEnany reported that Party A had contacted Catalyst, indicating an interest in acquiring Catalyst. Mr. McEnany updated the Board of Directors that Party A had entered into a confidentiality agreement with Catalyst and had provided Catalyst with a diligence request list with the information that Party A would require to move forward with a proposed transaction. The Board of Directors discussed and concurred with the position of Mr. McEnany and Mr. Daly, that it was premature to provide Party A with access to confidential information regarding Catalyst’s business activities until Party A provided Catalyst with a non-binding indication of interest approved by their investment committee. Mr. McEnany stated he and Mr. Daly would have a call with representatives of Party A to provide the Board of Directors’ feedback.

On August 26, 2025, Catalyst reached a settlement with Lupin on substantially the same terms for market entry as the Teva Settlement.

On August 29, 2025, a representative of Party A contacted Mr. McEnany and Mr. Daly to further discuss a potential transaction to acquire Catalyst. The Party A representative presented their oral, preliminary, non-binding proposal to purchase all of the outstanding shares of Catalyst common stock for $27.00 per share in cash and conditioned this preliminary proposal on their external diligence, noting that their proposal could increase following a deeper review of confidential diligence materials of Catalyst (the “August 29 Proposal”). Mr. McEnany stated that, in his view, Catalyst would only be interested in an offer in the $30s per share, and Mr. Daly agreed with this position. Mr. McEnany shared that he would convene a meeting of the Board of Directors to discuss Catalyst’s interest in any further discussions with Party A.

On September 2, 2025, via email, Mr. McEnany provided the Board of Directors with an update regarding Party A’s inbound interest and the August 29 Proposal.

On September 5, 2025, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management, Akerman, Kirkland & Ellis LLP (“Kirkland”), which firm had been selected as Catalyst’s outside M&A counsel to assist Catalyst in the proposed transaction with Party A, and J.P. Morgan, which the Board of Directors was considering retaining to advise Catalyst in connection with preparing for potential acquisition proposals it may receive. The Board of Directors discussed with representatives of Kirkland the legal considerations related to the review and evaluation of a potential M&A transaction involving Catalyst, including the directors’ fiduciary duties. The Board of Directors then discussed the August 29 Proposal and

Catalyst’s proposed response to the offer. Based on such discussion, it was the unanimous consensus of the Board of Directors that the proposed non-binding oral offer of $27.00 per share was inadequate. Further, it was the consensus of the Board of Directors that the Board of Directors would only engage in further discussions and provide material non-public information to Party A if Party A presented a non-binding offer at a price acceptable to the Board of Directors, which had been approved by their investment committee and included details of the conditions to their proposal. Mr. Daly also reported on continuing discussions between Catalyst and Hetero regarding the Hetero Hatch Waxman Litigation.

On September 8, 2025, Mr. Daly and Mr. McEnany spoke to a representative from Party A and communicated the Board of Directors’ feedback that the August 29 Proposal was inadequate and that Catalyst would not engage in further discussions without more value.

On September 15, 2025, a representative from Party A reached out to Mr. Daly and Mr. McEnany and stated that their team had continued diligence based on prior discussions and expected to present the matter to Party A’s investment committee the following week and be in a position to issue a formal letter of interest within a few days of that meeting.

On September 22, 2025, Mr. Daly and Mr. McEnany spoke with a Party A representative by phone. The Party A representative stated that their investment committee could not support any proposal that valued Catalyst at or above $30.00 per share. The Party A representative suggested that a presentation of Catalyst’s business development strategy could be constructive toward increasing their offer price.

On September 29, 2025, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management and Akerman. Mr. Daly updated the Board of Directors on the status of the Hetero Hatch Waxman Litigation. Mr. Daly reported that the Markman hearing in the case was scheduled for October 9, 2025, and that management was hoping that a settlement could be reached ahead of that hearing. Mr. Daly also reported on the continuing discussions with Party A since the prior Board meeting.

On October 2, 2025, Catalyst held a call with an expanded team from Party A. Mr. Daly, Mr. McEnany, and Dr. Preethi Sundaram, Catalyst’s Chief Strategy Officer, presented Party A with Catalyst’s strategic plan for business development.

Also on October 2, 2025, Mr. Daly and Mr. McEnany spoke with a Party A representative who shared that their upcoming investment committee meeting had been delayed.

On October 21, 2025, Mr. Daly and Mr. McEnany spoke with a Party A representative by phone. The Party A representative stated that their investment committee still could not support any proposal that valued Catalyst at or above $30.00 per share.

On November 17, 2025, at a global healthcare conference, at the request of Angelini Pharma, Mr. Daly met with Sergio Marullo di Condojanni, Chief Executive Officer of Angelini Holding S.p.A., the sole member of Angelini Pharma, where Mr. Marullo di Condojanni expressed interest in a potential acquisition of Catalyst.

On November 20, 2025, the Board of Directors held a regularly scheduled meeting, which was also attended by representatives of Catalyst’s management and Akerman. Representatives of Catalyst’s management discussed with the Board of Directors the November 2025 LRP (as defined in the section of this proxy statement captioned “The Merger—Certain Financial Projections”) and the underlying assumptions used to prepare the November 2025 LRP. The Board of Directors unanimously approved the November 2025 LRP. For more information about the long-range financial forecast presented at the November 20, 2025 Board meeting, see the discussion of the November 2025 LRP in the section of this proxy statement captioned “The Merger—Certain Financial Projections.” Mr. McEnany reported that Party A informed him that they are no longer pursuing an acquisition of Catalyst because of their inability to propose an offer at or above $30.00 per share. Mr. McEnany also reported that Angelini Pharma had informally indicated potential interest in acquiring Catalyst but had not indicated any potential purchase price. Mr. McEnany also reported that he believed such interest was contingent on Catalyst’s settlement of the Hetero Hatch Waxman Litigation based on advice of financial advisors Catalyst consulted with from time to time when discussing general buy-side interest in Catalyst. While Catalyst was willing to settle the Hetero Hatch Waxman Litigation, it did not view a settlement of the Hetero Hatch Waxman Litigation as value creating for Catalyst given Catalyst’s strong conviction in its prospects should the Hetero Hatch Waxman Litigation proceed to trial.

On December 4, 2025, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management. During the meeting, Catalyst’s management reviewed with the Board of Directors Catalyst’s “latest best estimate” for its financial performance in 2025 and an updated long-range financial plan for Catalyst for fiscal years 2026-2030. Also at the Board meeting, Catalyst’s management discussed assumptions that led to increases to Catalyst’s operating costs and expenses that Catalyst’s management proposed to include in the long-range financial forecast for the Board of Directors’ approval (which revised long-range financial forecast would become the Final December 2025 LRP (as defined in the section of this proxy statement captioned “The Merger—Certain Financial Projections”). The Board of Directors unanimously approved the Final December 2025 LRP, subject to Catalyst implementing the feedback discussed. For more information about the long-range financial forecast presented at the December 4, 2025 Board meeting, see the discussion of the Final December 2025 LRP in the section of this proxy statement captioned “The Merger—Certain Financial Projections.” Mr. Elsbernd updated the Board of Directors on the status of the Hetero Hatch Waxman Litigation, reporting that there would be a status conference on December 5, 2025, where the federal magistrate would oversee the settlement discussions.

On December 4, 2025, Catalyst entered into a confidentiality agreement with Angelini Pharma. The confidentiality agreement included a standstill provision.

On December 13, 2025, Mr. Marullo di Condojanni and Mr. Daly spoke by phone and discussed the agenda for an upcoming call with representatives of Catalyst’s management and Angelini Pharma at which Catalyst’s management would provide an overview of Catalyst’s business.

On January 2, 2026, Mr. Daly, Mr. McEnany, Mr. Kalb, Dr. Sundaram and Mr. Elsbernd met with representatives of Angelini Pharma to present an overview of Catalyst’s business.

Between January 12 and January 14, 2026, Catalyst had discussions about Catalyst’s various programs with Angelini Pharma and seven other parties, including Party B, Party C and Party D at the J.P. Morgan Healthcare Conference in San Francisco.

On January 14, 2026, Mr. Daly and Dr. Sundaram met with Mr. Marullo di Condojanni, and other senior Angelini Pharma executives at the J.P. Morgan Healthcare Conference. The discussion covered questions related to Catalyst’s intellectual property position for FIRDAPSE®, market penetration and prescribing dynamics for FIRDAPSE® and AGAMREE® and Catalyst’s performance in 2025. The parties also discussed Catalyst’s overall rare disease infrastructure and capabilities. Angelini Pharma informed Catalyst that Catalyst should expect to receive a written offer from Angelini Pharma by the week of January 26, 2026, and Mr. Daly advised Angelini Pharma that Catalyst would not provide access to its virtual data room until it received a written non-binding offer at an acceptable price.

On January 21, 2026, Mr. Marullo di Condojanni was appointed to serve as the Chief Executive Officer of Angelini Pharma in addition to continuing in his role as the Chief Executive Officer of Angelini Holding S.p.A.

On January 25, 2026, Mr. Daly responded to a request from Mr. Marullo di Condojanni for additional information on market dynamics facing Catalyst and Mr. Marullo di Condojanni requested additional time for Angelini Pharma to deliver a written offer.

On January 29, 2026, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management and Akerman. Mr. Elsbernd updated the Board of Directors on the status of Catalyst’s Hetero Hatch Waxman Litigation. Mr. Elsbernd reported that a pre-trial conference in the case was held on January 23, 2026, and that the case was expected to proceed to trial beginning on March 23, 2026. Mr. Daly noted that Catalyst’s litigation counsel would provide an update to the Board of Directors regarding the upcoming trial at the regularly scheduled meeting of the Board of Directors on February 12, 2026. Mr. Daly then reported that Catalyst had been contacted by Angelini Pharma, which had indicated an interest in acquiring Catalyst. Following discussion, it was the consensus of the Board of Directors that any transaction would not be likely to occur until the Hetero Hatch Waxman Litigation was resolved.

Throughout 2024 and 2025 and into early 2026, Catalyst engaged with numerous target counterparties on potential transactions and other buy-side business development opportunities. In connection with these discussions, Catalyst extended non-binding offers for whole-co acquisitions or to acquire or in-license product candidates to a small subset. Catalyst’s management regularly presented updates on these potential business development opportunities to the Board of Directors, and the Board of Directors reviewed and offered feedback on material opportunities as part of its assessment of Catalyst’s long-term strategic plan. None of these discussions or offers resulted in Catalyst entering into a definitive agreement with regard to any potential business development transaction.

On February 12, 2026, the Board of Directors held a regularly scheduled meeting, which was also attended by representatives of Catalyst’s management, Akerman and Sterne, Kessler, Goldstein & Fox (“Sterne Kessler”), IP litigation counsel to Company. The materials provided to the Board of Directors included the final version of the December 2025 LRP, including the final changes to the December 2025 LRP adopted at the December 4, 2025 Board meeting. A representative of Sterne Kessler reported on the status of Catalyst’s Hetero Hatch Waxman Litigation. Also, Dr. Sundaram reported to the Board of Directors that Catalyst had met with eight parties at the J.P. Morgan Healthcare Conference who had prior to the J.P. Morgan Healthcare Conference, indicated informally, varying levels of interest in acquiring Catalyst. She reported that Angelini Pharma had advised management during their January 14 meeting at the J.P. Morgan Healthcare Conference that it planned to deliver a written non-binding offer in the near future and that management had advised Angelini Pharma that it would not provide access to Catalyst’s virtual data room until it received a written non-binding offer at an acceptable price.

On February 15, 2026, Mr. McEnany, Mr. Daly and Mr. Marullo di Condojanni spoke by phone and discussed the potential impact of the Guarding U.S. Medicare Against Rising Drug Costs (GUARD) Model on Catalyst’s business and general issues surrounding the Hetero Hatch Waxman Litigation. Mr. Marullo di Condojanni stated that his team needed more time to finalize their assessment of Catalyst prior to delivering a written offer.

On February 23, 2026, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management and Akerman. Mr. Elsbernd reported that settlement discussions regarding the Hetero Hatch Waxman Litigation were continuing, but that it was unlikely the matter could be settled before the start of the trial. Mr. Daly reported that Angelini Pharma had continued to express interest in acquiring Catalyst and that Mr. Marullo di Condojanni had indicated plans to provide Catalyst with a non-binding offer in the near future. Mr. Daly noted that he and Mr. Marullo di Condojanni also discussed the Hetero Hatch Waxman Litigation and settlement potential. Mr. Daly noted that the management’s plan was to not provide Angelini Pharma with confidential non-public information until they presented a formal non-binding offer and the Board of Directors determined whether the proposal was sufficient to proceed. After discussion, the Board of Directors concurred with this approach.

On March 3, 2026, Catalyst received a written, preliminary non-binding indication of interest from Angelini Pharma to acquire all of the issued and outstanding shares of Catalyst common stock for $27.00 per share in cash, plus a contingent value right of $1.50 per share, payable upon achievement of $750 million in aggregate net product revenue in calendar year 2027 (the “March 3 Proposal”). The March 3 Proposal indicated that Angelini Pharma would finance the transaction through a combination of existing cash and accessing new debt. The March 3 Proposal included (i) letters from Morgan Stanley Bank AG (“Morgan Stanley”) and BNP Paribas, their financing banks, confirming that each of Morgan Stanley and BNP Paribas were highly confident they could arrange a debt financing in connection with an acquisition of Catalyst by Angelini Pharma and (ii) a draft letter agreement which provided for exclusive negotiations between Angelini Pharma and Catalyst for a period of 28 days. The March 3 Proposal was conditioned on, among other things, Catalyst successfully resolving the Hetero Hatch Waxman Litigation prior to the execution of the definitive transaction agreements.

Following receipt of the March 3 Proposal, Mr. McEnany shared the March 3 Proposal with the Board of Directors by email along with his recommendation (shared by Mr. Daly) that Catalyst should advise Angelini Pharma that the offer would need to be in the $30s before Catalyst would agree to provide non-public information to Angelini Pharma via a virtual data room. Each member of the Board of Directors concurred with Mr. McEnany’s and Mr. Daly’s recommendation.

On March 5, 2026, J.P. Morgan discussed with Centerview Partners, LLP (“Centerview”), financial advisor to Angelini Pharma, at the direction of Catalyst’s management and based on management’s discussions with the Board of Directors, to express that the March 3 Proposal undervalued Catalyst, and that Catalyst would not engage in further discussions on the basis of the March 3 Proposal; however, that diligence would be possible if Angelini Pharma were to submit a revised offer at or above $30.00.

On March 9, 2026, Mr. Daly and Dr. Sundaram met with representatives of Party C, who expressed interest in entering into a confidentiality agreement and doing additional diligence on Catalyst.

On March 11, 2026, Catalyst received a written, revised non-binding indication of interest from Angelini Pharma to acquire all of the issued and outstanding shares of Catalyst common stock for $30.00 per share in cash (the “March 11 Proposal”). The March 11 Proposal also requested that Catalyst execute the draft exclusivity agreement to allow Angelini Pharma to complete due diligence. The March 11 Proposal remained subject to all other terms and conditions included in the March 3 Proposal.

On March 11, 2026, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management, J.P. Morgan, Akerman and Kirkland. Mr. McEnany reported that Catalyst had received the March 11 Proposal following the rejected March 3 Proposal. Representatives of J.P. Morgan reported that Centerview had confirmed that the conditions in the March 3 Proposal would now be treated by Angelini Pharma as diligence topics rather than deal conditionality, that the March 11 Proposal had the full support of Angelini Pharma’s management, board of directors and controlling stockholder, and that Angelini Pharma requested a four-week exclusivity period. Representatives of J.P. Morgan presented a preliminary analysis at various prices and information about precedent transactions based on Catalyst’s historical stock performance and discussed with the Board of Directors various considerations around conducting a market check with select parties who had previously indicated interest in acquiring Catalyst. Representatives of Kirkland advised that while not required, a market check could generate additional value for Catalyst. Following discussion, the Board of Directors unanimously determined to proceed with a market check. Mr. Daly reported that the trial in Catalyst’s Hetero Hatch Waxman Litigation remained scheduled to begin on March 23, 2026.

Beginning on March 11, 2026, at the direction of the Board of Directors, representatives of J.P. Morgan began outreach to six potential counterparties, including Party B, Party C, Party D and Party E and indicated that Catalyst was in receipt of a compelling proposal for a potential acquisition and that the potential acquiror was prepared to complete diligence on an accelerated timetable. Representatives of J.P. Morgan also conveyed to each party that if there was an interest in participating, upon execution of a confidentiality agreement, Catalyst was prepared to schedule a meeting between the party and Catalyst’s management.

On March 12, 2026, a representative of J.P. Morgan updated Catalyst that two of the six parties declined the opportunity, primarily due to strategic fit considerations. Party B and Party C expressed a desire to participate as they had both recently evaluated Catalyst as a potential M&A target. Party D expressed interest but was constrained by the size of the transaction. Party E planned to review the opportunity internally.

Also on March 12, 2026, a representative of Kirkland spoke with Mr. McEnany to disclose a separate Kirkland team, walled off from the team working as Catalyst’s M&A counsel, would represent KKR & Co. Inc. in providing financing to Angelini Pharma.

On March 15, 2025, J.P. Morgan and Centerview discussed the diligence process. J.P. Morgan encouraged Centerview that Angelini Pharma complete its diligence to appreciate the greater commercial potential of Catalyst’s portfolio.

On March 17, 2026, Catalyst entered into a confidentiality agreement with Party C. The confidentiality agreement included a standstill provision. Party C had previously entered into a confidentiality agreement with Catalyst in 2022, when they previously had expressed interest in acquiring Catalyst but ultimately declined to proceed further in 2023 because of pending the Hatch Waxman Litigation.

Also on March 17, 2026, Catalyst provided representatives of Angelini Pharma access to a virtual data room containing confidential due diligence materials of Catalyst. The virtual data room also contained the draft merger agreement prepared by Catalyst’s counsel. This initial draft agreement contemplated a tender offer to purchase all of the issued and outstanding shares of Catalyst common stock followed by a merger of a subsidiary of Parent into Catalyst in accordance with Section 251(h) of the DGCL.

On March 18, 2026, Catalyst filed a Current Report on Form 8-K with the SEC disclosing that the bench trial for the Hetero Hatch Waxman Litigation initially scheduled to begin March 23, 2026, was delayed until May 18, 2026.

By March 19, 2026, J.P. Morgan reported that Party B ultimately determined it could not support a premium to current market valuation and was therefore dropping out of the transaction, and Party E noted it was involved in many business development opportunities and was wary of business disruption from an additional deal.

On March 19, 2026, Catalyst conducted a management presentation with Party C.

On March 21, 2026, J.P. Morgan reported to Catalyst that Party E relayed that Party E would pass due to its focus on other business development opportunities.

On March 25, 2026, Party C determined that Catalyst was not a strategic fit given the size of the transaction and other strategic considerations.

On March 26, 2026, Catalyst’s management held an initial meeting with Party F, who had not been included in the list of parties for the market check as this meeting had already been previously scheduled. During this meeting, Party F expressed potential interest in a future acquisition of Catalyst. Later that day, J.P. Morgan contacted Party F to inform them that Catalyst was in receipt of a compelling proposal for a potential acquisition and that the potential acquiror was prepared to complete diligence on an accelerated timetable.

On March 27, 2026, Catalyst entered into a confidentiality agreement with Party F. The confidentiality agreement included a standstill provision.

Between March 28, 2026, and May 6, 2026, Catalyst held multiple diligence calls with Angelini Pharma and their respective advisors and responded to various diligence requests from Angelini Pharma.

On March 30, 2026, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management, J.P. Morgan, Akerman and Kirkland. Representatives of Kirkland reviewed with the Board of Directors the relationship disclosures that had been provided to the Board of Directors by J.P. Morgan. Representatives of J.P. Morgan informed the Board of Directors that J.P. Morgan had recently been approached by another pharmaceutical company of similar market value to Catalyst, that operated in some similar areas and some different areas, proposing a stock merger. The Board of Directors debated the merits of such a transaction as compared to a sale for cash and determined not to follow up with this opportunity. Representatives of Catalyst’s management then discussed with the Board of Directors the March 2026 Projections and the underlying assumptions used to prepare the March 2026 Projections, describing changes since the projections in the final December 2025 LRP previously reviewed with the Board of Directors in December 2025. Representatives of Catalyst’s management also provided the Board of Directors with the December 2025 Projections (as defined in the section of this proxy statement captioned “The Merger—Certain Financial Projections”) which were prepared as a comparative tool to assist the Board of Directors in its review and consideration of the March 2026 Projections (as defined in the section of this proxy statement captioned “The Merger—Certain Financial Projections”). The Board of Directors unanimously approved the March 2026 Projections. For more information about the long-range financial forecast presented at the March 30, 2026 Board meeting, see the discussion of the March 2026 Projections in the section of this proxy statement captioned “The Merger—Certain Financial Projections.” Representatives of J.P. Morgan then discussed their respective preliminary financial analysis prepared based on such preliminary financial model prepared by Catalyst’s management.

On March 30, 2026, the Board of Directors approved and Catalyst executed an engagement letter with J.P. Morgan, which provided that they would serve as the exclusive financial advisor to the Board of Directors in its exploration and evaluation of strategic alternatives, including a potential sale of Catalyst.

On April 2, 2026, Mr. Marullo di Condojanni communicated to Mr. Daly that he would like to discuss talent at Catalyst and expressed that having Mr. Daly onboard post-acquisition was extremely relevant to him. Mr. Daly responded that as a board member of Catalyst, he was not able to able have any specific discussions at that time regarding his own role or post-closing terms of employment.

Also on April 2, 2026, Catalyst conducted a management presentation with Party F.

On April 7, 2026, Mr. Marullo di Condojanni and Mr. Daly spoke by phone and discussed Angelini Pharma’s pro forma strategic plan for Catalyst, the go-forward operational plan for Catalyst under Angelini Pharma, Angelini Pharma’s culture and approach and key talent identification, with the caveat that specific compensation and incentives would be discussed at a later point.

On April 9, 2026, in response to a request from Mr. Marullo di Condojanni to have a call with Mr. Daly regarding the Hetero Hatch Waxman Litigation, Mr. Daly communicated to Mr. Marullo di Condojanni that unless specifically approved by the Board of Directors, all discussions regarding a potential deal (whether regarding diligence, process, deal terms, or otherwise) should only take place between advisors.

On April 10, 2026, Catalyst and Angelini Pharma held a call to discuss the Hetero Hatch Waxman Litigation. Mr. Daly, Mr. Elsbernd, Mr. Marullo di Condojanni, and representatives of Kirkland, Sterne Kessler, and Hogan Lovells, M&A counsel to Angelini Pharma, were in attendance. Catalyst’s representatives explained that the Hetero Hatch Waxman Litigation had similar issues to the prior cases that had settled and Mr. Daly expressed confidence in the strength of Catalyst’s case.

On April 13, 2026, Party F determined that Catalyst was not a strategic fit given the size of the transaction and other strategic considerations.

On April 22, 2026, Mr. Marullo di Condojanni and Mr. Daly spoke by phone to further discuss the pending Hetero Hatch Waxman Litigation, including the timeline of the Hetero Hatch Waxman Litigation trial and the need to resolve the litigation as quickly as possible to minimize long-term commercial risk for FIRDAPSE®.

Also on April 22, 2026, J.P. Morgan communicated to Centerview that Angelini Pharma needed to update their bid before April 24, at which point, if Catalyst determined the offer was satisfactory, they would reach out to

Hetero regarding settlement of the Hetero Hatch Waxman Litigation. Otherwise, Catalyst would continue its standalone plan to litigate the Hetero Hatch Waxman Litigation. J.P. Morgan previewed that if Catalyst determined to proceed with this transaction, it would plan to simultaneously announce a settlement of the Hetero Hatch Waxman Litigation and the transaction. Catalyst wanted to announce a transaction and settlement no later than May 11, 2026, to coincide with Catalyst’s Q1 2026 earnings announcement.

During the trading day on April 23, 2026, Catalyst’s stock traded at a volume of approximately 2.2 times its 90-day average trading volume. On April 22, 2026, Catalyst’s share price closed at $25.94. On April 23, 2026, Catalyst’s share price closed at $27.68. This trading activity in Catalyst’s stock suggested that information regarding the deal had become publicly known. The next morning, April 24, 2026, a post was written on a stock market blog regarding Catalyst that referenced Angelini Pharma.

On April 24, 2026, Catalyst received a written, revised, non-binding indication of interest from Angelini Pharma to purchase all of the issued and outstanding shares of Catalyst common stock for $30.75 per share in cash (the “April 24 Proposal”). The April 24 Proposal noted that final terms would be subject to satisfactory completion of Angelini Pharma’s due diligence and satisfactory settlement of the Hetero Hatch Waxman Litigation, among other things. Hogan Lovells also shared a markup of the draft merger agreement, revised to reflect a one-step merger structure, and an updated draft exclusivity agreement with Kirkland, requesting exclusivity through May 11, 2026 (the “Draft Exclusivity Agreement”). Following receipt, Mr. McEnany shared the April 24 Proposal with the Board of Directors by email.

Between April 24, 2026, and the announcement of the Transactions on May 7, 2026, representatives of Kirkland and Hogan Lovells exchanged drafts of the merger agreement and various other ancillary transaction documents. The key issues negotiated and resolved in the draft merger agreement included the treatment of Catalyst’s outstanding equity awards, the proposed termination fee, the provisions related to regulatory filings and the outside date. For a summary of these matters affecting executive officers, please see the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger”; for more information about the Merger Agreement, please see the section of this proxy statement captioned “The Merger Agreement.”

On April 26, 2026, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management, J.P. Morgan, Akerman and Kirkland. Mr. McEnany summarized recent interactions with Angelini Pharma, including receipt of the April 24 Proposal. Mr. Daly reported on settlement discussions with Hetero, noting that a call between him and the Chief Executive Officer of Hetero was scheduled for April 30, 2026, in an effort to bring the pending Hetero Hatch Waxman Litigation to an acceptable resolution. The trial was still expected to begin on May 18, 2026, with a decision expected in late September or early October 2026. The Board of Directors then discussed Catalyst’s plan to make a settlement offer to Hetero on the terms presented by Mr. Daly, and all Board members were supportive of Catalyst’s plans in that regard. Representatives of J.P. Morgan identified that Catalyst’s trading activity the previous week indicated information regarding the deal may have become publicly known, although they had not identified any proof that a leak had, in fact, occurred. Representatives of J.P. Morgan also reviewed the April 24 Proposal and feedback from the seven outreach parties. The Board of Directors discussed how to best position a potential counterproposal. Following discussion, the Board of Directors authorized J.P. Morgan to respond to the April 24 Proposal with a counterproposal of $34.00 per share in cash. Representatives of Kirkland then discussed with the Board of Directors several key aspects of the proposed Merger Agreement. Following discussion, the Board of Directors determined it would not accept the offer unless it included the full accelerated vesting of all outstanding Company Options and Company RSUs. Further, the Board of Directors determined that it was not willing to grant exclusivity to Angelini Pharma at this time. Representatives of Kirkland also disclosed that a separate Kirkland team, walled off from the team working on the transaction, would represent KKR & Co. Inc. in providing financing for Angelini Pharma, as was previously discussed with Mr. McEnany. The Board of Directors confirmed it had no concerns with Kirkland’s representation of KKR & Co. Inc. in this matter.

Following the Board meeting on April 26, 2026, representatives of J.P. Morgan spoke with representatives of Centerview and communicated Catalyst’s counterproposal of $34.00 per share in cash.

On April 27, 2026, Centerview shared a “best and final” proposal from Angelini Pharma with J.P. Morgan and Catalyst, reflecting an improved, non-binding indication of interest to purchase all of the issued and outstanding shares of Catalyst common stock for $31.50 per share in cash (the “April 27 Proposal”), with execution of a definitive transaction agreement conditioned upon Catalyst executing the Draft Exclusivity Agreement and settling the Hetero Hatch Waxman Litigation. The April 27 Proposal also confirmed that all unvested Company Options and Company RSUs would automatically vest and be cashed out at the effective time of the Merger.

Also on April 27, 2026, Bloomberg published an article reporting that Angelini Pharma was exploring a potential acquisition of Catalyst (the “April 27 Market Rumor”). On the trading day immediately prior to the publication of this article, Catalyst’s share price closed at $27.37. On the trading day that this article was published, Catalyst’s share price closed at $29.27.

On April 28, 2026, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management, J.P. Morgan, Akerman and Kirkland. Mr. McEnany summarized recent interactions with Angelini Pharma, including receipt of the April 27 Proposal. Representatives of J.P. Morgan advised the Board of Directors on potential responses to the offer, including the possibility of making a counterproposal, but noted that doing so carried some risk that Angelini Pharma could elect to discontinue negotiations given the express “best and final” nature of the offer. J.P. Morgan also observed that no other party had come forward with an offer to acquire Catalyst since the potential transaction became publicly known as a result of the April 27 Market Rumor, which they believed served as an additional market check under the circumstances. Following discussion, the Board of Directors concluded that, subject to reaching agreement on an acceptable Agreement and Plan of Merger and settling the Hetero Hatch Waxman Litigation, the Board of Directors would likely be prepared to accept Angelini Pharma’s “best and final” April 27 Proposal. Representatives of J.P. Morgan indicated that they would communicate the Board of Directors’ decision to Centerview and that the parties would work to finalize the transaction documents and announce the transaction as soon as the Hetero Hatch Waxman settlement was executed.

On April 29, 2026, Catalyst and Angelini Pharma executed the Draft Exclusivity Agreement providing for an exclusivity period until 11:59 p.m., Eastern time, on May 11, 2026.

On April 30, 2026, Mr. Daly and the CEO of Hetero held a conversation to discuss settlement options. Hetero expressed willingness to talk, although the meeting did not provide insight into the likelihood of reaching a settlement. The parties agreed that if a settlement could be reached, it needed to happen quickly in light of the impending trial.

On May 3, 2026, Mr. Marullo di Condojanni and Mr. Daly spoke by phone to discuss high-level updates regarding the proposed transaction, including employee retention. Mr. Marullo di Condojanni shared that he expected to need to retain the entire executive team of Catalyst.

On May 6, 2026, Catalyst and Hetero executed a settlement agreement resolving the Hetero Hatch Waxman Litigation (the “Hetero Settlement Agreement”).

On May 6, 2026, the Board of Directors held a special meeting, which was also attended by representatives of Catalyst’s management, J.P. Morgan, Akerman and Kirkland. Representatives of Kirkland reviewed the Board of Directors’ fiduciary duties and each director reiterated that they did not have any conflicts of interest with respect to the proposed transaction. Mr. Daly reported to the Board of Directors that Catalyst had executed the Hetero Settlement Agreement. Representatives of J.P. Morgan then summarized the financial analysis they had conducted, including assumptions made, procedures followed, matters considered and qualifications and limitations, as well as how their financial analysis compared to the analyses presented to the Board of Directors at the March 30, April 26 and April 28, 2026 meetings, in addition to other financial metrics and analyses. A representative from J.P. Morgan then reviewed its financial analyses of the Merger Consideration provided for in the Merger Agreement. Following its presentation, J.P. Morgan delivered to the Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 6, 2026, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described below in the section of this proxy statement captioned “The Merger—Opinion of Catalyst’s Financial Advisor: J.P. Morgan Securities LLC.” For a detailed discussion of the non-public, unaudited financial projections prepared by Catalyst’s management and authorized by the Board of Directors to be used by J.P. Morgan in its financial analysis in connection with its opinion, please see the section of this proxy statement captioned “The Merger—Certain Financial Projections.” The Board of Directors then discussed the material terms of the Merger Agreement and related documentation. After further discussion, including a discussion regarding the various reasons described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of Catalyst and its stockholders; (2) declared the Merger Agreement and the Merger advisable; (3) authorized and approved the execution, delivery and performance by Catalyst of the Merger Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth therein; and (4) subject to Section 4.3 of the Merger Agreement, recommended the adoption of the Merger Agreement by the holders of Catalyst common stock and directed that the Merger Agreement be submitted for adoption by the holders of Catalyst common stock.

Later on May 6, 2026, Catalyst and Angelini Pharma entered into the Merger Agreement and the following day, on May 7, 2026, Catalyst and Angelini Pharma issued a joint press release announcing the execution of the Merger Agreement. On May 7, 2026, Catalyst also issued its own press release announcing the Hetero Settlement Agreement.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interests of Catalyst and its stockholders, (ii) declared it advisable for Catalyst to enter into the Merger Agreement and the Merger, (iii) authorized and approved the execution, delivery and performance by Catalyst of the Merger Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth therein, (iv) on the terms and subject to the conditions set forth in the Merger Agreement, recommended the adoption of the Merger Agreement by the holders of Catalyst common stock and (v) directed that the Merger Agreement be submitted to Catalyst’s stockholders for approval at a special meeting of Catalyst’s stockholders.

The Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the Transactions, including the Merger, the Board of Directors consulted with outside legal counsel, its financial advisors and Catalyst’s senior management. In reaching their decision to approve the Merger Agreement, and in recommending that Catalyst’s stockholders vote in favor of the adoption of the Merger Agreement, the Board of Directors considered numerous positive reasons relating to the Merger Agreement, the Merger and the other Transactions, including the following material reasons (which reasons are not necessarily presented in order of relative importance):

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Business, Financial Condition and Prospects. The Board of Directors considered Catalyst’s current and historical financial condition and results of operations, competitive position, assets, business and prospects, including certain long-term financial projections for Catalyst prepared by members of its senior management (discussed in the section of this proxy statement captioned “The Merger—Certain Financial Projections”). The Board of Directors weighed, on the one hand, the certainty of Catalyst’s stockholders receiving $31.50 per share cash consideration in the Transactions, compared with, on the other hand, the uncertainty that trading values would approach an amount comparable to such consideration in the foreseeable future. The Board of Directors also considered the risks and uncertainties associated with executing Catalyst’s standalone plan and the other risk factors set forth in Catalyst’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q, including risk factors relating to the commercialization and sales of Catalyst’s commercial products. The Board of Directors further considered that Catalyst’s drug products may fail to receive the degree of market acceptance by physicians, patients, third-party payers or others in the medical community necessary for commercial success. The Board of Directors further considered that the target patient populations for FIRDAPSE® and AGAMREE® are small, and Catalyst must achieve significant market share and obtain relatively high per-patient prices for such products to achieve meaningful gross margins. The Board of Directors further considered whether Catalyst will be able to continue to successfully sell FYCOMPA® now that generic competition for FYCOMPA® tablets and oral suspension have entered the market.

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Attractive Value. The Board of Directors considered the fact that the Merger Consideration represented an attractive value for the shares of Catalyst common stock, and after its review, believed that the Merger Consideration represented the best value reasonably available for Catalyst’s stockholders, while providing an opportunity, in certain circumstances, to consider an unsolicited Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals”) made after the signing of the Merger Agreement.

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Implied Premium. The Board of Directors considered the current and historical market prices, volatility and trading information regarding shares of Catalyst common stock, including the fact that the $31.50 cash consideration per share represented a 21% premium to Catalyst’s unaffected closing share price on April 22, 2026, the last trading day before market signs that the transaction had become public information, as well as a 28% premium to the 30-day volume-weighted average trading price to that unaffected date.

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Closing Consideration; Certainty of Value. The Board of Directors considered the fact that the Merger Consideration will consist entirely of cash, which will provide our stockholders with immediate liquidity and certainty of value. The Board of Directors believed this certainty of value was compelling, especially when viewed against the risks and uncertainties associated with Catalyst’s standalone strategy and the potential impact of such risks and uncertainties on the trading price of Catalyst’s common stock.

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Regulatory Environment. The Board of Directors considered the challenges faced by the biopharmaceutical industry that could impact Catalyst, including macroeconomic trends and the fact that the industry is subject to regulatory regimes, particularly the potential implementation of Most Favored Nation pricing (including the potential negative impact to FIRDAPSE® revenue associated with the Guarding US Medicare Against Rising Drug Costs (GUARD) Medicare pricing model, which, if enacted, would assess a rebate for certain drugs payable under Medicare Part D) that could impact Catalyst’s ability to generate revenue and profitability in light of increasing scrutiny for pharmaceutical pricing. The Board of Directors also considered that legislative and regulatory regimes may increase the difficulty and cost for Catalyst to market their approved products and affect the prices they may obtain.

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Competition. The Board of Directors considered competitive factors, including that Catalyst competes against pharmaceutical companies that are developing or currently marketing therapies that will compete with Catalyst. Many of Catalyst’s competitors have substantially greater financial and other resources, larger research and development staffs and more experience developing products, obtaining

FDA and other regulatory approvals of products and manufacturing and marketing products than Catalyst. In addition, Catalyst competes against biotechnology companies, universities, government agencies, and other research institutions in the development of pharmaceutical products. Catalyst’s business could be negatively impacted if competitors’ present or future offerings are more effective, safer or less expensive, or more readily accepted by regulators, healthcare providers or third-party payors. In particular, potential new therapies for Lambert-Eaton myasthenic syndrome and Duchenne muscular dystrophy may affect the market share of FIRDAPSE® and AGAMREE®, respectively. The Board of Directors further considered whether Catalyst will be able to continue to successfully sell FYCOMPA® now that generic competition for FYCOMPA® tablets and oral suspension have entered the market. The Board of Directors further considered that competitive pressures on Catalyst’s business may be compounded by Catalyst’s lack of a broader product base.

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Interactions with Potentially Interested Counterparties. The Board of Directors considered the fact that, after receipt of Angelini Pharma’s March 11 Proposal, Catalyst, with the assistance of J.P. Morgan, approached a targeted number of other parties that had previously expressed interest in a potential strategic transaction with Catalyst, all of which declined interest in pursuing a transaction with Catalyst prior to Catalyst’s entry into the Merger Agreement. The Board of Directors also considered that, in the event a third party became interested in pursuing a transaction on terms more favorable to Catalyst and its stockholders than those contemplated by the Merger Agreement, such third party would be able to pursue such a transaction despite Angelini Pharma and Catalyst having entered into the Merger Agreement due to the Merger Agreement’s customary “fiduciary out” provisions. The Board of Directors further considered that the confidentiality agreements with Party A, Party C and Party F, the only other parties with which Catalyst entered into confidentiality agreements in the year prior to executing the Merger Agreement regarding a strategic transaction, either did not contain standstill provisions or contained standstill provisions which fell away upon the execution of the Merger Agreement, thereby allowing for a potential confidential proposal from Party A, Party C or Party F to be submitted to the Board of Directors following the execution of the Merger Agreement. For more details on Catalyst’s discussions with potentially interested parties, please see the section of this proxy statement captioned “The Merger—Background of the Merger.”

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Negotiation Process. The Board of Directors considered the fact that the terms of the Merger Agreement were the result of robust arm’s length negotiations conducted by Catalyst’s management at the direction of the Board of Directors and with the assistance of an independent financial advisor and outside legal counsel. The Board of Directors also considered the enhancements that Catalyst and its advisors were able to obtain as a result of negotiations with Angelini Pharma and its financial and legal advisors following the March 3 Proposal, the March 11 Proposal, the April 24 Proposal and the April 27 Proposal, including the increase in Angelini Pharma’s proposed acquisition price, as further described in the section of this proxy statement captioned “The Merger—Background of the Merger.” The Board of Directors also considered the improvement in the other terms and conditions of the Merger Agreement from the terms and conditions originally sought by Angelini Pharma. The Board of Directors believed, after consultation with representatives of J.P. Morgan, that the Merger Consideration was the maximum price at which Angelini Pharma would pursue the acquisition of Catalyst, that it was unlikely that any other potential acquiror would be willing and able to acquire Catalyst at a price in excess of the Merger Consideration even if Catalyst were to conduct additional outreach, and that it was unlikely that any other potential counterparties would be willing and able to consummate a transaction that the Board of Directors would view as more value-maximizing for Catalyst’s stockholders than the proposed transaction with Angelini Pharma.

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Strategic Alternatives. The Board of Directors considered the risks and potential benefits associated with other strategic alternatives and the potential for stockholder value creation associated with those alternatives. As part of these evaluations, the Board of Directors considered continuing to execute Catalyst’s strategy on a standalone basis. In particular, the Board of Directors considered, among others, the risks and costs associated with continuing to market and sell FIRDAPSE® and

AGAMREE®, and continuing to sell FYCOMPA®, the impact of potential policy changes from the U.S. administration on Catalyst’s business, future revenue, and results of operations, and other execution risks associated with growing and competing on a global scale. After a thorough review of strategic alternatives and discussions with Catalyst’s senior management and its financial and legal advisors, the Board of Directors determined that the Merger Consideration is more favorable to Catalyst stockholders than the potential value that might result from other available strategic options.

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Buy-Side Business Development. The Board of Directors considered the fact that Catalyst had been continuously evaluating strategic opportunities to broaden and diversify Catalyst’s product portfolio, including acquiring and in-licensing commercial drug products or drugs in development, which could have added significant value to Catalyst over the near, mid and long-term. The Board of Directors considered that although Catalyst engaged with numerous target counterparties on potential transactions and other buy-side business development opportunities throughout 2024 and 2025 and into early 2026, including extending non-binding offers to acquire or in-license product candidates to a small subset, none of these discussions or offers resulted in Catalyst entering into a definitive agreement with regard to any potential business development transaction. The Board of Directors further considered that after engaging with such counterparties, Catalyst was unable to identify a commercial or late-clinical stage product that it sought to acquire and, as a result, intended to expand its focus to assets in earlier stages of clinical development, which present an inherently higher risk to Catalyst.

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Opinion of J.P. Morgan. The financial analyses presented by J.P. Morgan to the Board of Directors and the May 6, 2026, oral opinion delivered by J.P. Morgan to the Board of Directors, which was subsequently confirmed by delivery of its written opinion dated May 6, 2026, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Catalyst’s Financial Advisor: J.P. Morgan Securities LLC.” The full text of the written opinion of J.P. Morgan, dated May 6, 2026, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

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Voting Agreements. The Board of Directors considered the fact that each of the directors and executive officers of Catalyst, who together with certain of their respective affiliates collectively owned approximately 5.5% of the outstanding shares of Catalyst common stock as of May 21, 2026, in their capacity as stockholders of Catalyst, agreed to vote all of the shares of Catalyst common stock held by them in favor of the adoption and approval of the Merger Agreement and the Transactions, and agreed to provide Angelini Pharma with a proxy to vote each such director’s or officer’s shares of Catalyst common stock.

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Timing and Likelihood of Consummation. The Board of Directors considered the timing and likelihood that the Merger would be consummated based on, among other things (not in any relative order of importance):

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the likelihood of obtaining required regulatory approvals, including the requirements for Angelini Pharma to seek the required regulatory approvals in the Merger Agreement (subject to the limitations therein, including that Angelini Pharma will not be required to litigate with governmental authorities or agree to certain operational or structural undertakings) (as more fully described in the section of this proxy statement captioned “The Merger—Required Regulatory Approvals”);

•	the fact that there is no financing condition to the consummation of the Merger;

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the business reputation, capabilities and financial condition of Angelini Pharma, and the Board of Directors’ perception, based on discussions with Catalyst’s senior management and its financial advisors and outside legal counsel, that Angelini Pharma is willing and able to devote the resources necessary to complete the Merger in an expeditious and efficient manner; and

•	the ability of Catalyst to enforce the Merger Agreement.

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Other Terms of the Merger Agreement. The Board of Directors considered other terms of the Merger Agreement, as more fully described under the section of this proxy statement captioned “The Merger Agreement,” including:

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Ability to Respond to Unsolicited Acquisition Proposals. Catalyst’s ability, in certain circumstances specified in the Merger Agreement, to furnish information to and conduct negotiations with a third party regarding an unsolicited alternative Acquisition Proposal that the Board of Directors determines in good faith, after consulting with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal and that a failure to take such actions would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law.

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Company Adverse Change Recommendation in Response to a Superior Proposal; Ability to Accept a Superior Proposal. The ability of the Board of Directors, in certain circumstances, to change its recommendation in favor of the Merger in response to a Superior Proposal or terminate the Merger Agreement in favor of a Superior Proposal, subject to Angelini Pharma’s ability to negotiate revised terms and conditions of the Merger Agreement with Catalyst that would obviate the basis for such change in recommendation, and subject to Catalyst’s payment to Angelini Pharma of a termination fee of $155,475,048.

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Company Adverse Change Recommendation in Response to an Intervening Event. The ability of the Board of Directors, in certain circumstances, to change its recommendation in favor of the Merger in response to an Intervening Event (as defined and further discussed in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”) not related to an Acquisition Proposal, subject to Angelini Pharma’s ability to negotiate revised terms and conditions of the Merger Agreement with Catalyst that would obviate the basis for such change in recommendation, and subject to Angelini Pharma’s right to terminate the Merger Agreement following such change in recommendation and to collect a termination fee of $155,475,048.

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End Date. The fact that the initial outside date of November 6, 2026, which will be extended by an automatic three-month extension until February 6, 2027, if, at the end of the prior period, all closing conditions other than certain conditions relating to regulatory clearances have been met, is anticipated to allow for sufficient time to consummate the Merger.

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Efforts Obligation of Angelini Pharma. Angelini Pharma’s commitments in the Merger Agreement to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions, including taking promptly any and all steps necessary to avoid or eliminate each and every impediment under any antitrust laws so as to enable the Closing to occur as promptly as practicable (subject to certain limitations in the Merger Agreement, including that Angelini Pharma will not be required to litigate with governmental authorities and that Angelini Pharma will not be required to agree to certain operational or structural undertakings) (as more fully described in the section of this proxy statement captioned “The Merger Agreement—Filings, Consents and Approvals”).

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Termination Fee. The Board of Directors believed the amount of the termination fee potentially payable by Catalyst ($155,475,048) was reasonable in light of, among other matters, the benefits of the Merger to Catalyst’s stockholders and the likelihood that a fee of such size would not be a meaningful deterrent to alternative Acquisition Proposals.

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Appraisal Rights. The Board of Directors considered the fact that statutory appraisal rights under Delaware law in connection with the Merger will be available to stockholders who do not vote in favor of the adoption of the Merger Agreement, properly demand appraisal of their shares of our common stock and fully comply with all required procedures under Section 262 of the DGCL. For more information on appraisal rights, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

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Opportunity of Our Stockholders to Vote; Rights to Adjourn or Postpone to Solicit Additional Proxies. The Board of Directors considered the fact that the Merger would be subject to the approval of our stockholders, and that our stockholders, other than those subject to the Voting Agreements (as defined in the section of this proxy statement captioned “Voting Agreements”), would be free to evaluate the Merger and vote for or against the approval of the Merger Proposal at the Special Meeting. In addition, the Board of Directors considered the fact that Catalyst could require the adjournment or postponement of the Special Meeting up to three times, upon the terms and subject to the conditions specified in the Merger Agreement.

In the course of reaching the determinations and decisions and making the recommendation described above, the Board of Directors, in consultation with Catalyst’s senior management, outside legal counsel and financial advisors, also considered the risks and potential reasons to not proceed with the Merger and the other Transactions, including the following material reasons (which reasons are not necessarily presented in order of relative importance):

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No Ongoing Equity Interest in Catalyst. The Board of Directors considered the fact that Catalyst’s public stockholders will have no ongoing equity interest in the surviving corporation following the Merger, meaning that our stockholders will cease to participate in Catalyst’s potential future earnings or growth and will not benefit from any future increase in the value of Catalyst following completion of the Merger.

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Inability to Solicit Takeover Proposals. The Board of Directors considered the fact that the Merger Agreement contains covenants prohibiting Catalyst from soliciting other potential Acquisition Proposals and restricting its ability to entertain other potential Acquisition Proposals unless certain conditions are satisfied. The Board of Directors also considered the fact that the right afforded to Angelini Pharma under the Merger Agreement to negotiate revised terms and conditions of the Merger Agreement with Catalyst in response to an alternative Acquisition Proposal that the Board of Directors determines in good faith is a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Catalyst.

•

The Termination Fee. The Board of Directors considered the fact that Catalyst may be required to pay a termination fee of $155,475,048 to Angelini Pharma if the Merger Agreement is terminated under certain circumstances, including in connection with Catalyst accepting a Superior Proposal or due to the Board of Directors changing or withdrawing its recommendation in favor of the Merger.

•

Effect of Announcement. The Board of Directors considered the potential effects of the public announcement of the Transactions, including, among other potential effects, distracting Catalyst’s employees, limiting Catalyst’s ability to attract and retain key personnel while the Merger is pending, disrupting Catalyst’s relationships with business partners and influencing Catalyst’s stock price.

•

Litigation Risk. The Board of Directors considered the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger which, even if lacking in merit, could nonetheless result in distraction and expense.

•

Interim Operating Covenants. The Board of Directors considered the fact that the Merger Agreement imposes restrictions on the conduct of Catalyst’s business prior to the consummation of the Merger, requiring Catalyst to conduct its business in the ordinary course and refrain from taking certain specified actions without Angelini Pharma’s prior consent. The Board of Directors considered that such restrictions may potentially delay or prevent Catalyst from pursuing business strategies or opportunities that may arise pending consummation of the Merger.

•	Risks That the Merger May Not Be Approved by Our Stockholders. The Board of Directors considered the possibility that the Merger Proposal will not be approved by Catalyst’s stockholders.

•

Risks That the Merger Might Be Delayed or Not Be Completed At All. The Board of Directors considered the fact that there can be no assurance that all conditions to the parties’ obligations under the Merger Agreement will be satisfied on a timely basis or at all. The Board of Directors considered the risks and costs to Catalyst if the Merger is not consummated in the anticipated timeframe or at all, including the diversion of Catalyst’s management and employees’ attention; potential employee attrition; the potential effect on vendors, partners, licensors and others that do business with Catalyst; and the potential effect on the trading price of the shares of Catalyst’s common stock.

•

Transaction Costs. The Board of Directors considered the fact that significant costs have been and will continue to be incurred in connection with negotiating and entering into the Merger Agreement and completing the Merger, and that substantial time and effort of Catalyst’s management and certain other key employees will be required, potentially resulting in disruptions to the operation of Catalyst’s business. If the Merger is not consummated, Catalyst will be required to pay its own expenses associated with the Merger Agreement, and the resulting public announcement of the termination of the Merger Agreement could affect the trading price of Catalyst’s common stock.

•

Potential Conflicts of Interest. The Board of Directors considered the potential conflicts of interest created by the fact that Catalyst’s executive officers and directors may have interests in the Merger that may be different from or in addition to those of other stockholders, as described in the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger.”

•

Regulatory Approval and Risks of Pending Actions. The Board of Directors considered the fact that the completion of the Merger requires the expiration or termination of the waiting period and review pursuant to the HSR Act and does not require Angelini Pharma to agree to certain operational or structural undertakings in order to obtain HSR clearance, including that Angelini Pharma will not be required to litigate with governmental authorities (as more fully described in the section of this proxy statement captioned “The Merger—Required Regulatory Approvals”), which could subject the Merger to unforeseen delays and risks.

•

Tax Treatment. The Board of Directors considered the fact that the receipt of cash by our stockholders in exchange for our common stock as a result of the Merger will be a taxable transaction to our stockholders for U.S. federal income tax purposes (as further described in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”).

The Board of Directors concluded that, overall, the potential benefits of the Merger to Catalyst’s stockholders outweighed the risks and uncertainties of the Merger.

The foregoing discussion of reasons considered by the Board of Directors contains the material reasons considered by the Board of Directors, but is not in any way intended to be exhaustive. In light of the variety of reasons considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determinations and recommendations. Each member of the Board of Directors applied his or her own individual business judgment to the process and may have given different weight to different reasons. The Board of Directors did not undertake to make any specific determination as to whether any reason or any particular aspect of a reason supported or did not support its ultimate determination. Rather, the Board of Directors based its recommendation on the totality of the information presented.

Opinion of Catalyst’s Financial Advisor: J.P. Morgan Securities LLC

Pursuant to an engagement letter, Catalyst retained J.P. Morgan as its financial advisor in connection with the proposed Merger.

At the meeting of the Board of Directors on May 6, 2026, J.P. Morgan rendered its oral opinion to the Board of Directors to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its May 6, 2026, oral opinion by delivering its written opinion, dated May 6, 2026, to the Board of Directors that, as of such date, the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated May 6, 2026, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Catalyst’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, and was limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of Catalyst common stock in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of Catalyst or as to the underlying decision by Catalyst to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any Catalyst stockholder as to how such stockholder should vote with respect to the proposed Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated May 6, 2026, of the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning Catalyst and the industries in which it operates;

•

reviewed certain internal financial analyses and forecasts prepared by Catalyst’s management relating to its business, as discussed more fully in the section of this proxy statement captioned “The Merger—Certain Financial Projections”; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of Catalyst’s management with respect to certain aspects of the proposed Merger, and the past and current business operations of Catalyst, the financial condition and future prospects and operations of Catalyst, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Catalyst and Angelini Pharma or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with Catalyst, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of

Catalyst or Angelini Pharma under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by Catalyst’s management as to the expected future results of operations and financial condition of Catalyst to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed Merger and the other Transactions will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Catalyst, Angelini Pharma and Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Catalyst with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed Merger will be obtained without any adverse effect on Catalyst or on the contemplated benefits of the proposed Merger.

The projections furnished to J.P. Morgan were prepared by Catalyst’s management as discussed more fully in the section of this proxy statement captioned “The Merger—Certain Financial Projections.” Catalyst does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Catalyst’s management, including, without limitation, factors related to general economic and competitive conditions, and other factors as set forth in the section of this proxy statement captioned “The Merger—Certain Financial Projections—Cautionary Note About the Projections.” Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section of this proxy statement captioned “The Merger—Certain Financial Projections—Cautionary Note About the Projections.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of Catalyst or as to the underlying decision by Catalyst to engage in the proposed Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the proposed Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of Catalyst common stock in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan also expressed no opinion as to the price at which Catalyst common stock will trade at any time.

The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between Catalyst and Angelini Pharma, and the decision to enter into the Merger Agreement was solely that of the Board of Directors.

J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board of Directors in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board of Directors or Catalyst’s management with respect to the proposed Merger or the Merger Consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board of Directors on May 6, 2026, and contained in the presentation delivered to the Board of Directors on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board of Directors and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Discounted Cash Flow Analysis

J.P. Morgan conducted a sum-of-the-parts discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Catalyst common stock. J.P. Morgan calculated the unlevered free cash flows that each of Catalyst’s products are expected to generate during fiscal years 2026 through 2035 based on the March 2026 Projections, as discussed more fully in the section of this proxy statement captioned “The Merger—Certain Financial Projections,” which were discussed with, and approved by, the Board of Directors for use by J.P. Morgan in connection with its financial analyses. J.P. Morgan also calculated a range of terminal values for Catalyst at the end of this period by applying perpetual growth rates ranging from -75.0% to -25.0%, based on guidance provided by Catalyst’s management, to estimates of unlevered free cash flow for each of Catalyst’s products at the end of fiscal year 2035, as provided in the March 2026 Projections.

J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values of each of Catalyst’s products to present value as of June 30, 2026, using a range of discount rates from 9.5% to 11.5%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Catalyst. The present values of the unlevered free cash flow estimates and the range of terminal values of each of Catalyst’s products were then aggregated and adjusted for Catalyst’s estimated net cash as of June 30, 2026, as provided by Catalyst’s management. J.P. Morgan then divided the resulting implied equity value by the fully diluted shares of Catalyst using the treasury stock method, which was based on the number of basic shares, Company Options and Company RSUs of Catalyst as of April 24, 2026, as provided by Catalyst’s management. This analysis indicated a range of implied per share equity value for Catalyst common stock (rounded to the nearest $0.25) of $29.00 to $33.50, which J.P. Morgan compared to the Merger Consideration of $31.50 per share of Catalyst common stock.

Other Information

J.P. Morgan observed certain additional information for reference purposes only and not as a component of its fairness analysis:

•

52-week trading range. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed historical closing trading prices of Catalyst common stock during the 52-week period ending April 22, 2026 (the last trading day before market signs that information regarding the potential transaction had become publicly known, as described more fully in the section of this proxy statement captioned “The Merger—Background of the Merger”), which reflected low and high stock closing prices for Catalyst common stock of $19.13 to $26.31 per share.

•

Analyst price targets. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed stock price targets for Catalyst common stock from seven publicly available equity research analyst reports as of May 5, 2026, which indicated low and high stock price targets for Catalyst common stock ranging from $32.00 to $36.00 per share, with a median target of $35.00.

•

Precedent Premia. For reference only and not as a component of its fairness analysis, J.P. Morgan, using publicly available information, performed an analysis of premiums paid in eight transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to Catalyst’s business (or aspects thereof). None of the selected transactions reviewed was identical to the proposed Merger. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived by J.P. Morgan to be affected by a potential transaction. Based on the analysis above and other considerations that J.P. Morgan deemed relevant in its professional judgment, J.P. Morgan selected a range of 17% to 75% based on low and high values of such precedent premiums and applied such range to Catalyst’s closing stock price on April 22, 2026, of $25.94. This resulted in an implied price range of approximately $30.35 to $45.40 per share of Catalyst’s common stock.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Catalyst. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Catalyst with respect to the proposed Merger and deliver an opinion to the Board of Directors with respect to the proposed Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Catalyst and the industries in which it operates.

For financial advisory services rendered in connection with the proposed Merger, Catalyst has agreed to pay J.P. Morgan an estimated fee of approximately $61 million, $3.5 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the proposed Merger. In addition, Catalyst has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s written opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Catalyst or Angelini Pharma. During the two years preceding the date of J.P. Morgan’s written opinion, there were no fees recognized by J.P. Morgan from Catalyst. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of Catalyst. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Catalyst or Angelini Pharma for their own account or for the accounts of customers and, accordingly, likely at any time to hold long or short positions in such securities or other financial instruments.

Certain Financial Projections

Catalyst does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, or results of operations, earnings or other results, other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials. This is due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. However, as discussed in the section of this proxy statement captioned “The Merger—Background of the Merger,” Catalyst’s management prepared and reviewed with the Board of Directors certain non-public, unaudited, prospective financial information, in connection with the Transactions as described further below.

August 2025 Long-Range Plan

As part of the Board of Directors’ regular process for evaluating Catalyst’s business, strategic and financial position, in August 2025, Catalyst’s management provided the Board of Directors Catalyst’s “latest best estimate” for its financial performance in 2025 and an updated long range financial plan for Catalyst for fiscal years 2026 through 2029 in an appendix to the Board materials (the “August 2025 LRP”). The August 2025 LRP was not risk-adjusted.

The following table summarizes the August 2025 LRP:

August 2025 LRP

(Amounts in millions)

	Fiscal year ended December 31,
	2025 LBE	2026	2027	2028	2029
FIRDAPSE® net revenue	$360.1	$469.7	$542.2	$622.2	$708.6
Fycompa net revenue	$110.3	$45.0	$28.1	$21.9	$21.0
AGAMREE® net revenue	$111.9	$209.7	$306.9	$398.3	$479.0
FIRDAPSE® net revenue-ex US	$2.2	$3.2	$2.2	$3.2	$3.2
Total revenues	$584.5	$727.7	$879.4	$1,045.6	$1,211.9
Total operating costs and expenses	$346.7	$299.2	$318.4	$326.9	$355.6
Operating income	$237.8	$428.5	$561.0	$718.7	$856.3
Net income before income taxes	$258.0	$456.9	$598.8	$766.3	$913.2
Net income	$192.4	$342.7	$449.1	$574.7	$684.9

November 2025 Long-Range Plan

As part of the Board of Directors’ regular process for evaluating Catalyst’s business, strategic and financial position, in November 2025, Catalyst’s management reviewed with the Board of Directors Catalyst’s “latest best estimate” for its financial performance in 2025 and an updated long range financial plan for Catalyst for fiscal years 2026 through 2029 (the “November 2025 LRP”). The November 2025 LRP reflected a reduction in projected AGAMREE® net revenue, increases in projected SG&A and R&D expenses, and, therefore, lower projected net income for Catalyst for fiscal years 2026 through 2029. The November 2025 LRP was not risk-adjusted.

The following table summarizes the November 2025 LRP:

November 2025 LRP

(Amounts in millions)

	Fiscal year ended December 31,
	2025 LBE	2026	2027	2028	2029
FIRDAPSE® net revenue	$360.7	$471.8	$582.7	$694.4	$810.0
FYCOMPA® net revenue	$111.8	$47.1	$25.5	$20.4	$19.5
AGAMREE® net revenue	$115.3	$144.8	$196.3	$227.6	$269.2
FIRDAPSE® net revenue-ex US	$2.2	$3.2	$2.2	$3.2	$3.2
Total revenues	$590.0	$667.0	$806.7	$945.6	$1,101.9
Total operating costs and expenses	$331.5	$311.9	$310.9	$300.5	$328.9
Operating income	$258.5	$355.0	$495.7	$645.1	$772.9
Net income before income taxes	$280.7	$383.8	$537.4	$703.2	$850.7
Net income	$213.5	$292.9	$413.1	$537.4	$648.1

At the same meeting at which the November 2025 LRP was reviewed with the Board of Directors, a separate version of Catalyst’s “latest best estimate” for its financial performance in 2025 and a long range financial plan for Catalyst for fiscal years 2026 through 2030 was provided to the Board of Directors in an appendix to the Board materials (the “November 2025 Appendix LRP”). The numbers contained in the November 2025 Appendix LRP were not presented to the Board of Directors by management at the Board meeting and do not match the LRP presented to the Board of Directors at the meeting. The inclusion of the November 2025 Appendix LRP in the Board materials provided for the meeting was an inadvertent error. The November 2025 Appendix LRP was not risk-adjusted.

The following table summarizes the November 2025 Appendix LRP:

November 2025 Appendix LRP

(Amounts in millions)

	Fiscal year ended December 31,
	2025 LBE	2026	2027	2028	2029	2030
FIRDAPSE® net revenue	$369.6	$471.8	$582.7	$694.4	$810.0	$906.7
FYCOMPA® net revenue	$111.9	$47.1	$25.5	$20.4	$19.5	$18.4
AGAMREE® net revenue	$112.0	$144.8	$196.3	$227.6	$269.2	$333.0
FIRDAPSE® net revenue-ex US	$2.2	$3.2	$2.2	$3.2	$3.2	—
Total revenues	$595.7	$667.0	$806.7	$945.6	$1,101.9	$1,258.1
Total operating costs and expenses	$330.0	$312.8	$318.4	$304.9	$328.7	$348.6
Operating income	$265.7	$354.2	$488.3	$640.8	$773.1	$909.5
Net income before income taxes	$286.2	$382.5	$525.1	$686.2	$826.9	$963.3
Net income	$219.6	$253.1	$347.9	$518.9	$623.5	$726.2

Financing Projections

In May 2025, in connection with Catalyst’s ongoing buy-side business development activities, Catalyst’s management prepared a long range financial projection for Catalyst for fiscal years 2026 through 2035 (the “Financing Projections”). In May 2025, Catalyst’s management provided the Board of Directors with 2026 - 2029 revenue and gross profit data from the Financing Projections, but the remainder of the Financing Projections were not shown to the Board of Directors at such time. The Financing Projections were provided to an investment bank, which was not formally engaged by Catalyst at or after that time, in connection with potential financing transactions. Subsequently, in October 2025, the investment bank provided Catalyst’s management with a presentation that included a discounted cash flow analysis of Catalyst using the Financing Projections, which discounted cash flow showed a range of values of Catalyst of $36 to $41 per share of Catalyst common stock. Catalyst’s management did not instruct the investment bank to prepare a discounted cash flow analysis using the Financing Projections. The Financing Projections and the resulting discounted cash flow analysis were provided in an appendix to the Board materials at the same meeting during which the November 2025 LRP was discussed. The Financing Projections and the resulting discounted cash flow analysis were not discussed with the Board of Directors at this meeting. The Financing Projections were not risk-adjusted.

The following table summarizes the Financing Projections:

Financing Projections

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
FIRDAPSE® Revenue	$458	$530	$605	$688	$757	$817	$866	$901	$919	$919
FYCOMPA® Revenue	$49	$27	$24	$23	$23	$24	$24	$25	$25	$26
AGAMREE® Revenue	$204	$297	$385	$462	$485	$510	$535	$562	$590	$620
Total Revenue	$710	$853	$1,014	$1,173	$1,265	$1,351	$1,426	$1,488	$1,534	$1,564
Gross Profit	$640	$762	$894	$1,029	$1,110	$1,185	$1,251	$1,305	$1,346	$1,372
EBIT	$412	$534	$690	$821	$896	$964	$1,022	$1,070	$1,104	$1,123
NOPAT	$309	$401	$517	$616	$672	$723	$767	$802	$828	$842
UFCF	$344	$436	$521	$618	$685	$738	$784	$823	$851	$869

December 2025 Long-Range Plan

In December 2025, Catalyst’s management reviewed with the Board of Directors Catalyst’s “latest best estimate” for its financial performance in 2025 and an updated long range financial plan for Catalyst for fiscal years 2026 through 2030 (the “Proposed December 2025 LRP”). As discussed in the section of this proxy statement captioned “The Merger—Background of the Merger,” at a meeting of the Board of Directors on December 4, 2025, Catalyst’s management provided the Board of Directors with a copy of the Proposed December 2025 LRP and narratively discussed with the Board of Directors increased medical affairs costs which had not been finalized prior to providing the Board of Directors with the Proposed December 2025 LRP and adjustments to move certain expense items from G&A and manufacturing operations into medical affairs that collectively resulted in a net increase to Catalyst’s operating costs and expenses that Catalyst’s management proposed to include in the long range financial plan as approved by the Board of Directors at the meeting (such projections, as adjusted, the “Final December 2025 LRP”). The Final December 2025 LRP was approved by the Board of Directors at the meeting of the Board of Directors on December 4, 2025, and a full copy of the Final December 2025 LRP was subsequently provided to the Board of Directors in its approved form in the materials provided to the Board of Directors for its regular meeting in February 2026. The Proposed December 2025 LRP and the Final December 2025 LRP were not risk-adjusted.

The following tables summarize the Proposed December 2025 LRP and the Final December 2025 LRP:

Proposed December 2025 LRP

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030
FIRDAPSE® net revenue	$471.9	$582.9	$694.7	$810.4	$907.0
AGAMREE® net revenue	$144.8	$196.3	$227.6	$269.2	$333.0
FYCOMPA® net revenue	$48.8	$25.0	$21.3	$20.7	$19.6
FIRDAPSE® net revenue-ex US	$3.2	$4.3	$4.3	$6.4	$6.4
Total revenues	$668.7	$808.5	$947.8	$1,106.6	$1,266.0
Total operating costs and expenses	$315.8	$320.5	$311.8	$335.4	$363.8
Operating income	$352.9	$488.0	$636.0	$771.2	$902.3
Net income before income taxes	$380.8	$528.1	$691.3	$844.7	$986.9
Net income	$285.6	$396.1	$518.5	$633.5	$740.1

Final December 2025 LRP

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030
FIRDAPSE® net revenue	$471.9	$582.9	$694.7	$810.4	$907.0
AGAMREE® net revenue	$144.8	$196.3	$227.6	$269.2	$333.0
FYCOMPA® net revenue	$48.8	$25.0	$21.3	$20.7	$19.6
FIRDAPSE® net revenue-ex US	$3.2	$4.3	$4.3	$6.4	$6.4
Total revenues	$668.7	$808.5	$947.8	$1,106.6	$1,266.0
Total operating costs and expenses	$315.8	$320.9	$313.2	$336.9	$365.2
Operating income	$352.9	$487.6	$634.6	$769.7	$900.8
Net income before income taxes	$380.8	$527.6	$689.8	$843.2	$985.4
Net income	$285.6	$395.7	$517.4	$632.4	$739.0

December 2025 Projections

Using the Final December LRP, Catalyst’s management prepared a long range financial projection for Catalyst for fiscal years 2026 through 2035 (the “December 2025 Projections”), but had not shown it to the Board of Directors. The December 2025 Projections were eventually presented to the Board of Directors on March 30, 2026, as a comparative tool to assist the Board of Directors in its review and consideration of the March 2026 Projections (as defined below). The December 2025 Projections were not risk-adjusted.

The following table summarizes the December 2025 Projections:

December 2025 Projections

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
FIRDAPSE® net Revenue	$475	$587	$699	$817	$913	$996	$1,118	$1,232	$1,354	$1,116
AGAMREE® net Revenue	$145	$196	$228	$269	$333	$369	$398	$426	$453	$482
FYCOMPA® net Revenue	$49	$25	$21	$21	$20	$18	$18	$17	$16	$15
Total Revenue	$669	$809	$948	$1,107	$1,266	$1,384	$1,534	$1,675	$1,824	$1613
FIRDAPSE® gross profit	$441	$548	$652	$762	$854	$964	$1,084	$1,195	$1,313	$1,088
AGAMREE® gross profit	$126	$169	$192	$224	$274	$302	$325	$347	$436	$466
FYCOMPA® gross profit	$43	$21	$18	$17	$17	$16	$15	$14	$14	$13
Total gross profit	$610	$738	$862	$1,003	$1,144	$1,282	$1,424	$1,556	$1,763	$1,568
EBIT	$353	$488	$635	$770	$901	$1,029	$1,161	$1,297	$1,495	$1,311
Adj. EBITDA (post-SBC)	$391	$525	$642	$776	$907	$1,034	$1,167	$1,303	$1,499	$1,311
Adj. EBITDA (pre- SBC)	$404	$540	$658	$792	$923	$1,052	$1,185	$1,323	$1,520	$1,333

March 2026 Projections

In March 2026, in connection with the Board of Directors’ evaluation of the Transactions (as described in the section of this proxy statement captioned “The Merger—Background of the Merger”), at the direction of the Board of Directors, Catalyst’s management prepared an updated version of the December 2025 Projections for fiscal years 2026 through 2035 (the “March 2026 Projections”). The March 2026 Projections reflect lowered assumptions regarding 2026 FIRDAPSE® and FYCOMPA® revenue relative to the December 2025 Projections and revisions made by Catalyst’s management to the December 2025 Projections including as a result of reduced forecasted peak penetration for FIRDAPSE® for use in Cancer-Associated Lambert-Eaton myasthenic syndrome, the potential negative impact to FIRDAPSE® revenue associated with the Guarding US Medicare Against Rising Drug Costs (GUARD) Medicare pricing model, which, if enacted, would assess a rebate for certain drugs payable under Medicare Part D, increased potential competition from new products in development and from generics, and the potential that Catalyst’s ongoing SUMMIT study following patients with Duchenne muscular dystrophy ages 2 years and older and currently on AGAMREE® does not lead to label expansion of AGAMREE®’s label. The March 2026 Projections assumed taxes based on a 25% tax rate. The March 2026 Projections were not risk-adjusted.

The March 2026 Projections were presented to the Board of Directors in connection with its consideration of the Transactions, and, at the instruction of the Board of Directors, were relied upon by J.P. Morgan in connection with the rendering of its opinion to the Board of Directors and in performing its financial analysis as described in the section of this proxy statement captioned “The Merger—Opinion of Catalyst’s Financial Advisor: J.P. Morgan Securities LLC.” The March 2026 Projections were the only financial projections with respect to Catalyst used by J.P. Morgan in performing its financial analysis and in connection with rendering its opinion.

The following table summarizes the March 2026 Projections:

March 2026 Projections

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
FIRDAPSE® net Revenue	$455	$505	$569	$634	$688	$723	$748	$718	$734	$360
AGAMREE® net Revenue	$145	$196	$228	$255	$280	$303	$321	$334	$341	$344
FYCOMPA® net Revenue	$35	$18	$15	$15	$14	$13	$13	$12	$12	$11
Total Revenue	$635	$719	$811	$904	$983	$1,040	$1,082	$1,064	$1,087	$715
FIRDAPSE® gross profit	$421	$471	$530	$591	$644	$700	$725	$696	$712	$351
AGAMREE® gross profit	$126	$169	$192	$212	$231	$248	$262	$272	$327	$333
FYCOMPA® gross profit	$30	$15	$13	$13	$12	$11	$11	$10	$10	$10
Total gross profit	$576	$655	$735	$815	$886	$959	$998	$979	$1,049	$693
EBIT	$323	$427	$535	$619	$692	$764	$806	$810	$885	$573
Adj. EBITDA (post-SBC)	$359	$461	$541	$624	$697	$768	$810	$813	$888	$573
Adj. EBITDA (pre- SBC)	$373	$475	$557	$640	$714	$786	$828	$833	$908	$594

For purposes of J.P. Morgan’s financial analysis as described in the section of this proxy statement captioned “The Merger—Opinion of Catalyst’s Financial Advisor: J.P. Morgan Securities LLC,” the March 2026 Projections were divided into Catalyst’s three existing products. Licensing / other revenue and all expense items provided at the company level in equity research, and are allocated on the basis of product revenue as a percent of total revenue. Additionally, Catalyst’s management assumed a net cash balance at June 30, 2026, of $861 million which was based on a roll-forward of Catalyst’s actual March 31, 2026, cash balance of $786 million and adjusted for an estimated free cash flow of $75 million from March 31, 2026, to June 30, 2026. These calculations are shown below:

March 2026 Projections – FIRDAPSE® Unlevered FCF Calculation(1)

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Revenue	$455	$505	$569	$634	$688	$723	$748	$718	$734	$360
EBITDA (post-SBC)	$282	$352	$413	$474	$525	$581	$610	$600	$618	$299
EBIT	$256	$329	$408	$471	$522	$578	$607	$598	$617	$299
(-) Taxes	($64)	($82)	($102)	($118)	($131)	($144)	($152)	($149)	($154)	($75)
EBIAT	$192	$247	$306	$353	$392	$433	$455	$448	$462	$224
Unlevered FCF	$213	$268	$308	$353	$392	$435	$457	$452	$463	$243
(-) Stub	($107)
Unlevered FCF for discounting	$107	$268	$308	$353	$392	$435	$457	$452	$463	$243

(1)	Licensing / other revenue and all expense items provided at the company level in equity research, and are allocated on the basis of product revenue as a percent of total revenue.

March 2026 Projections – AGAMREE® Unlevered FCF Calculation(1)

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Revenue	$145	$196	$228	$255	$280	$303	$321	$334	$341	$344
EBITDA (post-SBC)	$56	$97	$118	$139	$162	$178	$191	$205	$261	$266
EBIT	$47	$88	$116	$138	$161	$177	$190	$204	$260	$266
(-) Taxes	($12)	($22)	($29)	($35)	($40)	($44)	($48)	($51)	($65)	($67)
EBIAT	$36	$66	$87	$104	$121	$133	$143	$153	$195	$200
Unlevered FCF	$42	$72	$88	$104	$121	$133	$143	$153	$196	$199
(-) Stub	($21)
Unlevered FCF for discounting	$21	$72	$88	$104	$121	$133	$143	$153	$196	$199

(1)	Licensing / other revenue and all expense items provided at the company level in equity research, and are allocated on the basis of product revenue as a percent of total revenue.

March 2026 Projections – FYCOMPA® Unlevered FCF Calculation(1)

(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Revenue	$35	$18	$15	$15	$14	$13	$13	$12	$12	$11
EBITDA (post-SBC)	$21	$12	$10	$10	$9	$9	$9	$8	$8	$8
EBIT	$19	$11	$10	$10	$9	$9	$9	$8	$8	$8
(-) Taxes	($5)	($3)	($2)	($2)	($2)	($2)	($2)	($2)	($2)	($2)
EBIAT	$15	$8	$7	$7	$7	$7	$6	$6	$6	$6
Unlevered FCF	$20	$10	$8	$7	$7	$7	$6	$6	$6	$6
(-) Stub	($10)
Unlevered FCF for discounting	$10	$10	$8	$7	$7	$7	$6	$6	$6	$6

(1)	Licensing / other revenue and all expense items provided at the company level in equity research, and are allocated on the basis of product revenue as a percent of total revenue.

Catalyst is summarizing the August 2025 LRP, the November 2025 LRP, the November 2025 Appendix LRP, the Financing Projections, the Proposed December 2025 LRP, the Final December 2025 LRP, the December 2025 Projections and the March 2026 Projections (collectively, the “Projections”) in this proxy statement to provide Company stockholders with access to certain non-public, unaudited, prospective financial information that was prepared for the Board of Directors for the purposes described above. Catalyst makes and has made no representation to Angelini Pharma or Merger Sub, in the Merger Agreement or otherwise, concerning any projected financial information, including the Projections.

Each set of Projections was based upon certain financial, operating and commercial assumptions and estimates developed solely using the information available to Catalyst’s management at the time each set of Projections was created.

Cautionary Note About the Projections

The Projections are forward-looking statements. The Projections, while necessarily presented with numerical specificity, were based on numerous variables, assumptions and estimates, some as to future events, that were inherently uncertain and many of which were beyond Catalyst’s control at the time each of the Projections were created. The Projections reflect numerous estimates and assumptions made by Catalyst’s management based on information available at the time each of the Projections were developed, including estimates and assumptions related to industry performance and competition, regulatory conditions, general business, economic, market and financial conditions and matters specific to Catalyst’s products, all of which were difficult to predict and many of which were beyond Catalyst’s control. As a result, there can be no assurance that the Projections accurately reflect future trends or accurately estimate the future market for Catalyst’s products. The Projections also reflect assumptions and estimates as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to, market acceptance and success of Catalyst’s products, availability of third party reimbursement, the success of Catalyst’s ongoing collaborations and potential collaborations with partners whom Catalyst may develop or commercialize Catalyst’s products with, impact of competitive products and pricing, the effect of regulatory actions (including the impact of the adoption of the Guarding US Medicare Against Rising Drug Costs (GUARD) Medicare pricing model), the effect of global economic conditions, fluctuations in foreign currency exchange rates, the cost and effect of changes in tax and other legislations and other risk factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Projections may be affected by Catalyst’s ability to achieve strategic goals, objectives and targets over the applicable periods. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year.

In light of the foregoing factors and the uncertainties inherent in the Projections, Catalyst’s stockholders are cautioned not to place undue, if any, reliance on the Projections. The Projections were not prepared with a view toward public disclosure. The inclusion of the Projections in this proxy statement should not be regarded as an indication that Catalyst or any of its affiliates, advisors or representatives (including J.P. Morgan) considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such or construed as financial guidance. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by Catalyst, the Board of Directors, or any of their affiliates or representatives (including J.P. Morgan) that the information presented is material. Neither Catalyst nor any of its affiliates or representatives (including J.P. Morgan) assumes any responsibility for the accuracy of this information. Neither Catalyst nor any of its affiliates, advisors, officers, directors or representatives (including J.P. Morgan) can give any assurance that actual results will not differ from the Projections, and none of them undertake any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date each of the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Projections are shown to be in error. Catalyst does not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law.

Neither Catalyst nor any of its affiliates, advisors, officers, directors or representatives (including J.P. Morgan) has made or makes any representation or warranty to any Company stockholder or other person, including Angelini Pharma or Merger Sub, regarding the ultimate performance of Catalyst compared to the information contained in the Projections, or that the Projections will be realized. The Projections were prepared prior to the execution of the Merger Agreement assuming Catalyst’s continued operation as a stand-alone company and do not take into account the Transactions, including the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement. The Projections are subjective in many respects and are forward-looking statements that remain subject to interpretation. For additional information, please see the section of this proxy statement captioned “Forward-Looking Statements.”

The Projections were not prepared with a view toward compliance with published SEC guidelines, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Certain of the measures included in the Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Catalyst may not be comparable to similarly titled amounts used by other companies. SEC rules, which otherwise would require a reconciliation of a non-GAAP measure to a GAAP measure, do not apply to non-GAAP measures provided to a board of directors or financial advisors in connection with proposed business combination transactions such as the Transactions if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not provided to or relied upon by the Board of Directors or J.P. Morgan in connection with the Transactions. In addition, the Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. The Projections are not being included in this proxy statement to influence any stockholder’s decision on how to vote with respect to the Merger, but instead are being included because the Projections were provided to the Board of Directors to evaluate the Transactions, and the March 2026 Projections were provided to J.P. Morgan in connection with the rendering of its opinion to the Board of Directors and in performing the financial analyses as described in the section of this proxy statement captioned “The Merger—Opinion of Catalyst’s Financial Advisor: J.P. Morgan Securities LLC.” The Projections may differ from publicly available analyst estimates, and the Projections do not take into account any events or circumstances after the date they were each prepared, including the announcement of the Merger.

CATALYST DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS AND ESTIMATES UNDERLYING THE PROJECTIONS ARE NO LONGER APPROPRIATE.

The Projections were prepared at the times noted above by Catalyst’s management based on their then-current assumptions and estimates about Catalyst’s continued operation as a stand-alone, publicly traded company with respect to market growth and the commercialization of Catalyst’s products. The Projections were based on certain internal assumptions and estimates about pricing, sales ramp, market share, competition, market exclusivity, research and development expenses, commercial expenses, general and administrative expenses, effective tax rate, and other relevant factors related to Catalyst’s long-range operating plan. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive or exhaustive overview of all metrics, assumptions and estimates included or reflected in any of the Projections. The Projections are forward-looking statements. For information on factors that may cause Catalyst’s future results to vary materially, please see the section of this proxy statement captioned “Forward-Looking Statements.”

Interests of Catalyst’s Directors and Executive Officers in the Merger

Overview

When considering the proposals to be voted on at the Special Meeting, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, to the extent that they existed at the time, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by Catalyst’s stockholders.

Catalyst’s executive officers are as follows:

Name	Position
Richard J. Daly	President and Chief Executive Officer
Michael W. Kalb, CPA	Executive Vice President, Treasurer, and Chief Financial Officer

Name	Position
Steven R. Miller, Ph.D.	Executive Vice President, Chief Operating Officer, and Chief Scientific Officer
Jeffrey Del Carmen	Executive Vice President, Chief Commercial Officer
Preethi Sundaram, Ph.D.	Chief Strategy Officer
Will Andrews, M.D.	Chief Medical Officer
Brian Elsbernd, J.D.	Chief Compliance Officer and Chief Legal Officer
Gregg Russo	Chief Human Resources Officer

Catalyst’s directors are as follows:

Name
Richard J. Daly
Patrick J. McEnany
Donald A. Denkhaus
Molly Harper
Tamar Thompson
David S. Tierney, M.D.
Daniel J. Curran, M.D.

Consideration Payable for Outstanding Shares

Catalyst’s directors and executive officers who own shares of our common stock will receive in the Transactions the same Merger Consideration, on the same terms and conditions, as the other stockholders of Catalyst, as described in the section of this proxy statement captioned “The Merger Agreement—Merger Consideration.” For more information about the beneficial ownership of our shares as of May 4, 2026, by Catalyst’s executive officers and directors, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

Treatment of Equity-Based Awards

The Merger Agreement provides that at the Effective Time, each Company Option that is then outstanding and unexercised (whether or not vested) and which has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”) will be deemed fully vested and cancelled and converted into the right of the holder to receive a cash payment (without interest and less applicable tax withholdings and other authorized deductions) equal to the product of (i) the excess of (a) the Merger Consideration over (b) the exercise price payable per share under such In the Money Option, multiplied by (ii) the total number of shares of our common stock subject to such In the Money Option. Each Company Option other than an In the Money Option that is outstanding and unexercised as of the Effective Time, whether or not vested, will be cancelled with no consideration payable in respect thereof.

Assuming the Effective Time occurred on May 4, 2026, the following table sets forth, for each of Catalyst’s directors and executive officers, (i) the number of vested and unvested In the Money Options that were held as of May 4, 2026, and (ii) the consideration payable for these In the Money Options.

Name	In the Money Options as of May 4, 2026 (vested)(#)	Cash Consideration for vested In the Money Options as of May 4, 2026($)	In the Money Options as of May 4, 2026 (unvested)(#)	Cash Consideration for unvested In the Money Options as of May 4, 2026($)
Richard J. Daly	808,347	14,063,385	1,528,580	21,642,528
Michael W. Kalb	159,301	2,096,979	398,697	4,586,598
Steven R. Miller	1,018,988	22,532,017	376,428	4,222,070
Jeffrey Del Carmen	730,796	16,488,309	254,548	2,856,000
Preethi Sundaram	501,813	10,511,354	246,306	2,713,001
Will Andrews	—	—	223,099	1,682,582
Brian Elsbernd	676,648	15,496,232	232,329	2,591,772
Gregg Russo	16,388	213,372	46,449	433,220
Patrick J. McEnany	1,745,736	42,220,566	88,586	1,033,393
Donald A. Denkhaus	125,931	2,846,377	43,456	489,782
Molly Harper	74,931	1,425,667	43,456	489,782
Tamar Thompson	54,097	952,837	56,790	755,262
David S. Tierney	125,931	2,846,377	43,456	489,782
Daniel J. Curran	—	—	58,115	573,344

In addition, at the Effective Time, each then outstanding Company RSU will be cancelled and converted into the right of the holder to receive a cash payment (without interest and less applicable tax withholdings) equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of our common stock subject to such Company RSU.

Assuming the Effective Time occurs on May 4, 2026, the following table sets forth, for each of Catalyst’s directors and executive officers identified above, (i) the number of shares of our common stock underlying Company RSUs held as of May 4, 2026, and (ii) the Merger Consideration payable for these Company RSUs.

Name	Restricted Stock Units as of May 4, 2026 (#)	Cash Merger Consideration for Restricted Stock Units as of May 4, 2026 ($)
Richard J. Daly	281,612	8,870,778
Michael W. Kalb	74,905	2,359,508
Steven R. Miller	76,233	2,401,340
Jeffrey Del Carmen	51,502	1,622,313
Preethi Sundaram	50,318	1,585,017
Will Andrews	45,037	1,418,666
Brian Elsbernd	47,165	1,485,698
Gregg Russo	8,949	281,894
Patrick J. McEnany	17,626	555,219
Donald A. Denkhaus	8,776	276,444
Molly Harper	8,776	276,444
Tamar Thompson	8,776	276,444
David S. Tierney	8,776	276,444
Daniel J. Curran	5,468	172,242

Retention Program

In connection with the Transactions, Catalyst shall propose for adoption a cash-based retention program (the “Retention Program”), providing for awards to certain individuals in the amounts and on the terms and conditions to be set forth in the Retention Program, subject to review and comment from Angelini Pharma. No such allocation has been made under the Retention Program to date, and whether and to what extent any awards will be made to our executive officers has not yet been determined.

280G Mitigation Actions; Gross-Up

The Merger Agreement provides that, for any employee (including any executive officer) who is a “disqualified individual” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), Catalyst may, in some instances subject to Angelini Pharma’s approval, implement certain strategies to mitigate adverse tax consequences resulting from the application of Sections 280G and 4999 of the Code and to maximize the net after-tax proceeds received by such employee that is subject to Section 4999 of the Code. In addition, Mr. Daly is entitled to receive an additional payment intended to make him whole on an after-tax basis in the event that he is subject to an excise tax under Section 4999 of the Code in connection with compensation related to the Merger.

Potential Severance Payments and Benefits

Catalyst’s executive officers are participants in Catalyst’s Executive Severance and Change in Control Plan which provides for severance protections in both change in control and non-change in control scenarios.

Upon a qualifying termination of employment by Catalyst of any of Messrs. Daly, Kalb, Miller, Del Carmen, Elsbernd, Andrews and Russo or Dr. Sundaram within 12 months following a change of control (which “change in control” will occur upon the Closing), then the applicable executive officer has the right to receive (i) continuation of such executive’s base salary for 12 months in an amount equal to such executive’s then current base salary, (ii) payment of an amount equal to such executive officer’s target annual bonus, and (iii) continuation of health care coverage with full premiums to be paid by Catalyst for a period of 12 months.

As a condition to the payment of the foregoing severance benefits, a departing executive officer is required to enter into a two-year non-competition agreement and restrictive covenants agreement and to execute a general release of claims in favor of Catalyst and its affiliates.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the Transactions for each of Catalyst’s executive officers who were designated as “named executive officers” in Catalyst’s definitive proxy statement for our 2025 annual meeting of stockholders filed with the SEC on April 11, 2025, which compensation is subject to a non-binding advisory vote of our stockholders. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the compensation and benefits based on or otherwise relating to the Transactions that will or may be payable to those named executive officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in the footnotes to the tables below. As a result, the actual amounts received by a named executive officer in connection with the Transactions may differ materially from the amounts set forth below. It should be noted that Item 402(t) of Regulation S-K does not provide for disclosure of amounts with respect to vested Company Options and, accordingly, the disclosure below does not include such amounts. Please see the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards” above for amounts payable with respect to vested Company Options for Catalyst’s executive officers (including these named executive officers).

The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits that each of Catalyst’s named executive officers would receive, assuming that (i) the Closing occurred on the latest practicable date, May 4, 2026 (which is the assumed closing date solely for purposes of this golden parachute compensation disclosure and is not the actual date of Closing); (ii) each of Catalyst’s named executive officers is employed or providing services to Catalyst at the Closing and experiences a qualifying termination of employment immediately following the Closing, entitling the named executive officer to enhanced change in control severance with such severance entitlements based on each named executive officer’s compensation (including base salary and target annual bonus) and benefit levels in effect on May 4, 2026; (iii) no named executive officer enters into any new agreement or becomes entitled to, prior to the Closing, additional compensation or benefits related to the Transactions; (iv) each named executive officer has properly executed any required releases and complied with all requirements necessary in order to receive all payments and benefits; and (v) the value per share of our common stock on the completion of the Transactions is $31.50 (that is, the Merger Consideration). Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers below may materially differ from the amounts set forth below. The actual amounts payable to Catalyst’s named executive officers will depend on whether, among other things, the named executive officer experiences a qualifying termination, the date of such termination (if any) and other factors, and accordingly may differ from the amounts set forth below.

	Golden Parachute Compensation
Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)
Richard J. Daly	1,575,000	30,513,306	41,813	2,004,568	34,134,687
Michael W. Kalb	904,000	6,946,106	58,587	—	7,908,693
Steven R. Miller	968,000	6,623,409	23,907	—	7,615,316
Jeffrey Del Carmen	904,000	4,478,313	53,886	—	5,436,199
Preethi Sundaram	847,500	4,298,018	2,292	—	5,147,810

(1)

Under relevant SEC rules, Catalyst is required to provide information in this table with respect to Catalyst’s named executive officers, who, for these purposes, are the individuals whose compensation was required to be reported in the summary compensation table of Catalyst’s most recent proxy statement.

(2)

The amounts in this column represent the cash severance payments that would be payable to each applicable named executive officer upon a qualifying termination of employment within 12 months following a change in control under each named executive officer’s employment agreement, which would consist of (i) cash payments equal to 1.0 times his or her applicable base salary as in effect on the date of termination, and (ii) a lump sum payment of his or her target annual bonus for the year in which such termination occurs. The amounts in this column are considered “double-trigger” (that is, such amounts are only payable upon a qualifying termination of employment following the Closing). The amounts in this column do not include any amount in respect of the Retention Program.

The cash severance amounts for each named executive officer are calculated as follows:

Named Executive Officer	Annual Salary ($)	Annual Salary Severance Multiplier	Target Annual Bonus Opportunity ($)	Target Annual Bonus Opportunity Severance Multiplier	Total Cash Payments ($)
Richard J. Daly	875,000	1.0	700,000	1.0	1,575,000
Michael W. Kalb	565,000	1.0	339,000	1.0	904,000
Steven R. Miller	605,000	1.0	363,000	1.0	968,000
Jeffrey Del Carmen	565,000	1.0	339,000	1.0	904,000
Preethi Sundaram	565,000	1.0	282,500	1.0	847,500

(3)

The amounts in this column represent, for each named executive officer, on a pre-tax basis, (i) the value of unvested Company RSUs held by such named executive officer as of May 4, 2026, which will vest upon the Merger in the manner described above and (ii) the spread value of unvested In the Money Options held by such named executive officer as of May 4, 2026, which will vest upon the Merger, assuming the Closing occurred on May 4, 2026. For each unvested Company RSU, the cash value of such Company RSU is calculated by multiplying the number of shares of our common stock subject to such Company RSU by the Merger Consideration. For each unvested In the Money Option, the cash spread value is calculated by multiplying (a) the amount by which the Merger Consideration exceeds the per share exercise price of such In the Money Option by (b) the number of shares of our common stock subject to such unvested In the Money Option. Such payments are made as a result of the Closing (on a “single-trigger” basis). For additional information on the treatment of outstanding equity awards held by each named executive officer in the Merger, see the section of this proxy statement captioned “The Merger—Interests of Catalyst’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

The number of unvested Company RSUs and unvested Company Options held by each named executive officer and their estimated values are as follows:

Name	Company RSUs Vesting Upon Closing (#)	Cash Value of Company RSUs Vesting Upon Closing ($)	Unvested In the Money Options Vesting Upon Closing (#)	Spread Value of Unvested In the Money Options Vesting Upon Closing ($)
Richard J. Daly	281,612	8,870,778	1,528,580	21,642,528
Michael W. Kalb	74,905	2,359,508	398,697	4,586,598
Steven R. Miller	76,233	2,401,340	376,428	4,222,070
Jeffrey Del Carmen	51,502	1,622,313	254,548	2,856,000
Preethi Sundaram	50,318	1,585,017	246,306	2,713,001

(4)

The amounts in this column represent the estimated value of post-termination benefits coverage for 12 months. The amounts in this column are considered “double-trigger” as they will only be payable in the event of a qualifying termination of employment following the Closing.

(5)

Under the Executive Severance Plan, amounts are subject to reduction in the event the applicable named executive officer would receive a greater benefit on an after-tax basis by having some of his or her change in control-related payments and benefits being cut back rather than paying the excise tax under Section 4999 of the Code on such amounts. No such reduction is anticipated, except in the case of Mr. Daly, who is entitled to receive a tax reimbursement payment in connection with the Merger, as described above.

Indemnification and Insurance of Directors and Officers

For a period of six years after the Effective Time, Angelini Pharma has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) existing in favor of the current (as of the date of the Merger Agreement) or former directors or officers of Catalyst or its subsidiary pursuant to the organizational documents of Catalyst or its subsidiary and any indemnification or other similar agreements of Catalyst or its subsidiary, in each case as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms, and the Surviving Corporation will, and will cause its subsidiary to perform their obligations thereunder. Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Angelini Pharma will, and will cause Catalyst and its subsidiary to, indemnify and hold harmless each individual who is as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer of Catalyst or its subsidiary or who is as of the date of the Merger Agreement, or who thereafter commences prior to the Effective Time, serving at the request of Catalyst or its subsidiary as a director or officer of another person (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the Transactions), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of Catalyst or its subsidiary or is or was serving at the request of Catalyst or its subsidiary as a director or officer of another person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Catalyst or its subsidiary are permitted under applicable legal requirements. In the event of any such claim, action, suit or proceeding, Angelini Pharma will, and will cause its subsidiaries to, (i) pay, in advance of the final disposition of such claim, action, suit or proceeding, any expenses incurred in defense thereof by the Indemnified Person upon receipt of an undertaking by such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence, and (ii) reasonably cooperate in the defense of any such matter.

For a period of six years from and after the Effective Time, Angelini Pharma and the Surviving Corporation will maintain in effect the policies of directors’ and officers’ insurance maintained as of the date of the Merger Agreement by or for the benefit of Catalyst or its subsidiary or provide substitute policies for Catalyst or its subsidiary and their current (as of the date of the Merger Agreement) and former directors and officers who were covered by the directors’ and officers’ insurance coverage maintained by or for the benefit of Catalyst or its subsidiary as of the date of the Merger Agreement, in either case, of not less than the coverage as of the date of the Merger Agreement and having other terms that are not less favorable to the insured persons than the directors’ and officers’ insurance coverage then maintained by or for the benefit of Catalyst or its subsidiary with respect to claims arising from facts or events that occurred at or before the Effective Time, except that neither Angelini Pharma nor the Surviving Corporation will be required to pay with respect to such insurance policies in the aggregate more than 300% of the annual premium most recently paid by Catalyst or its subsidiary prior to the date of the Merger Agreement (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain such insurance, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Effective Time, Catalyst may, at its option, purchase (and if Catalyst does not purchase prior to the Effective Time, Angelini Pharma or the Surviving Corporation may purchase) a “tail” directors’ and officers’ insurance policy for Catalyst and its subsidiary and their current (as of the date of the Merger Agreement) and former directors and officers who were, as of the date of the Merger Agreement, covered by the directors’ and officers’ insurance coverage maintained as of the date of the Merger Agreement by or for the benefit of Catalyst or its subsidiary, such tail to provide coverage in an aggregate amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ insurance coverage maintained as of the date of the Merger Agreement by or for the benefit of Catalyst or its subsidiary with respect to claims arising from facts or events that occurred at or before the Effective Time. In no event will the cost of any such tail policy exceed the Maximum Amount. Angelini Pharma and the Surviving Corporation will maintain such policies in full force and effect and continue to honor the obligations thereunder.

Executive Officers Following the Merger

It is possible that continuing Catalyst employees, including the executive officers, will engage in discussions about, or enter into, new employment or compensation arrangements with Angelini Pharma or its affiliates. Such arrangements may include agreements regarding future terms of employment, compensation or benefits. As of the date of this proxy statement, none of our executive officers have engaged in such discussions or entered into any new agreement or arrangement with Catalyst, Angelini Pharma or any of their affiliates regarding compensation from, employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Financing for the Merger

The consummation of the Merger is not conditioned on Angelini Pharma’s or Merger Sub’s ability to obtain financing for the Merger. Each of Angelini Pharma and Merger Sub have agreed to consummate the Merger and the Transactions irrespective and independent of the availability or terms of financing.

On May 6, 2026, in connection with the execution of the Merger Agreement, Angelini Pharma entered into the Debt Commitment Letter, with BNP Paribas, Italian Branch, pursuant to which BNP Paribas, Italian Branch committed to provide, subject to the terms and conditions of the Debt Commitment Letter and attachments thereto, (i) a $1,563 million aggregate principal amount senior unsecured term loan facility, (ii) a $470 million aggregate principal amount senior unsecured bridge facility, (iii) a €1,000 million aggregate principal amount senior unsecured incremental acquisition facility, (iv) a €958 million aggregate principal amount senior unsecured bridge-to-cash facility, and (v) a €1,000 million aggregate principal amount senior unsecured backstop facility.

Each of Angelini Pharma and Merger Sub have represented in the Merger Agreement that the aggregate proceeds of the financing contemplated by the Debt Commitment Letter, together with cash and cash equivalents held by

Catalyst and its subsidiaries immediately prior to the Closing that are available to be used for this purpose, will be sufficient to carry out all of Angelini Pharma’s and Merger Sub’s obligations under the Merger Agreement and to pay in cash the aggregate Merger Consideration, including payments to be made to the holders of Catalyst equity awards.

For more information, please see the section of this proxy statement captioned “The Merger Agreement—Financing Cooperation.”

Closing and Effective Time

Unless otherwise mutually agreed in writing between Catalyst, Angelini Pharma and Merger Sub, the Closing will take place as soon as practicable, but no later than five business days, following the satisfaction or waiver in accordance with the Merger Agreement of the last of the conditions to the Closing (as described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Catalyst, Angelini Pharma and Merger Sub may agree upon in writing and specify in the certificate of merger).

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. Failure to strictly comply with the procedures specified in Section 262 in a timely and proper manner will result in the loss of your appraisal rights under the DGCL.

The following discussion is not intended to be a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or such other nominee.

Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold such shares of our common stock through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment and is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.

Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Catalyst’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder who wishes to exercise appraisal rights or who wishes to preserve such stockholder’s right to do so should review the text of Section 262 carefully and in its entirety. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration (subject to applicable tax withholding) if our stockholders approve the Merger Proposal and the Merger is subsequently consummated. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock in connection with the Merger, Catalyst believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:

•	the stockholder must not vote in favor of the Merger Proposal;

•	the stockholder must deliver to Catalyst a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting;

•

the stockholder must continuously hold the shares of our common stock from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares of our common stock before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file such a petition and neither Catalyst, as the predecessor of the Surviving Corporation, nor Angelini Pharma have any intention of doing so.

Filing Written Demand

Any stockholder wishing to exercise appraisal rights must deliver to Catalyst, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the Merger Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of our common stock, and that stockholder must not vote or submit a proxy in favor of the Merger Proposal. A holder of shares of our common stock exercising appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares of record or beneficially own the shares of our common stock through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the Merger Proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.

Demand for Appraisal by a Holder of Record

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of our common stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of our common stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of our common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of our common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the holder of record.

Demand for Appraisal by a Beneficial Owner

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of our common stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (1) such beneficial owner continuously owns such shares of our common stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (2) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of our common stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Catalyst under Section 262.

BENEFICIAL OWNERS WHO HOLD THEIR SHARES OF OUR COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF OUR COMMON STOCK.

Additional Instructions; Conditions

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

Attention: Brian Elsbernd, Chief Legal and Compliance Officer

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Graham Robinson

Any stockholder may withdraw his, her or its demand for appraisal and accept the Merger Consideration by delivering to Catalyst a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

The shares of our common stock are currently listed on a national securities exchange, and, assuming such shares of our common stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares of our common stock entitled to appraisal exceeds 1% of the outstanding shares of our common stock eligible for appraisal or (2) the value of the aggregate Merger Consideration in respect of such total number of shares of our common stock exceeds $1,000,000.

Notice by the Surviving Corporation

If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of our common stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any stockholders who desire to have their shares of our common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, or a beneficial owner of shares of our common stock held in either a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of our common stock not voted in favor of the adoption of the Merger Agreement and with respect to which Catalyst has received demands for appraisal, and the aggregate number of stockholders of such shares of our common stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements.

If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached (the “Chancery List”). After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of our common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.

Determination of Fair Value

After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the person.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of our common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Catalyst believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Catalyst nor Angelini Pharma anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Catalyst and Angelini Pharma reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our common stock entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or successfully withdraws, such stockholder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the stockholder’s shares of our common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax considerations relating to the Merger that are relevant to U.S. Holders and Non-U.S. Holders of shares of our common stock whose shares are exchanged for cash pursuant to the Merger. This discussion is for general informational purposes only and is not tax advice. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any of the tax considerations arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of any alternative minimum tax, the 3.8% Medicare tax on net investment income, or U.S. federal tax law other than income taxation (e.g., estate or gift taxation) that may be relevant or applicable to a particular holder in connection with the Merger. Moreover, this section does not address the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances. For example, this discussion does not address holders who may be subject to special treatment under U.S. federal income tax laws, such as:

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financial institutions or banks; tax-exempt organizations (including private foundations); holders that are, or hold our common stock through, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; retirement plans; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders who are controlled foreign corporations or passive foreign investment companies;

•	holders who are subject to the alternative minimum tax;

•	holders holding shares of our common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	holders that received their shares of our common stock in connection with the performance of services or compensatory transactions;

•	holders who own an equity interest, actually or constructively, in Angelini Pharma or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

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Non-U.S. Holders that hold or have held, directly or pursuant to attribution rules, more than 5% of the shares of our common stock at any time during the five-year period ending on the date of the consummation of the Merger;

•	a holder required to recognize income or gain no later than the time such income or gain is required to be reported on an applicable financial statement (as defined in Section 451(b) of the Code);

•	a holder holding our common stock as qualified small business stock for purposes of Sections 1045 and/or 1202 of the Code;

•	holders that acquire or sell shares of our common stock as a part of wash sales for U.S. federal income tax purposes; or

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares of our common stock under Section 262.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the U.S. federal income tax considerations applicable to its partners or members will generally depend upon the status of the partner or member and the activities of the partner or member and the partnership. Accordingly, partnerships or other entities treated as partnerships for U.S. federal income tax purposes holding shares of our common stock, and partners or members therein, should consult their tax advisors regarding the U.S. federal income tax considerations applicable to them relating to the Merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax considerations of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations of the Merger or any related transactions. The use of words such as “will” and “should” in any tax-related discussion contained herein is not intended to convey a particular level of comfort.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY NON-INCOME TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The exchange of shares of our common stock for cash pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. Holder’s adjusted tax basis in our common stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares exceeds one year at the time of the Merger. A non-corporate U.S. Holder (including an individual) who has held such common stock for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of our common stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of the common stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.

Subject to the discussion under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Information Reporting and Backup Withholding” below, any gain realized by a Non-U.S. Holder on the exchange of shares of our common stock for cash pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such Non-U.S.

Holder generally will be taxed on a net income basis generally in the same manner as a U.S. Holder (as described under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”), except that if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower rate under an applicable income tax treaty) on its “effectively connected gains”; or

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such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Effective Time, and certain other specified conditions are met, in which case such Non-U.S. Holder may be subject a 30% U.S. federal income tax (or a tax at a lower rate under an applicable income tax treaty) on such gain, net of applicable U.S.-source capital losses recognized by such Non-U.S. Holder.

Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax considerations that may be relevant to them in light of their particular circumstances and as to any applicable tax treaties that might provide for different rules.

Information Reporting and Backup Withholding

Payments made in exchange for shares of our common stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct, and that such U.S. Holder is not subject to backup withholding.

A Non-U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on payments made in exchange for shares of our common stock pursuant to the Merger. To avoid backup withholding, a Non-U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8, as applicable, for the Non-U.S. Holder, in accordance with the instructions thereto, certifying that such Non-U.S. Holder is not a “United States person” (within the meaning of the Code). Non-U.S. Holders should consult their tax advisors to determine which IRS Form W-8 is appropriate.

Certain stockholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against the U.S. federal income tax liability of a holder, provided the required information is properly and timely furnished by such holder to the IRS. The IRS may impose a penalty upon a holder that fails to provide the correct taxpayer identification number.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER UNDER ANY U.S. FEDERAL, STATE, NON-U.S., LOCAL OR OTHER TAX LAWS.

Required Regulatory Approvals

The completion of the Merger is subject to, among other conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”: the expiration or termination of any waiting period applicable to the Merger under the HSR Act and any voluntary agreement between Angelini Pharma, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Angelini Pharma has agreed not to consummate the Merger.

The parties have agreed to use their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under applicable antitrust laws, that may be asserted by any governmental body or any other party, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date (as defined in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement”). This includes providing, as promptly as reasonably practicable, all information required by any governmental body pursuant to its evaluation of the Transactions under the HSR Act or other applicable antitrust laws. Angelini Pharma has also agreed to take, and to cause its affiliates to take, any and all steps necessary or advisable to avoid or eliminate each impediment under any applicable legal requirement that may be asserted by any governmental body or other person so as to enable the Transactions to be expeditiously consummated.

However, neither Angelini Pharma nor its affiliates (including Merger Sub and, after the Closing, the Surviving Corporation) is obligated to, and Catalyst is not permitted to, agree to (i) any prohibition of or limitation on its or their ownership (or any limitation that would affect its or their operation) of any portion of their respective businesses or assets, including after giving effect to the Merger; (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Transactions; (iii) any limitation on its or their ability to effect the Transactions, or the ability of Catalyst or Merger Sub, or its or their respective subsidiaries, to acquire or hold or exercise full rights of ownership of any capital stock of Catalyst or its subsidiary; (iv) oppose any request for, the entry of, or seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental body that could restrain, prevent or delay any required consents applicable to the Transactions, including by defending through litigation, any action asserted by any person in any court or before any governmental body; or (v) any other limitation on its or their ability to effectively control their respective businesses or any limitation that would affect its or their ability to control their respective operations, including after giving effect to the Transactions. Neither party is required to take (or agree to take) any action with respect to its business or operations pursuant to the foregoing, unless the effectiveness of such action is conditioned upon the Closing.

Subject to the terms and conditions of the Merger Agreement, each of the parties agreed to (and agreed to cause their respective affiliates, if applicable, to): (i) promptly, but in no event later than ten business days after the date of the Merger Agreement, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions (the “HSR Filing”) and (ii) promptly, but in no event later than ten business days after the date of the Merger Agreement, prepare and make any other filings, notifications or other consents that are required to be made with, or obtained from, any other governmental bodies under applicable antitrust laws in connection with the Transactions. Other than the HSR Filing, the parties have identified no other filings, notifications or other consents that are required to be made with, or obtained from, any other governmental bodies under applicable antitrust laws in connection with the Transactions.

Pursuant to the Merger Agreement, Angelini Pharma will control the overall strategy with respect to the Transactions under applicable antitrust laws, including the right to determine the strategy and timing for any such filings, submissions, communications and meetings. However, Angelini Pharma is obligated to consult with Catalyst prior to making any filings or submissions to any applicable governmental body, consider the views of Catalyst in good faith and keep Catalyst informed of the status of such matters. Additionally, each party is required to (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a governmental body or brought by a third party before any governmental body, in each case, with respect to the Transactions under applicable antitrust laws; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; (iii) promptly inform the other parties of, and wherever practicable, give the other parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other governmental body in connection with any such request, inquiry, investigation, action or legal proceeding; (iv) promptly furnish to the other parties, subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, copies of documents provided to or received from any governmental body in connection with any such request, inquiry, investigation, action or legal proceeding (other than “Transaction-Related Documents” and “Plans and Reports” as those terms are used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted)); (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, and to the extent reasonably practicable, consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding; and (vi) except as may be prohibited by any governmental body or by any applicable legal requirement, in connection with any such request, inquiry, investigation, action or legal proceeding in respect of the Transactions, give the other party reasonable advance notice of, and permit authorized representatives of the other party to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any governmental body in connection with such request, inquiry, investigation, action or legal proceeding. The parties may redact materials provided to one another (A) to remove competitively sensitive information or information concerning valuation; (B) as necessary to comply with applicable legal requirements and contracts; and (C) as necessary to address reasonable attorney-client privilege or other privilege or confidentiality concerns.

Although we expect any waiting period applicable to the Merger under the HSR Act and any voluntary agreement between Angelini Pharma, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Angelini Pharma has agreed not to consummate the Merger to expire or be terminated, we cannot assure you that the expiration or termination will occur in a timely manner or that the expiration or termination of the waiting period and any voluntary agreement will not involve the imposition of additional conditions, restrictions, qualifications, requirements, or limitations on the Merger, including the requirement to divest assets, license, or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

Expiration or Termination of Waiting Period under the HSR Act in the United States

Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until Angelini Pharma and Catalyst each files a Notification and Report Form with the Antitrust Division of the DOJ and the FTC, and the applicable waiting period or any voluntary agreement between Angelini Pharma, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Angelini Pharma has agreed not to consummate the Merger has, in each case, expired or been terminated. The waiting period under the HSR Act applicable to the Merger is 30 calendar days following the parties’ filings of their respective HSR Act notification and report forms, unless the waiting period is terminated earlier or extended. If the DOJ or FTC issues a request for additional information and documentary materials (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with such Second Request, unless the waiting period is terminated earlier or the parties agree with the DOJ or FTC to delay the closing for a specified period of time.

On May 20, 2026, Angelini Pharma and Catalyst each filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the DOJ and the FTC in connection with the Merger. The required waiting period under the HSR Act for the Merger will expire at 11:59 p.m., Eastern time, on June 22, 2026, unless such period is terminated earlier or extended.

Other Potential Intervention Pursuant to Antitrust Laws

At any time before or after the Effective Time, notwithstanding the expiration or termination of the required waiting period under the HSR Act or any voluntary agreement between Angelini Pharma, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Angelini Pharma has agreed not to consummate the Merger, the DOJ or FTC or any state or foreign government authority could take action under applicable antitrust or foreign direct investment laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies.

In addition, private parties may seek to take legal action under applicable antitrust laws and foreign direct investment laws under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals.

Any of these potential actions could significantly impede, delay or even preclude the consummation of the Merger. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement is intended solely to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Catalyst in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the parties or any of their subsidiaries or affiliates. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary and the other descriptions of the Merger Agreement elsewhere in this proxy statement may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; and may be subject to important qualifications, limitations and supplemental information agreed to by Catalyst, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC or what may be viewed as material by our stockholders and in some cases were qualified by matters specifically disclosed in Catalyst’s filings with the SEC prior to the date of the Merger Agreement, and confidential matters disclosed to Parent and Merger Sub by Catalyst in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among Catalyst, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein, or any descriptions thereof, as characterizations of the actual state of facts or condition of Catalyst, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Catalyst’s public disclosures. In addition, stockholders should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Catalyst, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the Disclosure Schedule or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide stockholders with information regarding its terms and conditions and not to provide any other factual information regarding Catalyst, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and stockholders should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding Catalyst and our business.

Effects of the Merger; Certificate of Incorporation and Bylaws; Directors and Officers

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Catalyst and the separate corporate existence of Merger Sub will cease. Catalyst will continue as the Surviving Corporation.

As of the Effective Time, the directors and officers of the Surviving Corporation will be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Prior to the Effective Time, each director of Catalyst (and, if requested by Merger Sub at least five business days prior to the date on which the Closing occurs (the “Closing Date”), Catalyst’s subsidiary), will execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors (or, the board of directors of Catalyst’s subsidiary, if applicable), conditioned upon and effective as of the Effective Time. As of the Effective Time, the certificate of incorporation of Catalyst will by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex I of the Merger Agreement, and the bylaws of the Surviving Corporation will be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub will be replaced by references to “Catalyst Pharmaceuticals, Inc.”).

Closing and Effective Time

Unless otherwise mutually agreed in writing among Catalyst, Parent and Merger Sub, the Closing will take place as soon as practicable (and in no event later than five business days) following the satisfaction or (to the extent permitted by applicable laws) waiver of the conditions to the Closing (described further in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing.

As soon as practicable on the date on which the Closing occurs, Catalyst and Merger Sub will file a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger. The Merger will become effective upon the date and time of the filing of the certificate of merger, or at such later date and time as is agreed upon in writing by the parties and specified in the certificate of merger.

Merger Consideration

Common Stock

At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, Catalyst or any Catalyst stockholder, each share of our common stock outstanding immediately prior to the Effective Time (other than (i) shares held by Catalyst or by its subsidiary, or by Parent, Merger Sub or any other wholly owned subsidiary of Parent and (ii) Dissenting Shares) will be converted into the right to receive $31.50 in cash, without interest and subject to any required tax withholding. All shares converted into the right to receive the Merger Consideration will no longer be outstanding and automatically be canceled at the Effective Time; the holders of such shares will cease to have any rights with respect thereto, except for the right to receive the Merger Consideration. Further, each share of common stock of Merger Sub then outstanding will be converted into one share of common stock of the Surviving Corporation.

Outstanding Equity Awards

The Merger Agreement provides that Catalyst’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

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Options. At the Effective Time, each Company Option that is then outstanding and unexercised (whether or not vested), and that has a per share exercise price less than the Merger Consideration, will be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest, and less applicable tax withholdings and other authorized deductions) equal to the product of (x) the excess of the Merger Consideration over the per share exercise price of such stock option, multiplied by (y) the total number of shares subject to such stock option immediately prior to the Effective Time. Any Company Option with a per share exercise price equal to or greater than the Merger Consideration will be canceled at the Effective Time without any consideration.

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Restricted Stock Units. At the Effective Time, each then outstanding Catalyst restricted stock unit will be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest, and less applicable tax withholdings and other authorized deductions) equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares subject to such restricted stock unit immediately prior to the Effective Time.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will designate a bank or trust company reasonably acceptable to Catalyst to act as agent (the “Paying Agent”) for Catalyst’s stockholders to receive the aggregate Merger Consideration. As and when necessary to comply with Parent’s and Merger Sub’s obligations under the Merger Agreement, Parent will deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration (the “Payment Fund”). Promptly after the Effective Time (but in no event later than five business days thereafter), the Surviving Corporation will cause to be delivered to each former Catalyst stockholder who was a holder of record at the Effective Time entitled to receive the Merger Consideration a letter of transmittal and instructions for use in effecting the surrender of their shares (whether represented by certificates (“Certificated Shares”) or held in book-entry form) in exchange for the Merger Consideration. Upon proper surrender, such holders will be entitled to receive the Merger Consideration for each share (without interest, and less applicable tax withholdings and other authorized deductions), and each such share will then be cancelled.

If any funds deposited with the Paying Agent remain undistributed to Catalyst stockholders 12 months after the Effective Time, subject to abandoned property, escheat and other similar and applicable laws, Parent will be entitled to require the Paying Agent to deliver to Parent any portion of the Payment Fund that has not been disbursed, and thereafter, Catalyst stockholders will be entitled to look only to the Surviving Corporation as general creditors with respect to payment of the Merger Consideration that may be payable upon due surrender of their shares, without any interest thereon.

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Certificated Share, or by a representative of such holder claiming that stock certificate to be lost, stolen or destroyed, and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such stock certificate (which amount will not exceed the Merger Consideration payable with respect to such Certificated Shares), the Paying Agent will pay (less applicable tax withholdings and other authorized deductions), in exchange for such lost, stolen or destroyed stock certificate, the applicable Merger Consideration to be paid in respect thereof pursuant to the Merger Agreement.

Appraisal Rights

Pursuant to the Merger Agreement, any shares of Catalyst common stock outstanding immediately prior to the Effective Time which are held by holders who are entitled to appraisal rights under Section 262 of the DGCL, and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL, and, as of the Effective Time, have neither effectively withdrawn, validly waived nor otherwise lost their rights to such appraisal and payment under the DGCL, will not be converted into the right to receive the Merger Consideration. By virtue of the Merger, such shares will be automatically canceled, no longer outstanding and will cease to exist, and will be entitled to only such consideration as may be determined pursuant to Section 262 of the DGCL. If any such holder fails to perfect or effectively withdraws, validly waives or otherwise loses such holder’s appraisal rights, such holder’s shares will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less applicable tax withholdings and other authorized deductions).

The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger—Appraisal Rights,” and Section 262, the relevant section of the DGCL regarding appraisal rights, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Due to the complexity of the appraisal process, Catalyst stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Representations and Warranties

The Merger Agreement contains representations and warranties of Catalyst, Parent and Merger Sub.

Catalyst

Some of the representations and warranties in the Merger Agreement made by Catalyst are qualified as to “materiality” or “Material Adverse Effect.” A “Material Adverse Effect” means any event, occurrence, circumstance, change or effect (each, an “Effect”) which, individually or when taken together with all other Effects, has had or would reasonably be expected to have a material adverse effect on (i) the ability of Catalyst to consummate the Merger on or before the End Date (as defined in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement”) or (ii) the business, assets, condition (financial or otherwise), financial performance, or results of operations of Catalyst and its subsidiary, taken as a whole. However, none of the following will be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect for purposes of clause (ii) above:

•

any change in the market price or trading volume of Catalyst’s stock or change in Catalyst’s credit ratings; except that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception in this list;

•	the announcement, pendency or performance of the Transactions (other than for purposes of any representation or warranty contained in the non-contravention provisions of the Merger Agreement);

•	any Effect generally affecting the industries in which Catalyst and its subsidiary operate or in the economy generally or other general business, financial or market conditions;

•	fluctuations in the value of any currency or interest rates;

•	any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic, trade war or any other similar event;

•

the failure of Catalyst to meet internal or analysts’ expectations or projections; provided, that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception in this list;

•	any adverse effect arising directly from or otherwise directly relating to any action taken by Catalyst or its subsidiary at the written direction of Parent;

•	any Effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates;

•	changes in, or any actions taken for the purpose of complying with any change in, any applicable laws or GAAP (or any interpretation of any applicable laws or GAAP); and

•	any legal proceeding regarding Dissenting Shares or relating to the Transactions.

However, any Effect referred to in the foregoing third, fourth, fifth and ninth bullets may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect solely to the extent such Effect disproportionately affects Catalyst and its subsidiary relative to other participants in the industries in which Catalyst and its subsidiary operate.

In the Merger Agreement, Catalyst has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to certain specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing under the laws of the State of Delaware and authority and qualification to conduct business with respect to Catalyst and its subsidiary;

•	Catalyst’s ownership of its subsidiary;

•

delivery by Catalyst to Parent of the certificate of incorporation, bylaws and other organizational documents, including all amendments, of Catalyst and its subsidiary, each such document being in full force and effect without violations;

•	capital structure of Catalyst and its subsidiary;

•	accuracy and compliance with applicable legal rules of Catalyst’s SEC filings and financial statements and Catalyst’s internal controls and disclosure controls and procedures;

•

operation of the business of Catalyst and its subsidiary in all material respects in the ordinary course of business consistent with past practice from January 1, 2026, through the date of the Merger Agreement;

•	absence of any Material Adverse Effect from January 1, 2026, through the date of the Merger Agreement;

•	title to assets;

•	real property matters;

•	intellectual property, privacy and data security and information technology matters;

•	material contracts;

•	absence of undisclosed liabilities;

•	compliance with all applicable governmental laws and regulations by Catalyst and its subsidiary;

•	healthcare regulatory matters;

•	compliance with trade control laws, the U.S. Foreign Corrupt Practices Act and other anti-corruption, anti-bribery, customs and import laws;

•	possession of, and compliance with, required governmental authorizations;

•	tax matters;

•	employment and labor matters;

•	employee benefit and compensation plans, including ERISA and certain related matters;

•	environmental matters;

•	insurance matters;

•	litigation, legal proceedings and investigation matters;

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Catalyst’s corporate power and authority to enter into, and to perform its obligations under, the Merger Agreement and to consummate the Transactions, and the enforceability of the Merger Agreement with respect to Catalyst;

•	inapplicability of any applicable anti-takeover laws, including Section 203 of the DGCL;

•	absence of conflicts with laws;

•	required notices, consents and regulatory filings in connection with the Merger Agreement;

•	Catalyst’s receipt of a fairness opinion from its financial advisor;

•	payment of fees to brokers, finders, investment bankers, financial advisors or other persons in connection with the Transactions; and

•	Catalyst’s lack of reliance on any representations or warranties of Parent and Merger Sub not included in the Merger Agreement.

Parent and Merger Sub

Certain of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to a “Parent Material Adverse Effect.” A “Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the Transactions in a timely manner on the terms set forth in the Merger Agreement.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Catalyst that are subject, in some cases, to certain specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

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Merger Sub’s ownership and absence of business activities or operations other than as contemplated by the Merger Agreement in connection with the Transactions and those incident to Merger Sub’s formation;

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Parent’s and Merger Sub’s corporate power and authority to enter into, and to perform their obligations under, the Merger Agreement and to consummate the Transactions, and the enforceability of the Merger Agreement with respect to Parent and Merger Sub;

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absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts, and required notices, consents and regulatory filings in connection with the Merger Agreement or the Transactions;

•	accuracy of the information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;

•	absence of litigation;

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delivery by Parent to Catalyst of the executed Debt Commitment Letter (as defined in the section of this proxy statement captioned “The Merger Agreement—Financing Cooperation”) and Debt Fee Letter (as defined in the Merger Agreement), pursuant to which the financing sources party thereto have committed, subject to the terms and conditions set forth therein, to provide to Parent debt financing, the proceeds of which will be used to, among other things, fund the Transactions (the “Debt Financing”);

•

absence of any conditions precedent or other contingencies relating to the funding of the full amount of the Debt Financing other than those set forth in the Debt Commitment Letter and the Debt Fee Letter;

•	payment of all commitment fees and other amounts due and payable under the Debt Commitment Letter on or prior to the date of the Merger Agreement, in connection with the Debt Financing;

•

sufficiency of the aggregate proceeds of the Debt Financing, together with cash and cash equivalents held by Catalyst and its subsidiary immediately prior to the Closing, to enable Parent and Merger Sub to pay in cash the aggregate Merger Consideration and the aggregate amounts payable to holders of Catalyst equity awards following the Effective Time;

•	Parent’s and Merger Sub’s lack of ownership interest in Catalyst;

•	Parent’s and Merger Sub’s lack of reliance on any representations or warranties of Catalyst not included in the Merger Agreement;

•	payment of fees to brokers, finders, investment bankers, financial advisors or other persons in connection with the Transactions; and

•	absence of certain formal or informal arrangements between Parent, Merger Sub or their affiliates and any stockholder, director, officer, employee or other affiliate of Catalyst.

None of the representations and warranties contained in the Merger Agreement survive past the Effective Time.

Conduct of Business Pending the Merger

From the date of the Merger Agreement until the earlier of the Effective Time and the valid termination of the Merger Agreement (the “Pre-Closing Period”), except as expressly required under the Merger Agreement or as required by applicable law, with the written consent of Parent, or as set forth in the Disclosure Schedule, Catalyst will, and will cause its subsidiary to, use reasonable best efforts to conduct its business in the ordinary course consistent with past practice in all material respects, preserve intact its material tangible assets, business organizations and business relationships with commercial third parties and keep available the services of its present officers and other employees, and maintain satisfactory relationships with governmental bodies, material suppliers, material licensors, material licensees, material collaboration partners and other business partners having material business dealing with Catalyst and its subsidiary and to maintain their material rights and regulatory permits. During the Pre-Closing Period, Catalyst has also agreed that, subject to specified exceptions set forth in the Merger Agreement and the Disclosure Schedule, Catalyst will not, and will not permit its subsidiary to, take any of the following actions without Parent’s written consent (or as required by applicable law):

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declare, set aside or pay any dividend or make any other distribution in respect of its capital stock, or repurchase, redeem or otherwise reacquire any of its capital stock, or any rights, warrants or options to acquire its capital stock, subject to specified exceptions for, among other things, repurchases on termination of employment, forfeitures of equity awards and tax withholdings on equity awards;

•	split, combine, subdivide or reclassify any of its shares or other equity interests;

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sell, issue, grant, deliver, pledge, transfer, encumber or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security, subject to specified exceptions, including issuance upon exercise or vesting of outstanding equity awards;

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except as required under any Employee Plan (as defined in the Merger Agreement) in existence as of the date of the Merger Agreement, (A) establish, adopt, enter into, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date of the Merger Agreement), or amend or waive any of its rights under, or accelerate the payment or vesting under, any provision of any of the Employee Plans or (B) grant any employee or director any increase in compensation, bonuses or other benefits, subject to specified exceptions;

•	amend or permit the adoption of any amendment to its certificate of incorporation, bylaws, or other charter or organizational documents;

•	form any subsidiary, acquire any equity interest in any other entity or enter into any material joint venture, partnership or similar arrangement;

•	make or authorize any capital expenditure in excess of $100,000 in the aggregate;

•

acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, relinquish or permit to lapse, transfer or assign any material tangible asset or property, subject to specified exceptions;

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acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, or abandon or permit to lapse, or transfer or assign any material item of Catalyst’s intellectual property, subject to specified exceptions;

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lend money or make capital contributions or advances to or make investments in, any person, or incur or guarantee any indebtedness for borrowed money, subject to specified exceptions for ordinary-course advances and indemnification advances;

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except in the ordinary course of business consistent with past practice or as otherwise permitted by the Merger Agreement, amend or modify in any material respect, or voluntarily terminate, any material contract, or enter into any contract that would have been a material contract had it been in effect on the date of the Merger Agreement, subject to specified exceptions;

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change any material method of tax accounting or any tax accounting period, make (except in the ordinary course of business consistent with past practice), change or revoke any material tax election, file an amended income or other material tax return, enter into a closing agreement with any governmental body regarding any material tax liability or assessment or request any ruling with respect to a material tax from any governmental body, settle material tax claims, or waive or extend material tax statutes of limitations;

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settle, release, waive or compromise any legal proceeding or other claim against Catalyst or its subsidiary, other than any settlement, release, waiver or compromise that, subject to the Merger Agreement, (i) involves the payment of monetary obligations of not more than $150,000 in the aggregate, (ii) does not involve the admission of wrongdoing or any injunctive or equitable or other nonmonetary relief, and (iii) provides for a complete release of claims;

•	enter into or negotiate any collective bargaining agreement or other similar labor-related contract with any labor organization, except as required by applicable law;

•	adopt or implement any stockholder rights plan or similar arrangement;

•

make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP, Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations;

•	enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed under Item 404 of Regulation S-K, subject to specified exceptions;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Catalyst or its subsidiary;

•

hire or terminate any employee (except for cause) at the level of Vice President or above or with an annual base salary in excess of $275,000, except to fill a vacancy in a role in existence prior to the date of the Merger Agreement; or

•	authorize, agree or commit to take any of the foregoing actions.

Acquisition Proposals

Under the Merger Agreement, during the Pre-Closing Period, Catalyst has agreed not to, and to cause its subsidiary to agree not to, and to cause their representatives not to, directly or indirectly, among other things:

•	continue any solicitations, discussions, negotiations or communications with any person that may have been ongoing with respect to an Acquisition Proposal (as defined below);

•	solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or could reasonably be expected to result in an Acquisition Proposal;

•

(i) engage or participate in any discussions or negotiations regarding, or (ii) furnish to any third party any non-public information in connection with or with the intent to encourage, or knowingly facilitate in any way any effort by any third party in furtherance of, an Acquisition Proposal;

•	approve or recommend an Acquisition Proposal; or

•

other than an Acceptable Confidentiality Agreement (as defined below), enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement or other similar agreement (i) providing for or relating to an Acquisition Proposal or (ii) requiring Catalyst to abandon, terminate or fail to consummate the Transactions.

Catalyst is also required to terminate access of any such persons to its data room and to request the return or destruction of all non-public information of Catalyst previously furnished to any such persons.

Notwithstanding the foregoing, at any time after the date of the Merger Agreement, and prior to the adoption of the Merger Agreement by the affirmative vote of Catalyst stockholders representing at least a majority of all outstanding shares of our common stock entitled to vote thereon (the “Required Company Stockholder Vote”), if Catalyst, its subsidiary or any of their representatives receives a written bona fide Acquisition Proposal from any third party that did not result from a breach of the Merger Agreement, and the Board of Directors determines in good faith, after consultation with outside legal counsel and an independent financial advisor of nationally recognized reputation, (1) that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined below), and (2) that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then, Catalyst and its representatives may (i) furnish non-public information to such third party pursuant to an Acceptable Confidentiality Agreement (with non-public information not previously made available to Parent to be provided to Parent as promptly prior to or substantially concurrently with the time it is provided to such third party) and (ii) engage in or otherwise participate in discussions or negotiations with such third party regarding such Acquisition Proposal.

During the Pre-Closing Period, Catalyst will, among other things:

•

notify Parent promptly (and in no event later than 24 hours after receipt) of any Acquisition Proposal (or any inquiries, proposals or offers with respect thereto), identify the person or group making such Acquisition Proposal, and provide Parent with copies of any written materials and a reasonably detailed summary of any material terms and conditions thereof; and

•

keep Parent fully informed on a prompt basis (and in any event within 24 hours) of any material developments, discussions or negotiations regarding any such inquiry, proposal, offer or Acquisition Proposal.

However, nothing in the Merger Agreement prohibits Catalyst from (i) taking and disclosing to the Catalyst stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the Catalyst stockholders required by applicable law (except the Board of Directors cannot make a Company Adverse Change Recommendation, as defined in and other than in accordance with the procedures described in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”).

For purposes of this proxy statement and the Merger Agreement:

•

“Acceptable Confidentiality Agreement” means any executed confidentiality agreement with a third party on customary terms that (i) contains provisions that are no more favorable to such third party than those contained in the confidentiality agreement, dated December 4, 2025, between Catalyst and Parent (the “Confidentiality Agreement”), and (ii) does not prohibit Catalyst from complying with its obligations under the Merger Agreement.

•

“Acquisition Proposal” means any proposal or offer from any person (other than Parent and its affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition or license of assets of Catalyst equal to 20% or more of Catalyst’s consolidated assets or to which 20% or more of Catalyst’s revenues or earnings on a consolidated basis are attributable, (b) issuance or acquisition of 20% or more of the outstanding Catalyst common stock, (c) recapitalization, tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding Catalyst common stock or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Catalyst, that if consummated, would result in any person or group beneficially owning 20% or more of the outstanding Catalyst common stock; in each case (a) through (d), other than the Transactions.

•

“Company Board Recommendation” means the Board of Directors’ unanimous (i) determination that the Merger Agreement and the Transactions, including the Merger, are fair to and in the best interest of Catalyst and its stockholders; (ii) declaration that the Merger Agreement and the Merger are advisable; (iii) authorization and approval of the execution, delivery and performance by Catalyst of the Merger Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth in the Merger Agreement; and (iv) recommendation that the Catalyst stockholders adopt the Merger Agreement and direction that the Merger Agreement be submitted for adoption by the Catalyst stockholders.

•

“Superior Proposal” means a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with Catalyst’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Catalyst stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to the Merger Agreement); provided, that for purposes of this definition of “Superior Proposal,” the references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “100%.”

The Board of Directors’ Recommendation; Company Adverse Change Recommendation

As described above, and subject to the provisions described below, the Board of Directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Except as permitted by the terms of the Merger Agreement, during the Pre-Closing Period, the Board of Directors will not (with any action described below a “Company Adverse Change Recommendation”):

•	withhold, withdraw, change, modify, rescind or qualify the Company Board Recommendation in any manner adverse to Parent (or publicly propose to do so);

•	approve, adopt, recommend or declare advisable any Acquisition Proposal (or publicly propose to do so);

•

fail to publicly recommend against acceptance by Catalyst stockholders of a tender or exchange offer that constitutes an Acquisition Proposal within ten days of commencement of such offer, or publicly state that it takes no position (or that it is unable to take a position) with respect to any such offer;

•	fail to include the Company Board Recommendation in this proxy statement; or

•

approve, adopt, declare advisable or recommend (or agree, resolve or propose to do so), or cause or permit Catalyst or its subsidiary to enter into, any acquisition agreement (other than an Acceptable Confidentiality Agreement) with respect to an Acquisition Proposal.

At any time prior to obtaining the Required Company Stockholder Vote, and notwithstanding anything to the contrary contained in the Merger Agreement, if (i) Catalyst or its subsidiary has received a bona fide written Acquisition Proposal that has not been withdrawn, and (ii) the Board of Directors determines, in good faith and after consultation with outside legal counsel, that such Acquisition Proposal is a Superior Proposal, then (1) the Board of Directors may make a Company Adverse Change Recommendation, or (2) Catalyst may terminate the Merger Agreement to enter into a Specified Agreement with respect to such Superior Proposal, but in each case (1) or (2), only if:

•	the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law;

•

Catalyst has given Parent at least five business days’ prior written notice (a “Determination Notice”) of its intention to consider such foregoing action (1) or (2), and, if desired by Parent, has negotiated in good faith with Parent during such period to enable Parent to propose amendments to the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal;

•	Catalyst has provided to Parent information with respect to such Acquisition Proposal in accordance with the Merger Agreement;

•

Catalyst has given Parent the full five-business day period after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal; and

•

after giving effect to any amendments proposed by Parent during such five-business day period, the Board of Directors has determined in good faith that the Acquisition Proposal is a Superior Proposal and that the failure to take such action such foregoing action (1) or (2) would be inconsistent with its fiduciary duties under applicable law.

The foregoing provisions also apply to any material amendment to an Acquisition Proposal, except that the references to five business days will be deemed to be three business days.

In addition, other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation in response to an Intervening Event (as defined below) only if:

•

the Board of Directors has determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, that Catalyst has given Parent a Determination Notice at least five business days prior to making any such Company Adverse Change Recommendation, specifying in reasonable detail the facts and circumstances giving rise thereto;

•

if desired by Parent, has negotiated in good faith with Parent during such period with respect to any revisions to the Merger Agreement or another proposal so that a Company Adverse Change Recommendation would no longer be necessary; and

•

after giving effect to any such proposals by Parent during such period, the Board of Directors has determined in good faith that the failure to make a Company Adverse Change Recommendation would be inconsistent with its fiduciary duties under applicable law.

For purposes of this proxy statement and the Merger Agreement:

•

“Intervening Event” means an Effect that (a) was not known to or reasonably foreseeable by the Board of Directors as of or prior to the date of the Merger Agreement, and (b) does not relate to an Acquisition Proposal; provided, that any change in Catalyst’s stock price or trading volume, in and of itself, will not be taken into account in determining whether an Intervening Event has occurred.

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“Specified Agreement” means a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors shall have determined, in good faith, constitutes a Superior Proposal.

Stockholders’ Meeting

Catalyst has agreed to take all actions necessary to duly call, give notice of, convene and hold the Special Meeting as soon as reasonably practicable after this proxy statement is cleared by the SEC for mailing. After consultation with Parent, Catalyst may adjourn, recess or postpone the Special Meeting in specified circumstances, including to provide additional time to solicit proxies or to ensure that any required supplement or amendment to this proxy statement is provided to Catalyst stockholders with a reasonable amount of time for review, subject to specified limits on the number, length and timing of any postponements or adjournments outlined in the Merger Agreement. Unless the Merger Agreement is validly terminated, Catalyst is required to convene the Special Meeting and submit the Merger Agreement to Catalyst stockholders for the purpose of seeking the Required Company Stockholder Vote.

Filings, Consents and Approvals

Subject to the terms of the Merger Agreement, Catalyst, Parent and Merger Sub have agreed to use their reasonable best efforts to take promptly all steps necessary to avoid or eliminate each impediment under antitrust laws so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any governmental body in connection with its evaluation of the Transactions under the HSR Act or other applicable antitrust laws. Parent has agreed to take, and to cause its affiliates to take, any and all steps necessary or advisable to avoid or eliminate each impediment under any applicable law that may be asserted by any governmental body or other person so as to enable the parties to expeditiously consummate the Transactions. However, Parent and its subsidiaries will not be required to agree to, and Catalyst will not be permitted to agree to the following, so as to enable Catalyst, Parent and Merger Sub to expeditiously consummate the Transactions:

•	any prohibition of or limitation on its or their ownership of any portion of their respective businesses or assets, including after giving effect to the Transactions;

•	divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Transactions;

•

any limitation on its or their ability to effect the Merger, or the ability of Catalyst, Merger Sub or their respective subsidiaries, to acquire or hold or exercise full rights of ownership of any capital stock of Catalyst or its subsidiary;

•

oppose any request for, the entry of, or seek to have vacated or terminated any order, judgment, decree, injunction or ruling of any governmental body that could restrain, prevent or delay any required consents applicable to the Transactions, including by defending through litigation, any action asserted by any person in any court or before any governmental body; or

•

any other limitation on their ability to effectively control their respective businesses or any limitation that would affect their ability to control their respective operations, including after giving effect to the Transactions.

Catalyst, Parent and Merger Sub will (and will cause their respective affiliates, if applicable, to): (i) promptly, but in no event later than ten business days after the date of the Merger Agreement, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions and (ii) promptly, but in no event later than ten business days after the date of the Merger Agreement, make any other filings, notifications or other consents required to be made with, or obtained from, any other governmental bodies under applicable antitrust laws in connection with the Transactions.

Parent will control the overall strategy with respect to the Transactions under applicable antitrust laws, including the right to determine the strategy and timing for any filings, submissions, communications and meetings; provided, that Parent will consult with Catalyst prior to making any filings or submissions to any applicable governmental body, consider Catalyst’s views in good faith and keep Catalyst informed of the status of such matters. Catalyst, Parent and Merger Sub have also agreed to keep each other informed of, and where practicable, to give each other reasonable advance notice of and the opportunity to participate in, any communications, requests, inquiries, investigations or legal proceedings brought by a governmental body or by a third party before any governmental body in respect of the Transactions under antitrust laws.

Employee Benefits

Within ten business days of the date of the Merger Agreement, Catalyst is required to propose for adoption a cash-based retention program providing for awards to certain individuals on terms and conditions to be set forth therein, deliver such proposed program to Parent and consider in good faith any comments from Parent. Upon Parent’s written approval, Catalyst will thereafter promptly adopt and implement such retention program.

For a period of one year following the Closing Date (or, if shorter, the period that the applicable continuing employee remains employed with the Surviving Corporation or its affiliates), Parent will provide, or cause to be provided, to each employee of Catalyst or its subsidiary who continues employment after the Closing (each, a “Continuing Employee”) (i) a base salary or hourly wage rate and target annual or short-term cash incentive opportunities that, in each case, are at least equal to those provided to such Continuing Employee immediately prior to the Closing Date and (ii) employee benefits (excluding severance, defined benefit pension plans, and equity and equity-based compensation) that are no less favorable in the aggregate than those provided by Catalyst or its subsidiary to such Continuing Employee immediately prior to the Closing Date.

Parent (or an affiliate of Parent) has also agreed to (i) give Continuing Employees full credit for prior service with Catalyst and its subsidiary for all purposes, including eligibility, vesting and benefit accrual under Parent’s benefit plans (other than for accrual of benefits under any defined benefit plan), to the same extent such service was recognized by Catalyst or its subsidiary, except that such service will not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service, and (ii) use reasonable best efforts to waive certain pre-existing condition limitations and waiting periods otherwise applicable to Continuing Employees, and honor and credit deductibles, co-payments and out-of-pocket expenses incurred, under Parent’s health and welfare plans, subject to specified limitations in the Merger Agreement.

Indemnification of Officers and Directors

For a period of six years from the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Catalyst or its subsidiary under their organizational documents and any indemnification or other similar agreements, in each case as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms, and the Surviving Corporation will (and will cause Catalyst’s subsidiary to) perform their obligations thereunder. During such six-year period, Parent will, and will cause its subsidiaries to, indemnify and hold harmless each Indemnified Person to the fullest extent permitted under applicable laws, and advance expenses upon receipt of an undertaking to repay if it is ultimately determined that the Indemnified Person is not entitled to indemnification.

For a period of six years from and after the Effective Time, Parent and the Surviving Corporation will either (i) cause to be maintained in effect the current policies of directors’ and officers’ insurance maintained by or for the benefit of Catalyst and its subsidiary, or (ii) provide substitute policies of not less than the existing coverage and on terms not less favorable to the insured persons than the current coverage. In no event will Parent or the Surviving Corporation be required to pay, in the aggregate, more than the Maximum Amount; if the required coverage cannot be obtained for that amount, the Surviving Corporation will obtain as much comparable insurance coverage as possible for an amount equal to the Maximum Amount. In lieu of such insurance, Catalyst (or, if not purchased prior to the Effective Time, Parent or the Surviving Corporation) may purchase a six-year “tail” directors’ and officers’ insurance policy providing coverage in an amount not less than, and on terms not less favorable to the insured persons than, the existing coverage; provided, that in no event will the cost of any such tail policy exceed the Maximum Amount. Parent and the Surviving Corporation must maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Stockholder Litigation

Catalyst has agreed to notify Parent of any litigation or threatened litigation against Catalyst and/or its directors or officers relating to the Transactions and keep Parent informed with respect to such matters. Catalyst will (a) give Parent the opportunity to review and propose comments on all filings, pleadings and responses proposed to be submitted by Catalyst, and Catalyst will consider such comments in good faith, (b) give Parent a reasonable opportunity to review all materials proposed to be delivered by Catalyst in connection with any discovery or document production, (c) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any such litigation and (d) consult with Parent with respect to the defense, settlement and prosecution of any such litigation. Catalyst may not settle or compromise any such litigation unless Parent has consented in writing.

Additional Agreements

Subject to the terms and conditions of the Merger Agreement, Parent and Catalyst have agreed to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the Transactions, including, subject to specified limitations set forth in the Merger Agreement, to (i) use reasonable best efforts to make all filings and give all notices required to be made and given pursuant to any material contract in connection with the Merger and the other Transactions, (ii) seek each consent required to be obtained pursuant to any material contract in connection with the Transactions to the extent requested in writing by Parent and (iii) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third party against Parent or Catalyst.

Financing Cooperation

Catalyst and its subsidiary will, and will cause their respective representatives to, use reasonable best efforts to provide such cooperation in connection with the arrangement of the Debt Financing, or any Alternative Financing (as defined below) as part of, or in lieu of all or a portion of the Debt Financing, as is reasonably requested by Parent. Such cooperation will include:

•

furnishing or causing to be furnished to Parent and the financing sources, as promptly as reasonably practicable, any financial statements or other information reasonably requested by Parent (including on behalf of any Debt Financing Source (as defined below));

•

making Catalyst’s senior management and officers available to assist in the preparation for, and participate in, a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents, and prospective lenders and buyers), presentations, road shows, meetings with ratings agencies, due diligence sessions, drafting sessions and sessions between senior management and the Debt Financing Sources in connection with the Debt Financing or any Alternative Financing;

•

promptly, and in any event no later than four business days prior to the Closing, providing all documentation and other information that any Debt Financing Source has reasonably requested, at least nine business days prior to the Closing Date, under applicable “know-your-customer” and anti-money laundering rules and regulations;

•

reasonably cooperating and providing assistance with the preparation of materials for rating agency presentations, high-yield roadshow presentations, offering memoranda, bank information memoranda, confidential information memoranda, private placement memoranda, lender presentations and other customary marketing materials required in connection with the Debt Financing or any Alternative Financing (collectively, the “Debt Marketing Materials”), including furnishing (i) business and financial projections reasonably requested by Parent, (ii) information reasonably necessary to prepare risk factors, (iii) supporting records and information for any statistical claims relating to Catalyst or its subsidiary appearing in the Debt Marketing Materials, and (iv) executed customary CFO certificates of Catalyst and its subsidiary with respect to financial information;

•	providing reasonable cooperation with the Debt Financing Sources’ due diligence efforts;

•

providing customary authorization letters, confirmations and undertakings in connection with the Debt Marketing Materials (including with respect to material non-public information and customary 10b-5 representations relating to Catalyst and its subsidiary);

•

(i) assisting in the preparation, execution and delivery of definitive financing documents, including any credit agreements, indentures, notes, guarantee and collateral documents, pledge and security documents, customary closing certificates and documents and back-up therefor and for legal opinions in connection with the Debt Financing or any Alternative Financing (including executing and delivering a solvency certificate from Catalyst’s CFO or treasurer), and other customary documents as may reasonably be requested by Parent or the Debt Financing Sources; and (ii) facilitating the pledging of, granting security interests in and perfecting of any liens on collateral; provided, that none of the foregoing (i) or (ii) will be effective until at or after the Closing;

•	assisting Parent in benefiting from the existing lending relationships of Catalyst and its subsidiary;

•

cooperating with Parent’s efforts to obtain corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance (including providing reasonable access to Parent and its representatives to all owned or leased real property);

•

taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent (including on behalf of any Debt Financing Source) to permit the consummation of the Debt Financing or any Alternative Financing, provided that no such actions will be required to be effective prior to the Closing;

•

causing Catalyst’s independent auditor (i) to furnish to Parent and the Debt Financing Sources customary comfort letters (including “negative assurance” comfort and change period comfort) and consents; (ii) to attend accounting due diligence sessions and drafting sessions; and (iii) if Catalyst’s auditor withdraws its audit opinion with respect to any audited financial statements, furnishing Parent and the Debt Financing Source as soon as practicable with a new unqualified audit opinion by such auditor or another nationally-recognized independent public accounting firm reasonably acceptable to Parent;

•

if any of Catalyst’s or its subsidiary’s financial statements have been restated (or a restatement has been determined to be required and not subsequently confirmed in writing not to be required), furnishing Parent and the Debt Financing Source as soon as practicable with such restated financial statements; and

•	cooperating with Parent to satisfy the conditions precedent to the Debt Financing or any Alternative Financing to the extent within the control of Catalyst.

For the purposes of this proxy statement and the Merger Agreement:

•	“Alternative Financing” means alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources, which may include one or more of a senior secured debt financing,

an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, or alternative equity financing from one or more persons (which in any case will not be exclusive of any alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources), in all cases in an amount such that the aggregate funds that would be available to Parent at the Closing will be sufficient to pay in cash the aggregate Merger Consideration payable to Catalyst stockholders and holders of options and restricted stock units following the Effective Time.

•

“Debt Commitment Letter” means the debt commitment letters, dated as of May 6, 2026, between Parent and the underwriters and arrangers party thereto (including all exhibits, annexes, schedules and term sheets attached thereto or contemplated thereby), as the same may be amended, restated, amended and restated, supplemented, modified or replaced in compliance with the Merger Agreement, pursuant to which the lenders party thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided the Debt Financing set forth therein.

•

“Debt Financing Source” means each person (including lenders, agents arrangers, bookrunners, managers, co-agents, financial institutions, institutional investors, underwriters, commitment parties or similar debt financing sources) that has committed to provide or arrange the Debt Financing, or any Alternative Financing, in connection with the Transactions pursuant to the Debt Commitment Letter or any Alternative Financing, and the parties to any joinder agreements, indentures, credit agreement or any other definitive documentation entered pursuant thereto or relating thereto, together with their respective affiliates and their respective affiliates’ representatives.

Catalyst and its subsidiary will, and will cause their affiliates to, supplement any financial statements or other financial information on a reasonably current basis to the extent any such information, to the knowledge of Catalyst and its subsidiary, when taken as a whole and in light of the circumstances under which it was made, contains any material misstatement of fact or omits any material fact necessary to make such information not materially misleading.

Notwithstanding the foregoing, until the Closing occurs, the financing cooperation will not (i) unreasonably interfere with the ongoing operations of Catalyst or its subsidiary, or (ii) require Catalyst or its subsidiary to (A) pay any commitment or other similar fee, or incur any liability or obligation, in each case with respect to third parties, that is not contingent upon the Closing; (B) take any action that could subject any pre-Closing director, manager, officer or employee to any actual or potential personal liability; (C) cause any director or manager to pass resolutions or consents to approve or authorize the execution of the Debt Financing that would be effective prior to Closing; (D) make any representation, warranty or certification that, in Catalyst’s good faith determination, is not true, or cause any condition to Closing (as described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”) to fail to be satisfied; or (E) prepare any pro forma financial statements, projections, estimates or other forward-looking information.

If the Merger Agreement is terminated pursuant to its terms, Parent has agreed to promptly reimburse Catalyst and its subsidiary for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the financing cooperation discussed in this section, including reasonable attorneys’ fees and expenses of Catalyst’s accounting firms engaged to assist with the Debt Financing. Parent has also agreed to indemnify, defend and hold harmless Catalyst, its subsidiary and their respective affiliates and representatives from and against any and all liabilities, losses, damages, claims, costs and expenses suffered or incurred in connection with the arrangement of the Debt Financing, the performance of their obligations under this section, and any information utilized in connection therewith (other than to the extent arising out of or resulting from the bad faith, gross negligence or willful misconduct of any such person).

Conditions to the Closing of the Merger

The respective obligations of each party to effect the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by such party with respect to itself) at or prior to the Closing Date of each of the following conditions:

•	the Required Company Stockholder Vote must have been obtained;

•

any waiting period applicable to the Merger under the HSR Act and any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the Merger, must have expired or been terminated; and

•

no governmental body of competent jurisdiction may have issued any temporary restraining order, preliminary or permanent injunction or other order that remains in effect preventing the consummation of the Merger, nor may any law have been promulgated, enacted, issued or deemed applicable to the Merger by any governmental body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger.

In addition, the obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, to the extent permitted by applicable law) on or prior to the Closing Date of the following conditions:

•	the following representations and warranties of Catalyst set forth in the following sections of the Merger Agreement:

•

the first two sentences of Section 2.1(a) (Due Organization; Subsidiaries, Etc.), Section 2.2(a) (Certificate of Incorporation and Bylaws), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Section 2.24 (Opinion of Financial Advisor) and Section 2.25 (Brokers and Other Advisors) must be accurate (without taking into account any Material Adverse Effect and materiality qualifications contained therein) in all material respects as of the date of the Merger Agreement, and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

•

Sections 2.3(a) and 2.3(d) (Capitalization, Etc.) must be accurate (without taking into account any Material Adverse Effect and materiality qualifications contained therein) except for de minimis inaccuracies as of the date of the Merger Agreement, and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period),

•

Section 2.5(b) (No Material Adverse Effect) must be accurate in all respects as of the date of the Merger Agreement, and at and as of the Closing Date as if made on and as of such date with respect to the earlier period set forth in Section 2.5(b), and

•

all other representations and warranties of Catalyst set forth in Section 2 must be accurate (without taking into account any Material Adverse Effect and materiality qualifications contained therein) as of the date of the Merger Agreement, and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•

Catalyst must have complied with or performed in all material respects the covenants and agreements that it is required to comply with or perform at or prior to the Effective Time (or any failure to comply or perform must have been cured by such time);

•	since the execution and delivery of the Merger Agreement, there must not have been a Material Adverse Effect; and

•

Catalyst must have furnished Parent with a certificate, dated as of the Closing Date and signed by a duly authorized officer of Catalyst on Catalyst’s behalf, certifying to the effect that the conditions described in the foregoing three bullets have been satisfied.

In addition, the obligation of Catalyst to effect the Merger is further subject to the satisfaction (or waiver by Parent, to the extent permitted by applicable law) on or prior to the Closing Date of each of the following conditions:

•	the following representations and warranties of Parent and Merger Sub set forth in the following sections of the Merger Agreement:

•

Section 3.1 (Due Organization), Section 3.2 (Merger Sub), Section 3.3 (Authority; Binding Nature of Agreement) and Section 3.10 (Brokers and Other Advisors) of the Merger Agreement must be accurate (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein), except for de minimis inaccuracies as of the date of the Merger Agreement, and as of the Closing, as if made as of such time (except to the extent made as of an earlier time, in which case as of such earlier time), and

•

Section 3 of the Merger Agreement, other than those referred to in the above sub-bullet, must be accurate (without giving effect to materiality or Parent Material Adverse Effect qualifications contained therein) as of the date of the Merger Agreement, and as of the Closing as if made as of such time (except to the extent made as of a specific date, in which case as of such specific date), except where the failure to be so accurate does not constitute, individually or in the aggregate, a Parent Material Adverse Effect;

•

Parent and Merger Sub must have performed or complied in all material respects with their respective obligations, agreements and covenants under the Merger Agreement to be performed or complied with by them at or prior to the Effective Time; and

•

Parent must have furnished Catalyst with a certificate dated as of the Closing Date, signed by a duly authorized officer of Parent on Parent’s behalf, to the effect that the conditions described in the foregoing two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the Effective Time in the following ways:

•	by mutual written consent of Parent and Catalyst;

•	by either Parent or Catalyst, at any time prior to the Closing, if:

•

the Closing has not occurred on or prior to 11:59 p.m., Eastern time, on November 6, 2026 (the “End Date”), except that if, as of the End Date, all of the conditions to the Merger other than the conditions relating to antitrust approvals and the absence of any restraint by a governmental body in respect of antitrust laws have been satisfied or, to the extent permitted by applicable law, waived (other than conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date will automatically be extended by three months; provided, that the right to terminate pursuant to this sub-bullet will not be available to any party whose material breach of the Merger Agreement has caused or resulted in the failure of the Closing to occur on or before such date;

•

a governmental body of competent jurisdiction has issued an order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or making the consummation of the Merger illegal, which order, decree, ruling or other action is final and nonappealable; provided, that the right to terminate pursuant to this sub-bullet will not be available to any party whose material breach of the Merger Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action; or

•

if the Required Company Stockholder Vote is not obtained at a duly convened Special Meeting (or any adjournment or postponement thereof) at which the vote was taken in respect of the Merger Agreement and the Merger;

•	by Parent, at any time prior to the Closing, if:

•	the Board of Directors has failed to include the Company Board Recommendation in this proxy statement, or has effected a Company Adverse Change Recommendation;

•

in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors fails to recommend (in a Solicitation/Recommendation Statement on Schedule 14D-9) rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten business days of commencement thereof;

•

the Board of Directors fails to publicly reaffirm the Company Board Recommendation within five business days after Parent so requests in writing (it being understood that Catalyst will have no obligation to make such reaffirmation on more than three occasions); or

•

if a breach of any representation or warranty contained in the Merger Agreement, or failure to perform any covenant or obligation in the Merger Agreement on the part of Catalyst, has occurred such that the closing conditions of Catalyst set forth in Section 6.2(a) (Representations and Warranties) or Section 6.2(b) (Performance of Obligations of the Company) of the Merger Agreement would not be satisfied and cannot be cured by Catalyst by the End Date, or, if capable of being cured in such time period, has not been cured within 30 days of the date Parent gives Catalyst written notice of such breach or failure to perform; except that Parent will not have the right to terminate pursuant to this sub-bullet if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would permit Catalyst to terminate the Merger Agreement pursuant to this section;

•	by Catalyst:

•

in order to accept a Superior Proposal and substantially concurrently enter into a Specified Agreement (subject to compliance with the obligations described in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals” and payment of the termination fee further described in the section of this proxy statement captioned “The Merger Agreement—Expenses; Termination Fees”); or

•

if a breach of any representation or warranty contained in the Merger Agreement, or failure to perform any covenant or obligation in the Merger Agreement on the part of Parent or Merger Sub, has occurred such that the closing conditions of Parent and Merger Sub set forth in Section 6.3(a) (Representations and Warranties) or Section 6.3(b) (Performance of Obligations of Parent and Merger Sub) of the Merger Agreement would not be satisfied and cannot be cured by Parent or Merger Sub by the End Date, or, if capable of being cured in such time period, has not been cured within 30 days of the date Catalyst gives Parent written notice of such breach or failure to perform; except that Catalyst will not have the right to terminate pursuant to this sub-bullet if Catalyst is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement which breach would give rise to a failure of a closing condition set forth in Section 6.2(a) (Representations and Warranties) or Section 6.2(b) (Performance of Obligations of the Company).

If the Merger Agreement is terminated as provided above, written notice thereof specifying the provision of the Merger Agreement pursuant to which such termination is made must be given to the other party or parties, and the Merger Agreement will be of no further force or effect and there will be no liability on the part of Parent, Merger Sub or Catalyst or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates following any such termination; provided, however, that (i) the Confidentiality Agreement, certain specified provisions of the Merger Agreement, and certain related definitions will survive the termination of the Merger Agreement and remain in full force and effect, and (ii) no termination will relieve any party of any liability or damages (which, in the case of liabilities or damages payable by Parent and Merger Sub, may include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing, or based on the loss of, any premium or other economic entitlement that Catalyst’s stockholders would be entitled to receive under the Merger Agreement if the Closing were to occur in accordance with the terms of the Merger Agreement) resulting from any fraud or willful and material breach of the Merger Agreement prior to such termination.

Expenses; Termination Fees

Except as set forth in the Merger Agreement and summarized below, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses, whether or not the Merger is consummated.

If the Merger Agreement is terminated in any of the following circumstances, Catalyst will be required to pay a cash termination fee equal to $155,475,048 to Parent or its designee by wire transfer of same day funds (the “Termination Fee”); but in no event will Catalyst be required to pay the Termination Fee on more than one occasion:

•	if the Merger Agreement is terminated by Catalyst to accept a Superior Proposal (as described above);

•

if the Merger Agreement is terminated by Parent because (i) the Board of Directors has failed to include the Company Board Recommendation in this proxy statement, (ii) in the case of a tender offer or exchange offer, the Board of Directors fails to recommend (in a Solicitation/Recommendation Statement on Schedule 14D-9) rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten business days of the commencement of such tender offer or exchange offer, (iii) has effected a Company Adverse Change Recommendation, or (iv) has otherwise failed to publicly reaffirm the Company Board Recommendation within five business days after Parent requests so in writing; or

•	if all of the following are satisfied:

•

the Merger Agreement is terminated (i) by either Parent or Catalyst because the Closing has not occurred by the End Date (but, in the case of a termination by Catalyst, only if Parent would not be prohibited from terminating because Parent’s material breach has caused or resulted in the failure to close by the End Date), as described further in the first sub-bullet describing termination rights of Parent and Catalyst in section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement,” (ii) by either Parent or Catalyst because the Required Company Stockholder Vote was not obtained, as described further in the third sub-bullet describing termination rights of Parent and Catalyst in section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement,” or (iii) by Parent because Catalyst’s breach of a representation or warranty, or failure to perform a covenant or obligation results in certain closing conditions to not be satisfied, as further described in fourth sub-bullet describing termination rights of Parent in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement”;

•

after the date of the Merger Agreement, and prior to any termination of the Merger Agreement, a bona fide a proposal to acquire at least 20% of Catalyst’s stock or assets is communicated to the Board of Directors or publicly disclosed and has not been withdrawn; and

•	within eighteen months of such termination, Catalyst enters into a definitive agreement for, or consummates, a transaction involving an acquisition of at least 50% of Catalyst’s stock or assets.

In addition, in the event of termination by either party because the Required Company Stockholder Vote was not obtained, Catalyst will promptly, but in no event later than three business days following Parent’s delivery of an invoice, pay to Parent by wire transfer of same day funds all reasonable and documented out-of-pocket fees and expenses (including those of Parent’s financial advisors, outside legal counsel, accountants, experts, consultants and other representatives) actually incurred by or on behalf of Parent in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the Transactions, up to an amount not to exceed $20,457,243.

Payment of the Termination Fee (and, in the case of a termination by either party because the Required Company Stockholder Vote was not obtained, any expense reimbursement owed to Parent) will be deemed to be liquidated damages for, and the sole and exclusive remedy of Parent, Merger Sub and their respective affiliates against Catalyst, its subsidiary and their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, the “Company Related Parties”) for, any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise. Upon payment of such amount, none of the Company Related Parties will have any further liability or obligation relating to or arising out of the Merger Agreement or the Transactions, subject to certain specified exceptions described in the Merger Agreement.

No Recourse Against Debt Financing Related Persons

No Debt Financing Related Person (as defined below) will have any liability or obligation to Catalyst or any Company Related Party (whether in contract or in tort, in law or in equity or otherwise) for or in respect of any claims, causes of action, obligations or losses arising under, out of, in connection with, or related in any matter to (i) the Merger Agreement, the Debt Financing, the debt financing documents or the transactions contemplated thereunder; (ii) the negotiation, execution or performance of the Merger Agreement (including any representation or warranty made in, in connection with, or as an inducement to, the Merger Agreement); (iii) any breach or violation of the Merger Agreement; or (iv) any failure of the Transactions to be consummated. In no event will Catalyst or any of its affiliates seek or obtain, or support any person in seeking or obtaining, any monetary recovery or monetary award of any kind against any Debt Financing Related Person.

For the purposes of this proxy statement and the Merger Agreement, “Debt Financing Related Persons” means (i) the Debt Financing Sources, (ii) any affiliates of the Debt Financing Sources and (iii) the respective affiliates and representatives of each person identified in clauses (i) and (ii) of this definition; provided that neither Parent nor any affiliate of Parent shall constitute a Debt Financing Related Person.

Amendment

Subject to applicable laws and as otherwise provided in the Merger Agreement, the Merger Agreement may be amended by written agreement of Parent, Merger Sub and Catalyst at any time prior to the Effective Time. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, the provisions of the Merger Agreement that protect Debt Financing Related Persons (and the related definitions, solely as they relate to such provisions) may not be amended, waived or otherwise modified in any manner that affects the Debt Financing or any Debt Financing Related Person without the prior written consent of the Debt Financing Sources.

Governing Law

The Merger Agreement, the Transactions and all claims arising out of or relating thereto (except for any claims against the Debt Financing Related Persons) are governed by, and construed in accordance with, the laws of the State of Delaware. Any claims against the Debt Financing Related Persons are governed by, and construed in accordance with, the laws of the State of New York.

Specific Performance; Remedies

The parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement without proof of damages or otherwise, in addition to any other remedy to which they are entitled under the Merger Agreement. No party will oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

VOTING AGREEMENTS

Concurrently with the entry into the Merger Agreement, on May 6, 2026, Parent entered into voting agreements (collectively, the “Voting Agreements”) with each of the directors and executive officers of Catalyst who, together with certain of their respective affiliates, collectively owned approximately 5.5% of the outstanding shares of our common stock as of May 21, 2026.

The Voting Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time (such time, the “Expiration Time”).

Pursuant to the Voting Agreements, each of the directors and executive officers has agreed, among other things, during the period commencing on (and including) the date of the Voting Agreement and ending at the Expiration Time (such period, the “Voting Period”), to:

•

subject to certain exceptions pursuant to the Voting Agreement, not, directly or indirectly, (i) sell, pledge, encumber, grant options with respect to, transfer or otherwise dispose of, (ii) enter into any agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of, or (iii) reduce any beneficial ownership of or interest in, any Subject Securities (as defined below), and in each case (i) through (iii), to any person other than Parent;

•

cause any Subject Securities that are entitled to vote at any meeting of Catalyst stockholders and in any action by written consent of Catalyst stockholders, to be counted as present for purposes of establishing a quorum;

•	affirmatively vote such Subject Securities in favor of the Merger and the adoption of the Merger Agreement, each of the other Transactions, and any action in furtherance of the foregoing;

•

affirmatively vote such Subject Securities against (i) any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of Catalyst in the Merger Agreement; (ii) any other Acquisition Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals”); (iii) any reorganization, recapitalization, dissolution or liquidation of Catalyst or its subsidiary; (iv) any amendment to Catalyst’s organizational documents which would reasonably be expected to have the effect of frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, impeding, interfering with, preventing, delaying or adversely affecting the Merger, or changing the voting rights of any shares of Catalyst capital stock; (v) any material change in the capitalization of Catalyst or Catalyst’s corporate structure, and (vi) any other action which is intended or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions;

•

irrevocably waive any appraisal rights, dissenters’ rights and any similar rights under Section 262 of the DGCL with respect to all Subject Securities held by such director or executive officer with respect to the Merger; and

•

not (i) solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or could reasonably be expected to result in an Acquisition Proposal, (ii) engage or participate in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, any Acquisition Proposal, (iii) approve or recommend an Acquisition Proposal, or (iv) enter into any agreement, letter of intent or memorandum of understanding providing for or relating to an Acquisition Proposal.

Contemporaneously with the execution of the Voting Agreements, each director and executive officer delivered to Parent an irrevocable proxy appointing Parent as proxy for such holder, to vote such holder’s Subject Securities entitled to vote at any meeting of Catalyst stockholders until the Expiration Time (collectively, the

“Irrevocable Proxies”). The Irrevocable Proxies were granted in connection with and as security for the Voting Agreements, and were granted in consideration of Parent’s entry into the Merger Agreement. Upon the execution of the Irrevocable Proxies, all prior proxies given by each director and executive officer with respect to any of such holder’s Subject Securities were revoked, and each director and executive officer agreed that no subsequent proxies will be given with respect to any of their Subject Securities during the Voting Period.

Pursuant to the Irrevocable Proxies, Parent is required to vote such Subject Securities:

•	in favor of the Merger and the adoption of the Merger Agreement, each of the other Transactions, and any action in furtherance of the foregoing;

•	against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of Catalyst in the Merger Agreement; and

•

against (i) any other Acquisition Proposal; (ii) any reorganization, recapitalization, dissolution or liquidation of Catalyst or its subsidiary; (iii) any amendment to Catalyst’s organizational documents which would reasonably be expected to have the effect of frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, impeding, interfering with, preventing, delaying or adversely affecting the Merger, or changing the voting rights of any shares of Catalyst capital stock; (iv) any material change in the capitalization of Catalyst or Catalyst’s corporate structure, and (v) any other action which is intended or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions.

For the purposes of this proxy statement, the Voting Agreements and the Irrevocable Proxies, “Subject Securities” means (i) all securities of Catalyst (including all shares of our common stock and all options, restricted stock units, warrants and other rights to acquire shares of our common stock) for which the stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) as of the date of the Voting Agreement; and (ii) all additional securities of Catalyst (including all additional shares of our common stock and all additional options, restricted stock units, warrants and other rights to acquire shares of our common stock) for which the stockholder becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) during the Voting Period.

The foregoing descriptions of the Voting Agreements and Irrevocable Proxies are qualified in all respects by reference to the form of Voting Agreement and form of Irrevocable Proxy, which are attached as Annex B to this proxy statement and are incorporated herein by reference in their entirety.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on Nasdaq under the symbol “CPRX.” As of the Record Date, there were      shares of our common stock outstanding, held by approximately      stockholders of record. We have never declared or paid any cash dividends on our common stock.

The following table represents the high and low intra-day sales prices of our common stock on Nasdaq during the fiscal quarters indicated:

	Common Stock Prices
	High ($)	Low ($)
Fiscal Year 2026 - Quarter Ended
June 30 (through , 2026)
March 31	25.53	22.13
Fiscal Year 2025 - Quarter Ended
December 31	25.14	19.90
September 30	22.53	19.05
June 30	26.58	20.40
March 31	26.16	19.15
Fiscal Year 2024 - Quarter Ended
December 31	24.27	19.54
September 30	21.67	14.97
June 30	17.03	14.47
March 31	17.50	13.12

On     , 2026, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $    per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, our common stock will no longer be publicly traded and will be delisted from Nasdaq and deregistered under the Exchange Act, each in accordance with applicable law, rules and regulation. As a result, following the Merger, we will no longer file periodic reports with the SEC and you will no longer have any interest in Catalyst’s future earnings or growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 21, 2026, we had 122,409,555 shares of our common stock outstanding. The following table sets forth, as of such date, certain information regarding the shares of common stock owned of record or beneficially by our executive officers and directors, and all executive officers and directors as a group. Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. The address for each person named in this table is c/o Catalyst Pharmaceuticals, Inc.

Name	Shares Beneficially Owned	Stock Options Exercisable Within 60 days of May 21, 2026	Total	Percentage
Richard J. Daly (1)	271,266	808,347	1,079,613	*
Michael W. Kalb (2)	13,665	159,301	172,966	*
Steven Miller (3)	1,093,803	1,018,988	2,112,791	1.7
William T. Andrews (4)	0	24,889	24,889	*
Brian Elsbernd (5)	242,501	676,648	919,149	*
Jeffrey Del Carmen (6)	14,337	730,796	745,133	*
Preethi Sundaram (7)	54,804	501,813	556,617	*
Gregg Russo (8)	476	16,388	16,864	*
Patrick J. McEnany (9)	4,171,559	1,745,736	5,917,295	4.8
Daniel J. Curran, M.D. (10)	0	0	0	*
Donald A. Denkhaus (11)	498,773	125,931	624,704	*
Molly Harper (11)	3,694	74,931	78,625	*
Tamar Thompson (11)	3,773	67,431	71,204	*
David S. Tierney, M.D. (11)	383,314	125,931	509,245	*
All officers and directors as a group (14 persons) (12)	6,751,965	6,077,130	12,829,095	10.0

(1)	Excludes 1,528,580 unvested Company Options and 281,612 unvested Company RSUs.
(2)	Excludes 398,697 unvested Company Options and 74,905 unvested Company RSUs.
(3)	Excludes 376,428 unvested Company Options and 76,233 unvested Company RSUs.
(4)	Excludes 198,210 unvested Company Options and 45,037 unvested Company RSUs.
(5)	Excludes 232,329 unvested Company Options and 47,165 unvested Company RSUs.
(6)	Excludes 254,548 unvested Company Options and 51,502 unvested Company RSUs.
(7)	Excludes 246,306 unvested Company Options and 50,318 unvested Company RSUs.
(8)	Excludes 46,449 unvested Company Options and 8,949 unvested Company RSUs.
(9)	Excludes 88,586 unvested Company Options and 17,626 unvested Company RSUs.
(10)	Excludes 58,115 unvested Company Options and 5,468 unvested Company RSUs.
(11)	Excludes 43,456 unvested Company Options and 8,776 unvested Company RSUs.
(12)	Excludes 3,602,072 unvested Company Options and 693,919 unvested Company RSUs.

Other Information Concerning Security Ownership

The table below reports the most recently reported number of common shares beneficially owned by BlackRock, Inc. and State Street Corporation (directly or through their subsidiaries), the only persons known to us to beneficially own more than 5% of our outstanding common shares.

	Shares Beneficially Owned
Name	Number	Percentage
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	16,892,951	13.8
State Street Corporation (2) One Congress Street, Suite 1 Boston, MA 02114	6,405,387	5.2

(1)	Information was provided pursuant to a Schedule 13G filed by BlackRock on April 28, 2025.
(2)	Information was provided pursuant to a Schedule 13G filed by State Street on November 10, 2025.

DEADLINE FOR FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future stockholder meetings. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings. We will not hold an annual meeting in 2026 unless the Merger is not completed.

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials (if any) or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and be received by the Secretary of Catalyst not earlier than the close of business on the 120th day prior to such 2026 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to such 2026 annual meeting of stockholders or (2) the tenth day following the day on which we make a public announcement of the date of the 2026 annual meeting of stockholders. All stockholder proposals should be marked for the attention of Catalyst Pharmaceuticals, Inc., 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attn: Corporate Secretary.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein and Rule 14a-19 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. You are encouraged to carefully read all documents incorporated by reference into this proxy statement.

The following Catalyst filings with the SEC are incorporated by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 25, 2026, and Amendment No. 1 thereto, filed with the SEC on April 30, 2026;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 11, 2026; and

•	Our Current Reports on Form 8-K filed with the SEC on January 12, 2026, February 25, 2026, March 18, 2026 (and the amendment thereto filed on March 19, 2026), May 7, 2026, and May 11, 2026.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We are subject to the reporting requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, https://ir.catalystpharma.com/overview/default.aspx. The information included on our website is not incorporated by reference into this proxy statement.

You may obtain any of the documents we file with the SEC (excluding exhibits not incorporated herein by reference), without charge, by requesting them in writing or by telephone from us at the following address:

Catalyst Pharmaceuticals, Inc.

Attn: Corporate Secretary

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134.

If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. If you have any questions concerning the

Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 750-9496

Banks and Brokers May Call Collect: (212) 750-5833

MISCELLANEOUS

WE HAVE NOT, AND ANGELINI PHARMA HAS NOT, AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OTHER THAN INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT IN VOTING ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR ADDITIONAL TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED         , 2026. NEITHER WE NOR ANGELINI PHARMA PROVIDES ANY ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

among:

Catalyst Pharmaceuticals, Inc.,

a Delaware corporation;

Angelini Pharma S.p.A.,

An Italian Società per azioni; and

Angelini Cielo Inc.,

a Delaware corporation

Dated as of May 6, 2026

A-i

Exhibits

Exhibit A	Certain Definitions

A-ii

Annexes

Annex I	Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 6, 2026, by and among: Angelini Pharma S.p.A., an Italian Società per azioni, (“Parent”); Angelini Cielo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

INTRODUCTION

Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) on the terms and conditions set forth in this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

The Company’s board of directors (the “Board of Directors”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) declared this Agreement and the Merger advisable, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth herein and (iv) subject to Section 4.3, recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the holders of Company Common Stock (the “Company Board Recommendation”).

Merger Sub’s board of directors has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are fair and in the best interests of Merger Sub and Parent as the sole stockholder of Merger Sub, (ii) declared the Merger advisable, (iii) authorized and approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, and (iv) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement and the Merger.

Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, certain stockholders of the Company have entered into a voting and support agreement in connection with the Merger (each, a “Voting Agreement”).

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1

THE MERGER

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3 Closing; Effective Time.

(a) Unless this Agreement shall have been terminated pursuant to Section 7, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place via the electronic exchange of documents by the Parties, as soon as practicable (and in no event later than five (5) Business Day) following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of each of such conditions at the Closing), or at such other place, time or date as Parent and the Company may jointly designate. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form reasonably agreed upon between the Parties and as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the Parties shall take all such further actions as may be required by applicable Legal Requirements to make the Merger effective. The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time the Merger is effective, the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) As of the Effective Time, the certificate of incorporation of the Company shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex I and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a).

(b) As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.4(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.

(c) As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Prior to the Effective Time, each director of the Company (and, if requested by Merger Sub at least five (5) Business Days prior to the Closing Date, each other Acquired Corporation) shall execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors (or, the board of directors of such other Acquired Corporation, if applicable), conditioned upon and effective as of the Effective Time.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock (“Shares”) held by (A) the Company (or held in the Company’s treasury), (B) directly or indirectly, the wholly owned Subsidiary of the Company (the Company and its Subsidiary, each, an “Acquired Corporation” and collectively, the “Acquired Corporations”) or (C) directly or indirectly, Parent (or treated as directly held by Parent’s regarded owner for U.S. federal income Tax purposes), Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor (the “Canceled Shares”);

(ii) subject to Section 1.5(b), each Share outstanding immediately prior to the Effective Time (other than (A) any Canceled Shares and (B) any Dissenting Shares, which Dissenting Shares shall have only those rights set forth in Section 1.7) shall be converted into the right to receive $31.50 in cash (such cash amount, as it may be adjusted pursuant to Section 1.5(b), the “Merger Consideration”), without any interest thereon and subject to any withholding of Taxes in accordance with Section 1.6(e); and

(iii) each share of the common stock, $0.0001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

From and after the Effective Time, subject to this Section 1.5(a), all Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Shares (other than Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Shares in accordance with Section 1.6, or, in the case of Dissenting Shares, the rights set forth in Section 1.7.

(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted; provided, that nothing in this Section 1.5(b) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the aggregate Merger Consideration to which holders of such Shares shall become entitled pursuant to Section 1.5. As and when necessary to comply with its and Merger Sub’s obligations hereunder, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided that no such investments or losses thereon shall relieve Parent and Merger Sub from making (or shall have terms that could prevent or delay) the payments required by Section 1.5.

(b) Promptly after the Effective Time (but in no event later than five (5) Business Days thereafter), the Surviving Corporation shall cause to be delivered to each Person who was, at the Effective Time, a holder of record of (i) Shares represented by a certificate evidencing such Shares (“Certificated Shares”) or (ii) Book-Entry Shares, who, in each case (i) and (ii), was entitled to receive the Merger Consideration pursuant to Section 1.5, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificated Shares shall pass, only upon proper delivery of the certificates evidencing such Certificated Shares (the “Certificates”) (or affidavits of loss in lieu thereof in accordance with Section 1.6(f), if applicable) to the Paying Agent, or a customary agent’s message with respect to Book-Entry Shares, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration issuable and payable in respect of such Shares pursuant to Section 1.5. Upon surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.6(f), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to the instructions, the holder of such Certificated Shares or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Certificated Share or Book-Entry Share, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Certificated Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such transfer or other similar Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 1.6(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6, each Certificated Share and Book-Entry Share (in each case, other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by Section 1.5.

(c) At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.5) which had been made available to the Paying Agent and not disbursed to holders of Certificated Shares or Book-Entry Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificated Shares or Book-Entry Shares for the Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.

(e) Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their Affiliates, shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration payable to any holder of the Shares or any holder of Company Equity Awards or any other consideration otherwise payable pursuant to this Agreement, in each case, such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. Each such withholding agent shall use commercially reasonable efforts to reduce or eliminate any such withholding, including by requesting any necessary Tax forms, including IRS Form W-9 or the appropriate IRS Form W-8, as applicable, or any similar information. To the extent that amounts are withheld as required by Legal Requirements and remitted to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, holder of Company Equity Awards or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Certificated Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration payable with respect to such Certificated Shares), the Paying Agent will pay (less any Taxes required to be deducted or withheld pursuant to Section 1.6(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Certificated Shares formerly represented by such Certificate, as contemplated by this Section 1.6.

1.7 Dissenters’ Rights. Notwithstanding anything to the contrary in this Agreement, any Shares outstanding immediately prior to the Effective Time which are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn, validly waived nor otherwise lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but shall, by virtue of the Merger, be automatically canceled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively withdrawn, validly waived or otherwise lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any Taxes required to be deducted or withheld pursuant to Section 1.6(e)), and such Shares shall no longer be deemed to be Dissenting Shares. The Company shall give prompt written notice to Parent and Merger Sub of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent and Merger Sub, settle or offer to settle, or make any payment with respect to, any such demands, or agree or commit to do any of the foregoing.

1.8 Treatment of Company Equity Awards.

(a) At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per Share exercise price that is less than the Merger Consideration, shall be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest) equal to the product of (A) the excess of (x) the Merger Consideration over (y) the per Share exercise price of such Company Option, multiplied by (B) the total number of Shares subject to such Company Option immediately prior to the Effective Time, which shall be payable in accordance with Section 1.8(c). Notwithstanding anything herein to the contrary, any Company Option with a per Share exercise price equal to or greater than the Merger Consideration shall be canceled at the Effective Time without any consideration payable in respect thereof and shall have no further force or effect.

(b) At the Effective Time, each then outstanding Company RSU shall be (i) deemed fully vested and (ii) canceled and converted into the right of the holder thereof to receive a cash payment (without interest) equal to the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Company RSU immediately prior to the Effective Time, which shall be payable in accordance with this Section 1.8(c).

(c) As soon as reasonably practicable after the Effective Time (but in any event no later than the second payroll date after the Effective Time), the Surviving Corporation shall pay the Company Equity Award holders through its payroll system, payroll provider or the Company’s standard accounts payable procedures, as applicable, all amounts required to be paid to such holders in respect of Company Equity Awards that are canceled and converted pursuant to this Section 1.8, less applicable Tax withholdings and other authorized deductions.

(d) To the extent a payment made pursuant to the timing set forth in this Section 1.8 would trigger a Tax or penalty under Section 409A of the Code, such payment shall instead be made at such a time that such payment would not trigger such Tax or penalty.

(e) Prior to the Effective Time, the Company, the Board of Directors or the applicable committee thereof, as applicable, may take all actions that it determines to be appropriate or necessary to effect the transactions described in this Section 1.8.

1.9 Further Action. The Parties agree to take all necessary action to cause the Merger to become effective in accordance with Section 251(c) of the DGCL and this Section 1.9 as soon as practicable following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of the last of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of such conditions). If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to (a) exceptions and disclosures set forth in the section or subsection of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 2; (b) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent it is reasonably apparent on its face that such exception or disclosure is applicable to qualify such other section or subsection; and (c) disclosure in the Company SEC Documents filed and publicly available prior to the date of this Agreement (provided that (i) in no event shall any information in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents or other cautionary, predictive or forward-looking statements in any other sections of such Company SEC Documents deemed to be an exception to or disclosure for the purposes of the Company’s representations and warranties contained in this Section 2 and (ii) this clause (c) shall not apply to any of the representations and warranties set forth in Sections 2.1 (Due Organization; Subsidiaries, Etc.), 2.2 (Certificate of Incorporation and Bylaws), 2.3 (Capitalization, Etc.), 2.21 (Authority; Binding Nature of Agreement), 2.22 (Takeover Laws), 2.24 (Opinion of Financial Advisor) or 2.25 (Brokers and Other Advisors))):

2.1 Due Organization; Subsidiaries, Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company’s Subsidiary is set forth on Section 2.1 of the Company Disclosure Schedule. Each Acquired Corporation has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each Acquired Corporation is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where such failure does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company owns beneficially and of record all of the outstanding shares of capital stock of the other Acquired Corporation, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Except for the shares of capital stock of the other Acquired Corporation held by the Company, no Acquired Corporation owns, directly or indirectly, any capital stock or equity interests in (including any security or other Contract convertible into or exchangeable for any such equity or ownership interest), or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, any capital stock or equity interests of, any Entity. No Acquired Corporation has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

2.2 Certificate of Incorporation and Bylaws.

(a) The Company has delivered or made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Corporation, including all amendments thereto, as in effect on the date hereof. The Company’s certificate of incorporation and bylaws are in full force and effect and the Company is not in violation of its certificate of incorporation or bylaws.

(b) The certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Corporation, other than the Company, are in full force and effect, and each such Acquired Corporation is not in violation of such Acquired Corporation’s certificate of incorporation, bylaws and other charter and organizational documents.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 200,000,000 Shares, of which 122,375,567 Shares had been issued and were outstanding as of the close of business on May 5, 2026 (the “Reference Date”); and (ii) 5,000,000 shares of Company Preferred Stock, of which no shares are outstanding. All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(b) All of the outstanding shares of the capital stock of the Company’s Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

(c) (i) None of the outstanding shares of capital stock of the Acquired Corporations are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Acquired Corporations are subject to any right of first refusal in favor of any Acquired Corporation; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Corporation having a right to vote on any matters on which the stockholders of the Acquired Corporations have a right to vote; and (iv) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Acquired Corporations. No Acquired Corporation is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Acquired Corporations, except in connection with any acquisitions, or deemed acquisitions, of Shares or other equity securities of the Company in connection with (x) the withholding of Taxes in connection with the exercise, vesting or settlement of Company Equity Awards and (y) forfeitures of Company Equity Awards. The Shares constitute the only outstanding class of securities of the Company registered under the Securities Act.

(d) As of the close of business on the Reference Date: (i) 12,237,891 Shares were issuable upon the exercise of outstanding Company Options and (ii) 714,953 Shares were issuable upon the vesting or settlement of outstanding Company RSUs. Other than as set forth in this Section 2.3, there are no (A) outstanding shares of capital stock of or other securities of the Company; (B) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of the Company, in each case other than derivative securities not issued by an Acquired Corporation; (C) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (D) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) There are no issued, reserved for issuance, outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Subsidiary of the Company.

(f) All Company Options and Company RSUs are evidenced by award agreements substantially in the forms that have been provided to Parent.

2.4 SEC Filings; Financial Statements.

(a) Since January 1, 2023, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document.

(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes and to normal and recurring year-end adjustments that are not material).

(c) The Company maintains and, at all times since January 1, 2023, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2025, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. Since January 1, 2023, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (2) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company who have a role in the Company’s internal control over financial reporting; or (3) any claim or allegation regarding any of the foregoing.

(d) The Company maintains and, at all times since January 1, 2023, has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is, and since January 1, 2023, has been, in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.

(e) Since January 1, 2023, (i) no Acquired Corporation has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Acquired Corporation or its respective internal accounting controls, including any credible complaint, allegation, assertion or claim that any Acquired Corporation has engaged in questionable accounting or auditing practices and (ii) no attorney representing any Acquired Corporation, whether or not employed by any Acquired Corporation, has reported evidence of a material violation of applicable Legal Requirements, breach of fiduciary duty or similar violation by any Acquired Corporation or any of its or their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of any Acquired Corporation pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(f) No Acquired Corporation is a party to, nor does any Acquired Corporation have any obligation or other commitment to become a party to, “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, such Acquired Corporation in the Company SEC Documents.

(g) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. None of the Company SEC Documents is the subject of ongoing SEC review, and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

(h) Each document required to be filed by the Company with the SEC in connection with the Merger, including the Proxy Statement (the “Company Disclosure Documents”), and any amendments or supplements thereto, when filed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure

Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or otherwise disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference in the Company Disclosure Documents based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Disclosure Documents.

2.5 Absence of Changes; No Material Adverse Effect. Except as expressly contemplated by this Agreement, from January 1, 2026, through the date of this Agreement:

(a) except for discussions, negotiations and activities related to this Agreement or other potential strategic transactions, (i) the Acquired Corporations have operated in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any action taken by the Acquired Corporations that, if taken during the Pre-Closing Period, would require Parent’s consent under Section 4.2(b); and

(b) there has not occurred any event, occurrence, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

2.6 Title to Assets. Each Acquired Corporation has good and valid title to all assets (excluding Intellectual Property Rights, which are the subject of Section 2.8) owned by it as of the date of this Agreement, and such assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances), in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.7 Real Property.

(a) The Acquired Corporations do not own any real property.

(b) Section 2.7(b) of the Company Disclosure Schedule sets forth an accurate and complete list in all material respects of all real property currently leased, subleased or licensed by or from the Acquired Corporations or otherwise used or occupied by the Acquired Corporations. The Acquired Corporations hold valid and existing leasehold interests in the real property that is leased or subleased by the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2023, no Acquired Corporation has received any written notice regarding any (i) material violation or breach or default under any lease related to the Leased Real Property that has not since been cured, (ii) pending or threatened condemnation of any portion of the Leased Real Property or (iii) building, fire or zoning code violations with respect to the Leased Real Property. None of the Leased Real Property is subleased.

2.8 Intellectual Property; Privacy & Data Security; Information Technology.

(a) Section 2.8(a) of the Company Disclosure Schedule sets forth a complete and accurate (in all material respects) list, as of the date of this Agreement, of each material item of Company Owned IP that is Registered IP (“Company Registered IP”), including for each item (i) the name of the current record owner and, if co- or jointly-owned, all co- or joint-owner(s), (ii) the jurisdiction of application or registration, (iii) the application or registration number, and (iv) all filing, registration, issuance and grant dates, as applicable. All such Patents and Trademarks included therein are subsisting and, to the knowledge of the Company, other than pending applications therefor, valid and enforceable.

(b) As of the date of this Agreement, no interference, opposition, reissue, reexamination proceeding, cancellation proceeding, or other Legal Proceeding (other than routine examination proceedings with respect to pending applications) is pending or threatened in writing against any Acquired Corporation, in which the scope, validity, enforceability, priority, inventorship or ownership of any Company Registered IP is being contested or challenged.

(c) The Acquired Corporations are the sole and exclusive owners of all Company Registered IP, and all Company Registered IP (and, to the knowledge of the Acquired Corporations, all Company Licensed IP that is exclusively licensed to an Acquired Corporation) is free and clear of all Encumbrances other than Permitted Encumbrances.

(d) The Acquired Corporations have (i) caused each Person who was or is involved in the creation or development of any Intellectual Property Rights as an employee of, or contractor to, an Acquired Corporation to execute a binding and enforceable agreement which includes provisions irrevocably assigning to an Acquired Corporation exclusive ownership of such Intellectual Property Rights created or developed by such Person within the scope of his or her employment with an Acquired Corporation or, in the case of such contractor, from the services such contractor performs for the Acquired Corporations and (ii) caused all employees and other Persons (who are not otherwise bound by confidentiality and nondisclosure obligations to the Acquired Corporations by operation of law) with access to any non-public Company IP to execute customary confidentiality terms and restrictions and to the knowledge of the Acquired Corporations, there have been no unauthorized disclosures of such non-public Company IP. No current or former employee of, or contractor to, an Acquired Corporation owns any right, title, or interest in or to any Intellectual Property Rights created or developed by such employee or contractor during his/her engagement with the Acquired Corporations. No Acquired Corporation has received any written claim or notice to the contrary.

(e) The Company Owned IP and the Company Licensed IP that is exclusively licensed to an Acquired Corporation constitute all of the Intellectual Property Rights that are material and necessary to operate and conduct the business of the Acquired Corporations as such business is currently operated and conducted with respect to the Acquired Corporation’s products and services; provided, that the foregoing will not be interpreted as a representation of non-infringement of third party Intellectual Property Rights.

(f) No funding, facilities or personnel of any Governmental Body, university, research institute or other educational institution has been used to develop any of the Company Owned IP (or, to the knowledge of the Acquired Corporations, material Company Licensed IP), except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining (or reserving as applicable) rights to material Intellectual Property Rights. No Company Owned IP (or, to the knowledge of the Acquired Corporations, material Company Licensed IP) is subject to the requirements of the Bayh-Dole Act or any similar provision of any applicable laws, rules, or regulations.

(g) The Acquired Corporations have taken reasonable steps to protect, preserve, and maintain the confidentiality of Trade Secrets included in the Company IP.

(h) Section 2.8(h) of the Company Disclosure Schedule sets forth each Contract pursuant to which an Acquired Corporation licenses from a third Person any Intellectual Property Right (each an “In-bound License”) or licenses to a third Person any Intellectual Property Right (each an “Out-bound License”) (provided, that, (a) In-bound Licenses shall exclude commercially available off-the-shelf software pursuant to standard “off-the-shelf,” “shrink wrap,” or “click wrap” agreements, clinical trial agreements, non-disclosure agreements, sponsored research agreements, service agreements or material transfer agreements in all cases entered into in the normal course of business, and (b) Out-bound Licenses shall exclude non-exclusive outbound licenses entered in the normal course of business contained in Contracts such as clinical trial agreements, manufacturing or supply agreements, non-disclosure agreements, sponsored research agreements, service agreements, distribution agreements, sales or marketing agreements, material transfer agreements, or other nonmaterial agreements where such license is ancillary to the primary purpose of the Contract. Such Contracts that are excluded from In-bound Licenses and Out-bound Licenses pursuant to clauses (a) and (b) are referred to herein as “Standard IP Contracts”).

(i) To the knowledge of the Company, the operation of the Acquired Corporations’ business as currently conducted (including the manufacture, use, sale, offer for sale, or importation of any product, use of any process, or provision of any service of the Acquired Corporations’ business) does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other Person. As of the date of this Agreement, no Legal Proceeding is pending (or threatened in writing) against an Acquired Corporation alleging infringement, misappropriation or other violation of any Intellectual Property Rights of another Person. Since January 1, 2023, no Acquired Corporation has received any written notice or other written communication alleging infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Corporation.

(j) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company IP. No Legal Proceeding is pending or threatened in writing by an Acquired Corporation alleging infringement, misappropriation or other violation of any Company IP.

(k) Since January 1, 2023, the Company (i) is, and has been, in material compliance with applicable Privacy and Security Requirements, (ii) has not experienced any Information Privacy or Security Breaches that required notification under applicable Privacy and Security Requirements to any Person, and (iii) has not received, or, to the knowledge of the Company, otherwise been subject to, any written notices, complaints, audits, proceedings, investigations or claims conducted or asserted by any other Person (including any Governmental Body) regarding the Company’s unauthorized or unlawful Processing of Personal Information or violation of applicable Privacy and Security Requirements. Since January 1, 2023, the Company has taken commercially reasonable steps to implement and monitor appropriate physical, administrative, and technical safeguards and monitor its compliance with adequate measures with respect to technical and physical security, to ensure that (i) all Protected Information in its possession or control is protected against loss and against unauthorized access, use, modification or disclosure in accordance with Privacy and Security Requirements and (ii) any third parties that Process Protected Information on behalf of the Company provide similar safeguards in accordance with Privacy and Security Requirements.

(l) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Company IT Assets operate and perform in all material respects as required by the Company in connection with the conduct of its business as presently conducted, (ii) since January 1, 2023, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company IT Assets that have caused or, to the knowledge of the Company, could reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company IT Assets or the conduct of the business of the Company as presently conducted, and (iii) since January 1, 2023, there have not been any Information Privacy or Security Breaches.

(m) Neither the consummation of the Transactions nor the Acquired Corporations’ performance hereunder will alter, conflict with, encumber, extinguish, impair, or reduce any Acquired Corporation’s rights in, to, or under any material Company IP.

2.9 Material Contracts.

(a) Section 2.9(a) of the Company Disclosure Schedule identifies each Contract to which any Acquired Corporation is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts to which any Acquired Corporation is a party or by which it is bound as of the date of this Agreement constitutes a “Material Contract”:

(i) any Contract that is a settlement, conciliation or similar agreement between any Acquired Corporation and any Governmental Body;

(ii) any Contract between any Acquired Corporation and any third Person (A) limiting the freedom or right of any Acquired Corporation to engage in any line of business or to compete with any other

Person in any location or line of business, (B) containing any “most favored nations” terms and conditions granted by any Acquired Corporation, or (C) containing exclusivity obligations or otherwise limiting the freedom or right of any Acquired Corporation to sell, distribute or manufacture any products or services for any other Person;

(iii) any Contract that requires by its terms or is reasonably expected to require the payment or delivery of cash or other consideration to any Acquired Corporation in an amount having an expected value in excess of $1,500,000 in the fiscal year ending December 31, 2026 or any fiscal year thereafter or by any Acquired Corporation in an amount having an aggregate expected value in excess of $1,500,000 for the fiscal year ending December 31, 2026 or any fiscal year thereafter;

(iv) any Contract under which any Acquired Corporation has obtained Indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);

(v) any Contract between an Acquired Corporation and a third Person (A) for the disposition of any material assets or business of the Acquired Corporations or (B) for the acquisition of a material portion of the assets or business of any third Person (whether by merger, sale of stock or assets or otherwise), in each case (A) or (B) that contains continuing indemnities or other material obligations or any continuing “earn out” or other contingent payment obligations on the part of an Acquired Corporation;

(vi) any Contract between any Acquired Corporation and any third Person constituting a joint venture, collaboration, partnership or similar revenue sharing arrangement;

(vii) any Contract that by its express terms requires an Acquired Corporation, or any successor to, or acquirer of, an Acquired Corporation, to make any payment to another Person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment or that gives another Person the right to terminate such contract as a result of a change of control of such Acquired Corporation;

(viii) any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of an Acquired Corporation, the pledging of the capital stock or other equity interests of an Acquired Corporation or the issuance of any guaranty by an Acquired Corporation;

(ix) any (A) In-bound Licenses; (B) Out-bound Licenses; and (C) other material agreement under which an Acquired Corporation licenses to or from a third Person any Intellectual Property Right used in the business of an Acquired Corporation;

(x) any Contract with any Affiliate (other than another Acquired Corporation), director, executive officer (as such term is defined in the Exchange Act), Person holding 5% or more of the Shares, or, to the knowledge of the Company, any Affiliate (other than the Company) or immediate family member of any of the foregoing;

(xi) any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xii) any collective bargaining agreement, works council, labor, voluntary recognition or other similar labor-related Contract with any Labor Organization (each a “Collective Bargaining Agreement”); and

(xiii) any Contract that is a lease of which the Leased Real Property is subject thereto.

(b) As of the date of this Agreement, the Company has either delivered or made available to Parent an accurate and complete copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval database of the SEC (“EDGAR”). No Acquired Corporation nor, to the knowledge of the Company, any other party thereto is in material breach of, or material default under, any Material Contract and no Acquired Corporation, or to the knowledge of the Company, any other party to a Material Contract has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Company, each other party thereto, a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. Since January 1, 2023, the Acquired Corporations have not received any written notice regarding any material violation or breach or default under any Material Contract.

2.10 Liabilities. The Acquired Corporations do not have any liabilities (whether accrued, absolute, contingent or otherwise) except for: (i) liabilities reflected or reserved against in the financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations under Contracts binding upon the Acquired Corporations (other than resulting from any breach thereof) either delivered or made available to Parent prior to the date of this Agreement or entered into in the ordinary course of business consistent with past practice; (iv) liabilities incurred in the ordinary course of business consistent with past practice since January 1, 2026; and (v) liabilities that have not had, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Corporations. Section 2.10 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding Indebtedness for borrowed money of the Acquired Corporations.

2.11 Compliance with Legal Requirements. The Acquired Corporations are, and since January 1, 2023 have been, in compliance with all applicable Legal Requirements and, since January 1, 2023, no Acquired Corporation has been given written notice of, or been charged with, any violation of, any applicable Legal Requirement, except, in each case, as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole.

2.12 Regulatory Matters.

(a) Each Acquired Corporation is, and since January 1, 2021 has been, in compliance in all material respects with all Healthcare Regulatory Laws, in each case as applicable to the operation of its business. Since January 1, 2021, no Acquired Corporation has received any written, or, to the knowledge of the Company, oral, notice from any Governmental Body with jurisdiction over the business of the Acquired Corporations alleging material non-compliance with any applicable Healthcare Regulatory Laws.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Acquired Corporations hold all material Governmental Authorizations required for their business as currently conducted, and each such Governmental Authorization is valid and in full force and effect.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, the Acquired Corporations (i) are in compliance with the terms and requirements of the material Governmental Authorizations required for the business of the Acquired Corporations as currently conducted and (ii) have not received any written, or, to the knowledge of the Company, oral, notice by any applicable Governmental Body asserting any deficiency with respect to any Governmental Authorizations of the Acquired Corporations, including any actual or threatened revocation, withdrawal, suspension, cancellation, termination, or modification of any Governmental Authorization of any Acquired Corporation.

(d) Except as would not reasonably be expected to have a Material Adverse Effect, the development, testing, manufacture, storage, packaging, import, export, labeling, advertising, sale, recordkeeping, reporting, distribution, and promotion of the Company Products, to the extent such activities are currently being conducted, whether by or on behalf of the Acquired Corporations, are being conducted, and at all times since January 1, 2021 have been conducted, in compliance with the terms of all Governmental Authorizations and all applicable Healthcare Regulatory Laws including Good Manufacturing Practice as that term is defined by the FDA. Since January 1, 2021, none of the Acquired Corporations or to the knowledge of the Company, any of their contract manufacturers, packagers, repackagers, labelers, third-party logistic providers, distributors, contract research organizations, contract laboratories, clinical investigators, review boards, or other third parties for services or activities related to any Company Product, has received any (i) Form FDA 483, inspectional observations, or notice of adverse findings or violations, (ii) warning letters, (iii) untitled letters, (iv) requests or requirements to make material changes to the Company Products or manufacturing processes or procedures, clinical trials, or advertising or promotional claims or activities related to any Company Product, or (v) other similar correspondence or written notice from the FDA, DEA, state boards of pharmacy, or any other Governmental Bodies performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy alleging or asserting material noncompliance with any applicable Healthcare Regulatory Laws or the Company permits with respect to any Company Product of the Company or its Subsidiary. To the knowledge of the Company, no event, including a serious adverse event, product complaint, recall, field alert report, or safety report, has occurred which would reasonably be expected to lead to any claim, suit, proceeding, investigation, enforcement, inspection or other action by any Governmental Bodies or any Form FDA 483, warning letter, untitled letter, other notice of inspectional observations, adverse findings, or violations, recall or product withdrawal, or request or requirement to make material changes to the Company Products or the manner in which the Company Products are researched, tested, manufactured, distributed, promoted, advertised, or marketed.

(e) The clinical and pre-clinical studies conducted or sponsored by or, to the knowledge of the Company, on behalf of the Acquired Corporations have been and, if still pending, are being conducted in all material respects in accordance with all Governmental Authorizations and applicable Healthcare Regulatory Laws, including Good Laboratory Practice, Good Documentation Practice, and Good Clinical Practice as those terms are defined by the FDA, that relate to the proper conduct of clinical studies and requirements relating to the protection of human subjects and applicable Healthcare Regulatory Laws governing the privacy of patient medical records and other personal information and data. The Acquired Corporations have not received any notices, correspondence, or communication from the FDA, any review board, or any other Governmental Body performing functions similar to those performed by the FDA recommending or requiring the termination, suspension, or material adverse modification (including any full or partial clinical hold threatened) of any clinical trials currently being conducted or proposed to be conducted by or on behalf of the Acquired Corporations with respect to any Company Product.

(f) To the extent required by applicable Healthcare Regulatory Laws, all clinical trials conducted by or on behalf of the Acquired Corporations and the results of all such clinical trials have been registered and disclosed in all material respects in accordance with such applicable Healthcare Regulatory Laws, including 42 U.S.C. § 282(j) and 42 C.F.R. Part 11.

(g) Since January 1, 2021, there have been no serious adverse events with respect to any Company Product that under applicable Healthcare Regulatory Laws should have been reported by the Acquired Corporations, but were not reported, to the FDA or other Governmental Bodies or review board.

(h) Since January 1, 2021, the Acquired Corporations have filed with the FDA DEA, state boards of pharmacy, or any other Governmental Body performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy all required material filings, declarations, listings, registrations, reports or submissions, including submissions of all Promotional Materials made to the FDA Office of Prescription Drug Promotion (OPDP) in the Center for Drug Evaluation and Research, where “Promotional Materials” collectively refers to promotional labeling and advertising materials, regardless of the format, manner, or medium by which they are presented. Promotional Materials may include, but are not limited to, television advertisements (ads), brochures, booklets, detailing pieces, internet websites, print ads, exhibits, sound recordings, and radio ads. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable Healthcare Regulatory Laws and were complete and correct when filed or have been corrected or supplemented in a subsequent filing. No material deficiencies have been asserted in writing by any applicable Governmental Body with respect to any such filings, declarations, listings, registrations, reports or submissions, including Promotional Materials. Since January 1, 2021, the Acquired Corporations have instituted and maintained policies and procedures reasonably designed to ensure the integrity of data generated in manufacturing all Company Products and reasonably designed to encourage employees to report any compliance issues related thereto.

(i) Since January 1, 2021, the Acquired Corporations have not voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field corrections, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product.

(j) No Acquired Corporation, or, to the knowledge of the Company, any of its officers, employees, or agents of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Body, failed to disclose a material fact required to be disclosed to the FDA or committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or any similar policy. As of the date of this Agreement, to the knowledge of the Company, (i) no Acquired Corporation is the subject of any pending investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy, and any amendments thereto, or by any other similar Governmental Body pursuant to any similar policy; and (ii) no Acquired Corporation or, to the knowledge of the Company, any of its officers, employees, or agents of the Company has been suspended or debarred, is otherwise ineligible to participate in any Federal Healthcare Program, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Legal Requirement; (B) exclusion under 42 U.S.C. § 1320a-7 or any similar Legal Requirement; or (C) disqualification as a clinical investigator under 21 C.F.R. § 312.70 or any similar Legal Requirement, and there are no actions pending or, to the knowledge of the Company, threatened that would reasonably be expected to result in any such criminal liability or debarment, disqualification, or exclusion.

2.13 Certain Business Practices.

(a) Since January 1, 2021, each Acquired Corporation (i) has been and is in compliance with all applicable Trade Control Laws; and (ii) has prepared and timely applied for and obtained all licenses, registrations and other authorizations for export, re-export, transfer or import required in accordance with Trade Control Laws. None of the Acquired Corporations or any of their respective directors, officers, employees or agents (A) is or has been a Person with whom transactions are prohibited or limited under any Legal Requirement relating to any Trade Control Laws (“Restricted Parties”), including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant Governmental Body or (B) has violated or made a disclosure (voluntary or otherwise) regarding any Trade Control Laws. No Acquired Corporation has engaged in any transaction or otherwise dealt directly or indirectly with, including goods or services originating (A) in or with any Person located in or ordinarily resident in a country or territory subject to comprehensive economic sanctions (including the Crimea region, Cuba, Iran, North Korea, Syria (prior to July 1, 2025) or, since February 21, 2022, the self-proclaimed Donetsk Peoples’ and Luhansk Peoples’ Republics regions) (collectively, “Sanctioned Countries”); (B) with the Government of Venezuela or any Entity owned or controlled by the Government of Venezuela, or any Governmental Body of a Sanctioned Country or any Entity owned or controlled by it; or (C) with any Restricted Parties or any Persons owned (50% or more) or controlled by (as applicable under Trade Control Laws), or acting on behalf of, a Restricted Party (or Restricted Parties) or a Person identified in either clause (A) or (B) of this sentence.

(b) No Legal Proceeding, investigation or inquiry related to Trade Control Laws is or has ever been pending or threatened against any Acquired Corporation or any officer or director of any Acquired Corporation (in his or her capacity as an officer or director of any Acquired Corporation) by or before (or, in the case of a threatened matter, that would come before) any Governmental Body.

(c) No Acquired Corporation is or has ever been the subject of any actual or threatened investigation, inquiry or enforcement proceeding regarding any non-compliance or alleged non-compliance with any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended, or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement. No Acquired Corporation, no Affiliate, officer, director, employee, independent contractor, agent or Representative of or consultant to any Acquired Corporation, and no other Person in each case acting for or on behalf of any Acquired Corporation has, directly or indirectly, in connection with the conduct of any business of any Acquired Corporation:

(i) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any foreign official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of (A) influencing any act or decision of such foreign official, candidate, party or campaign or any official of such party or campaign, (B) inducing such foreign official, candidate, party or campaign, or any official of such party or campaign, to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature or (E) otherwise securing any improper advantage;

(ii) paid, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature;

(iii) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures;

(iv) established or maintained any unlawful fund of corporate monies or other properties;

(v) created or caused the creation of any false or inaccurate books and records of any Acquired Corporation related to any of the foregoing; or

(vi) violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended, or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement.

(d) No Acquired Corporation has violated any customs and import laws and regulations administered by the U.S. Department of Homeland Security’s Customs and Border Protection (“CBP”), including, without limitation, with respect to liabilities arising out of, relating to or resulting from (i) any failure to pay any or insufficient duties with respect to the importation of any products by the Company or any of its current or former Subsidiaries, (ii) any errors regarding tariff classification, valuation, tariff preference claims, antidumping or countervailing duty or deposit, documentary or recordkeeping with respect to the importation of any products by the Acquired Corporation or any of its current or former Affiliates, (iii) any fines, costs, penalties, damages or other losses assessed against the Acquired Corporation or any of its current or former Affiliates with respect to any violation by the Acquired Corporation or any of its current or former Affiliates of any customs and import laws, and (iv) any out-of-pocket costs or expenses incurred by the Acquired Corporation or any of its current or former Affiliates in connection with or related to efforts by the Acquired Corporation or any of its current or former Affiliates to mitigate any potential losses that could become payable to CBP or any other Governmental Body with respect to violations of customs and import laws.

(e) The Acquired Corporations do not produce, design, test, manufacture, fabricate, or develop any “critical technologies”, as defined at 31 C.F.R. § 800.215.

2.14 Governmental Authorizations. The Acquired Corporations have been duly issued and hold all material Governmental Authorizations necessary for the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted. The material Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect. The Acquired Corporations are in compliance with the terms and requirements of such Governmental Authorizations, except as would not be, individually or in the aggregate, material to the Acquired Corporations taken as a whole. No Legal Proceeding is pending or, to the knowledge of the Company, threatened to revoke, materially modify, suspend or terminate any such Governmental Authorization. None of the Governmental Authorizations require consent, notification, or other action to remain in full force and effect following consummation of the Transactions.

2.15 Tax Matters.

(a) All income and other material Tax Returns required to be filed by or with respect to an Acquired Corporation with any Governmental Body (the “Company Returns”) have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes of each Acquired Corporation (whether or not shown to be due and payable on any such Tax Return) have been paid, except any such Taxes being contested in good faith for which adequate reserves have been established in accordance with GAAP.

(b) To the knowledge of the Company, there is no pending or ongoing dispute, audit or claim concerning any material Tax liability of any Acquired Corporation and no Acquired Corporation has been notified in writing by any Governmental Body that an audit, examination, or other court proceeding is contemplated. No unresolved written claim has been received by any Acquired Corporation from any Governmental Body in any jurisdiction where such Acquired Corporation does not file Tax Returns that such Acquired Corporation is or may be subject to Taxes in that jurisdiction.

(c) No extension or waiver of the statute of limitation period applicable to any material Company Returns has been granted and is currently in effect other than automatic extensions to file Tax Returns obtained in the ordinary course of business. None of the Acquired Corporations has an outstanding request, or has received any request from any Governmental Body, for any such waiver or extension.

(d) The Acquired Corporations will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting made prior to Closing, or use of an improper method of accounting, for any tax period (or portion thereof) ending on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any comparable provision of state, local, or non-U.S. Legal Requirements), (ii) “closing agreement” described in Section 7121 of the Code (or any comparable provision of state, local or non-U.S. Legal Requirements) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any comparable provision of state, local or non-U.S. Legal Requirements) in connection with transactions entered into on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount, advanced payment or deferred revenue received on or prior to the Closing Date outside the ordinary course of business, or (vi) application of Sections 951 or 951A of the Code with respect to amounts attributable to any Taxable period (or portion thereof) ending on or prior to the Closing Date.

(e) For taxable years for which the applicable statute of limitations for an assessment of Taxes has not expired, no Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any comparable provision of state, local, or non-U.S. Legal Requirements) filing a combined, consolidated, or unitary Tax Return (other than a group the common parent of which is or was the Company or another Acquired Corporation), or (ii) has any material liability for the Taxes of any other Person (other than another Acquired Corporation) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Legal Requirements), or as a transferee, successor, by contract (other than pursuant to agreements not primarily related to Taxes and entered into in the ordinary course of business), or otherwise by operation of Legal Requirements. None of the Acquired Corporations is a party to any Tax allocation, sharing or indemnity agreement or arrangement or any other written agreement entered into outside the ordinary course of business relating primarily to allocating or sharing the payment of, or liability for, Taxes.

(f) There are no material Encumbrances with respect to Taxes upon any of the assets or properties of any Acquired Corporation, other than Permitted Encumbrances.

(g) The Acquired Corporations have not participated, within the meaning of Treasury Regulations Section 1.6011-4(c)(3)(i)(A), in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(h) All material Taxes that the Acquired Corporations have been required to collect or withhold with respect to their employees, lenders, holders of any securities of the Acquired Corporations, customers, or any other third parties have been duly collected or withheld and have been duly remitted to the proper Governmental Body in accordance with applicable Legal Requirements.

(i) No Acquired Corporation has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(j) None of the Acquired Corporations is a party to any agreement or arrangement that is classified as a partnership for Tax purposes. None of the Acquired Corporations is or has been, or owns or has owned (directly or indirectly), any interest in any (x) controlled foreign corporation (as defined in Section 957 of the Code) other than Catalyst Pharmaceuticals Ireland Limited or (y) passive foreign investment company (as defined in Section 1297 of the Code).

(k) No Acquired Corporation (i) is treated for any Tax purpose as resident in a country other than its country of incorporation and (ii) has any permanent establishment (within the meaning of an applicable Tax treaty) or place of business that subjects it to income Tax in a country other than the country of its incorporation.

(l) Each Acquired Corporation is and always has been properly classified as a corporation taxable under subchapter C of the Code for U.S. federal income Tax purposes. The Acquired Corporations each use the accrual method of accounting for income Tax purposes.

(m) The Acquired Corporations are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax credit, Tax holiday, Tax reduction agreement or similar Tax incentive.

(n) The Acquired Corporations have complied in all material respects with all applicable Legal Requirements related to (i) transfer pricing and (ii) escheat and unclaimed property.

2.16 Employee Matters

(a) No Acquired Corporation is a party to any Collective Bargaining Agreement representing any of its employees, and no employees of the Acquired Corporations are represented by any Labor Organization with respect to their employment with the Acquired Corporations. No Labor Organization holds bargaining rights with respect to any current Acquired Corporation employee in their capacity as such by way of certification, interim certification, voluntary recognition or succession rights, or has applied to be certified as the bargaining agent of any Acquired Corporation employee, in each case, with respect to their employment with any Acquired Corporation. There is no Labor Organization, which, pursuant to any Legal Requirement, must be notified, consulted or with which negotiations need to be conducted in connection with this Agreement. Since January 1,

2023, no Acquired Corporation is or has been the subject of a concerted labor slowdown, labor strike, picketing, group work stoppage or union organizing activity affecting any of the Acquired Corporations or any of their employees in their capacity as such, and, to the knowledge of the Company there has been no such threat of a concerted labor slowdown, labor strike, picketing, group work stoppage or union organizing activity.

(b) Each Acquired Corporation is, and since January 1, 2023, has been, in material compliance with all applicable Legal Requirements respecting employment, hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including, without limitation, Legal Requirements relating to discrimination, equal pay, wages and hours (including meal and rest breaks), overtime, business expense reimbursements, labor relations, collective bargaining, leaves of absence, paid sick leave laws, work breaks, classification of workers (including exempt and independent contractor status), occupational health and safety, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge, including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (the “WARN Act”).

(c) Since January 1, 2023, (i) no allegation, complaint, charge or claim on the basis of gender, sex, sexual harassment, sexual assault, sexual misconduct or gender discrimination has been made against any person who is or was an employee with the title of vice president or above, or an officer or director of any Acquired Corporation in their capacity as such, and (ii)  no Acquired Corporation has entered into a settlement agreement to resolve such an action.

2.17 Benefit Plans

(a) Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each Employee Plan, other than offer letters that do not provide for payment of severance or specific equity award grants or vesting provisions. No Acquired Corporation has any formal plan or commitment to create any additional Employee Plans or to modify, change, or terminate any existing Employee Plan.

(b) The Company has either delivered or made available to Parent prior to the execution of this Agreement with respect to each Employee Plan accurate and complete copies of, to the extent applicable: (i) all current plan documents and all material amendments thereto (in the case of unwritten Employee Plans, written descriptions of the material terms thereof), (ii) all trust or other funding documents, (iii) the current determination letter or opinion letter issued by the IRS, (iv) the most recent summary plan descriptions and any summaries of material modifications thereto, (v) the most recent audited financial statements and actuarial or other valuation reports, (vi) the three most recent annual reports on Form 5500 (with all schedules and attachments), (vii) the most recent compliance and discrimination testing results, and (viii) all material correspondence for the past three years between such Employee Plan, the Company or any Acquired Corporation and the Internal Revenue Service, United States Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Body.

(c) Neither the Company nor any of its ERISA Affiliates sponsor, maintain, or contribute to, are required to contribute to, or have previously sponsored, maintained, contributed to, or been required to contribute to, a plan that (i) is or was a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA); (ii) is or was a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 412 of the Code or Title IV of ERISA or is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA; (iii) is or was a “multiple employer plan” (as such term is defined in ERISA or the Code); or (iv) a “funded welfare plan” (as such term is defined in Section 419 of the Code).

(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or is the subject of a favorable opinion or advisory letter, if applicable) as to its qualified status under the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such Employee Plan. Each Employee Plan is now and has been established, maintained, funded, and administered in compliance in all material respects with its terms and all applicable Legal Requirements, including but not limited to ERISA and the Code. All contributions and payments with respect to each Employee Plan that are required to be made by any Acquired Corporation with respect to periods ending on or prior to the Closing Date have been, or will be, timely made or accrued before the Closing Date in accordance with the terms of the applicable Employee Plan.

(e) No Employee Plan obligates any Acquired Corporation to provide any current or former director, officer or employee (or any beneficiary or dependent thereof) any life insurance, medical or health benefits after his or her termination of employment or service with the Acquired Corporations, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar applicable Legal Requirement at the recipient’s sole premium expense.

(f) No Legal Proceeding (other than claims for benefits in the ordinary course) is pending or threatened with respect to any Employee Plan or the assets of any Employee Plan. None of the Acquired Corporations has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could reasonably be expected to subject any of the Acquired Corporations, the Employee Plans or their related trusts to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA, and no event has occurred and no condition exists that could reasonably be expected to subject any of the Acquired Corporations, the Employee Plans or their related trusts to any Tax, penalty, lien, fine or other liability imposed by ERISA or the Code with respect to any Employee Plan.

(g) Each Employee Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code complies in all material respects with Section 409A of the Code. No Employee Plan or Contract with an employee or individual service provider of any Acquired Corporation provides for the gross-up, reimbursement, or indemnification of any Taxes imposed by Sections 409A or 4999 of the Code.

(h) Except as provided in Section 1.8, neither the execution and delivery of this Agreement nor the consummation of the Transactions (including in combination with other events or circumstances) will or could reasonably be expected to (i) entitle any employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations to severance pay or any other payment or benefit or any forgiveness of indebtedness, (ii) accelerate the time of payment, funding or vesting of, or increase the amount of, compensation or benefits due to any such employee, director, officer or independent contractor of the Acquired Corporations, (iii) limit or restrict the right of an Acquired Corporation to merge, amend, terminate, or receive a reversion of assets from any Employee Plan, or (iv) result in any amounts payable or benefits provided to any employee, director, officer, independent contractor or other individual service provider of the Acquired Corporations, individually or in combination with any other such payment or benefits, to fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

(i) No Employee Plan or Contract provides compensation or benefits to any current or former employee or individual service provider of any Acquired Corporation who resides or performs services primarily outside of the United States.

2.18 Environmental Matters

(a) Each of the Acquired Corporations is, and since January 1, 2023 has been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Authorizations required under Environmental Laws for the operation of their business, except as would not be material to the Acquired Corporations taken as a whole.

(b) As of the date of this Agreement, there is no Legal Proceeding relating to or arising under any Environmental Law or relating to Hazardous Materials that is pending or, to the knowledge of the Company, threatened against any Acquired Corporation or in respect of any Leased Real Property or any real property currently or formerly owned, operated or leased by an Acquired Corporation, except as would not be material to the Acquired Corporations taken as a whole.

(c) Since January 1, 2023 (or earlier for unresolved matters), through the date of this Agreement, except as would not be material to the Acquired Corporations taken as a whole, no Acquired Corporation has received any (i) written notice, claim, report or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving material violations, liabilities or requirements on the part of any Acquired Corporation or (ii) written request for information from any Governmental Body, in each case relating to or arising under Environmental Laws or relating to Hazardous Materials.

(d) (i) There has been no Release on, at, to, under or from any property or facility, including the Leased Real Property, and (ii) no Acquired Corporation has arranged, by contract, agreement, or otherwise, for the treatment or disposal of Hazardous Materials at any property or facility, in each case (i) and (ii) that would reasonably be expected to result in any material claim against or material liability of an Acquired Corporation under any Environmental Law or relating to Hazardous Materials.

(e) No Acquired Corporation has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws or Hazardous Materials.

(f) The Company has made available to Parent and Merger Sub copies of all Governmental Authorizations held by any Acquired Corporation under Environmental Laws and all environmental assessments, reports, audits and material documents in its possession or under its control that relate to compliance with Environmental Laws by any Acquired Corporation or to the environmental condition of the Leased Real Property or any other real property currently or formerly owned, operated, or leased by any Acquired Corporation.

2.19 Insurance. The Company has delivered or made available to Parent an accurate and complete copy of all material insurance policies relating to the business, assets and operations of the Acquired Corporations (collectively, the “Insurance Policies”). The Acquired Corporations maintain insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for companies of similar size and stage of development. All Insurance Policies are in full force and effect, no notice of termination, cancellation, non-renewal or material modification has been received (other than a notice in connection with ordinary renewals), all premiums due and payable thereon have been paid in accordance with the terms of such Insurance Policies, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. As of the date of this Agreement, there is no claim pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies, except as would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole.

2.20 Legal Proceedings; Orders.

(a) Since January 1, 2023, there have been no Legal Proceedings pending (or, to the knowledge of the Company, threatened) against any Acquired Corporation or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such, except as would not be, or would not reasonably be expected to be, material to the Acquired Corporations taken as a whole.

(b) Since January 1, 2023, there has been no material order, writ, injunction or judgment to which an Acquired Corporation (or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such) is subject.

(c) Since January 1, 2023, there has been no material investigation or review by any Governmental Body with respect to an Acquired Corporation and, to the knowledge of the Company, no Acquired Corporation has been notified or threatened of any such investigation or review.

2.21 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, subject to the adoption of this Agreement by the affirmative vote of the holders of shares of Company Common Stock representing at least a majority of all outstanding shares of Company Common Stock entitled to vote thereon (the “Required Company Stockholder Vote”). The Required Company Stockholder Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and consummate the Merger. The Board of Directors has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) declared this Agreement and the Merger advisable, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other Transactions, on the terms and subject to the conditions set forth herein and (iv) subject to Section 4.3, recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the holders of Company Common Stock. The resolutions in the foregoing sentence, subject to Section 4.3, have not been subsequently withdrawn or modified in a manner adverse to Parent as of the date of this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

2.22 Takeover Laws. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.8, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be, to the extent such restrictions can be rendered inapplicable by action of the Board of Directors under Legal Requirements, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Transactions.

2.23 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by the Company and the consummation of the Transactions will not: (i) assuming the accuracy of the representations and warranties in Section 3.8, cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of any Acquired Corporation; (ii) assuming compliance with the applicable provisions of the DGCL, the HSR Act, and the rules and regulations of the SEC and Nasdaq, and assuming the accuracy of the representations and warranties of Parent and Merger Sub herein, cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to an Acquired Corporation, or to which an Acquired Corporation is subject; (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which an Acquired Corporation is entitled under any provision of any Material Contract; (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any Acquired Corporation; or (v) to the knowledge of the Company, violate applicable Privacy and Security Requirements in any material respect; except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), the DGCL, the HSR Act, and the applicable rules and regulations of the SEC and any national securities exchange, the Acquired Corporations are not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Corporations, taken as a whole.

2.24 Opinion of Financial Advisor. The Board of Directors has received the oral opinion of J.P. Morgan Securities LLC, financial advisor to the Company, to be subsequently confirmed by delivery of a written opinion to the Board of Directors that, as of the date of such opinion, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion as set forth therein, the Merger Consideration per Share to be paid to the holders of Shares (other than Canceled Shares, Dissenting Shares or any Shares held by any Affiliate of the Company or Parent) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent solely for informational purposes and on a non-reliance basis, a signed copy of such written opinion as soon as possible following the date of this Agreement. It is agreed and understood that such opinion is for the benefit of the Board of Directors and may not be relied upon by Parent or any director, officer or employee of Parent for any purpose.

2.25 Brokers and Other Advisors. Except for J.P. Morgan Securities LLC, no broker, finder, investment banker, financial advisor or any other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. Section 2.25 of the Company Disclosure Schedule sets forth an estimated calculation, based on the Company’s fully diluted equity capitalization as of the Reference Date of the aggregate amount of fees and commissions that are or would be payable to J.P. Morgan Securities LLC, Kirkland & Ellis LLP and Akerman LLP in connection with the Transactions (assuming the capitalization of the Company at the Closing is as set forth in Sections 2.3(a) and 2.3(d).

2.26 Acknowledgment by the Company. The Company is not relying on, and has not relied on, any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties expressly set forth in Section 3. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and its Affiliates in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization. Each of Parent and Merger Sub is a corporation or other Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

3.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged, and prior to the Effective Time will not engage, in any business activities or conducted any operations other than as contemplated by this Agreement in connection with the Transactions and those incident to Merger Sub’s formation. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.

3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub each have the corporate power and authority to execute and deliver and perform their respective obligations under this Agreement and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by Parent, as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The board of directors of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions, including the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.

3.4 Non-Contravention; Consents.

(a) Subject, in the case of the Merger, to the adoption of this Agreement by Parent, as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement), the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) assuming compliance with the applicable provisions of the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, cause a violation by Parent or Merger Sub of any Legal Requirement or order applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract, except in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except for the filing of the certificate of merger with the Secretary of State of the State of Delaware or as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), Takeover Laws, the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any) and the applicable rules and regulations of the SEC and any national securities exchange, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s stockholders is necessary to approve this Agreement or any of the Transactions.

3.5 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Proxy Statement will, (a) at the time such document is filed with the SEC, (b) at any time such document is amended or supplemented or (c) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 3.5 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied to Parent by the Company or any of its Representatives on behalf of the Company specifically for inclusion therein.

3.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served, against Parent or Merger Sub, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

3.7 Funds.

(a) Parent has delivered to the Company a true and complete copy of (i) the executed Debt Commitment Letter and (ii) the Debt Fee Letter, which Debt Fee Letter has been redacted in a customary manner to remove only those items related to existence and/or amount of fees, pricing terms, pricing caps, “market flex” provisions and other economic terms and commercially sensitive information set forth therein, which redacted information does not adversely impact conditionality, enforceability, the amount (other than through the operation of additional original issue discount or upfront fees) or availability of the Debt Financing. The Debt Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement; provided that the existence or exercise of “market flex” provisions contained in the Debt Fee Letter, shall not constitute an amendment or modification of the Debt Commitment Letter. As of the date hereof, neither Parent nor any of its Affiliates has entered into any agreement, side letter or other commitment or arrangement relating to the funding of the Debt Financing, other than as set forth in the Debt Commitment Letter and the Debt Fee Letter, as applicable, that would reasonably be expected to adversely affect the availability of the Debt Financing. Assuming the funding in full of the Debt Financing on the Closing Date and the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, as of the date of this Agreement and at the Effective Time, the aggregate proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all “market flex” provisions related thereto), together with cash and cash equivalents held by the Company and its Subsidiaries immediately prior to the Closing that are available to be used for this purpose, will be sufficient to carry out all of Parent and Merger Sub’s obligations under this Agreement and to pay in cash the aggregate Merger Consideration payable following the Effective Time pursuant to Section 1.5 and the aggregate amounts payable to holders of Company Equity Awards following the Effective Time pursuant to Section 1.8 (the “Required Amount”).

(b) As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes a valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each other party thereto (in each case, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles). Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable under the Debt Commitment Letter on or prior to the date of this Agreement in connection with the Debt Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to the knowledge of Parent, any other party thereto under any term of the Debt Commitment Letter. As of the date hereof, there are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing other than those set forth in the Debt Commitment Letter and the Debt Fee Letter. As of the date hereof, assuming satisfaction of the conditions set forth in Section 6.1 and Section 6.2, (i) Parent is not aware of any fact or occurrence existing that would reasonably be expected to cause any of the conditions precedent set forth in the

Debt Commitment Letter to not be satisfied on or prior to the Closing Date and (ii) Parent has no reason to believe that the Debt Financing will not be made available to Parent on the Closing Date.

(c) In no event shall receipt by, or the availability of any funds or financing (including the Debt Financing) for, or related to, any of the Transactions, to the Parent, Merger Sub or any of their Affiliates be or be deemed, construed or alleged to be a condition precedent to any obligations of Parent and Merger Sub under this Agreement.

3.8 Ownership of Shares. Neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Shares. Neither Parent nor Merger Sub is, nor for the past three (3) years has been, an “interested stockholder” of the Company under Section 203(c) of the DGCL.

3.9 Acknowledgment by Parent and Merger Sub.

Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties expressly set forth in Section 2. Such representations and warranties by the Acquired Corporations constitute the sole and exclusive representations and warranties of the Acquired Corporations in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Acquired Corporations.

3.10 Brokers and Other Advisors. Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub, or any of their respective Subsidiaries.

3.11 Stockholder and Management Arrangements. As of the date hereof, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement or the Merger; (ii) the Company or (iii) the Surviving Corporation, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Shares; (ii) any holder of Shares has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any such Person has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

SECTION 4

CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation. During the period from the execution and delivery of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause each Acquired Corporation and the respective Representatives of the Acquired Corporations to, provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Company’s designated Representatives and to properties, assets and to all existing books, records, documents and information relating to the Acquired Corporations, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations and such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, in each case for any reasonable business purpose, including planning for integration of the Acquired Corporations; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Corporations and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Corporations. Nothing herein shall require any of the Acquired Corporations to disclose any information to Parent if such disclosure would, in the Company’s reasonable discretion and after notice to Parent (i) jeopardize any attorney-client or other legal privilege (so long as the Acquired Corporations have reasonably cooperated with Parent and used reasonable best efforts to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Legal Requirement (so long as the Acquired Corporations have reasonably cooperated with Parent and used reasonable best efforts to permit disclosure to the extent permitted by Legal Requirements) or (iii) contravene any Contract to which an Acquired Corporation is a party or by which an Acquired Corporation is bound (so long as the Acquired Corporations have reasonably cooperated with Parent and used reasonable best efforts to permit disclosure to the extent permitted by such Contract). Notwithstanding the foregoing, nothing in this Section 4.1 shall require an Acquired Corporation to disclose any information to Parent or Parent’s Representatives if such information relates to the applicable portions of the minutes of the meetings of the Board of Directors or any committee thereof (including any presentations or other materials prepared by or for the Board of Directors or such committee thereof) where the Board of Directors or committee thereof discussed (x) the Transactions, or any similar transaction involving an Acquired Corporation, (y) any Acquisition Proposal or (z) a Company Adverse Change Recommendation. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement dated December 4, 2025, between the Company and Parent (the “Confidentiality Agreement”).

4.2 Operation of the Acquired Corporations’ Business. During the Pre-Closing Period, except (x) as expressly required under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent, or (z) as set forth in Section 4.2 of the Company Disclosure Schedule:

(a) the Company shall, and shall cause each Acquired Corporation to use reasonable best efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects; (ii) preserve intact its material tangible assets, business organizations and business relationships with commercial third parties and keep available the services of its present officers and other employees and (iii) maintain satisfactory relationships with Governmental Bodies, material suppliers, material licensors, material licensees, material collaboration partners and other business partners having material business dealings with the Acquired Corporations and to maintain their material rights and regulatory permits; and

(b) the Company shall not, and shall cause each Acquired Corporation not to:

(i) (A) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares), or (B) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (1) repurchases of Shares outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof) to purchase Shares held by a director, officer, employee or independent contractor of the Acquired Corporations only upon termination of such Person’s employment or engagement by the Company; (2) forfeitures of Company Equity Awards (or Shares issued upon the exercise or vesting thereof) outstanding on the date hereof; (3) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards outstanding on the date hereof to the extent provided for in the applicable plan or award agreement; or (4) among Acquired Corporations;

(ii) split, combine, subdivide or reclassify any Shares or other equity interests;

(iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except (x) that the Company may issue Shares as required to be issued upon the exercise or vesting (as the case may be) of the Company Equity Awards that are outstanding as of the date hereof or (y) with respect to sales, grants, pledges, transfers or encumbrances (or authorizations with respect to any of the foregoing)) constituting Encumbrances created or incurred in connection with any Indebtedness permitted to be established or incurred under Section 4.2(b)(x);

(iv) except as required under any Employee Plan as in existence as of the date of this Agreement, (A) establish, adopt, enter into, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof), or amend or waive any of its rights under, or accelerate the payment or vesting under, any provision of any of the Employee Plans or (B) grant any employee or director any increase in compensation, bonuses or other benefits (except that the Acquired Corporations may amend any Employee Plans that provide health or welfare benefits (other than severance) in connection with the renewal of such Employee Plans in the ordinary course of business consistent with past practice and enter into agreements with new non-executive officer employees and consultants in the ordinary course of business consistent with past practice);

(v) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

(vi) form any Subsidiary, acquire any equity interest in any other Entity or enter into any material joint venture, partnership or similar arrangement;

(vii) make or authorize any capital expenditure in excess of $100,000 in the aggregate;

(viii) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, abandon, waive, relinquish or permit to lapse, transfer or assign any material tangible asset or property (except (A) in the ordinary course of business consistent with past practice, (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Corporations, (C) capital expenditures permitted by Section 4.2(b)(vii), (D) with respect to pledges, sales or other dispositions constituting Encumbrances created or incurred in connection with any Indebtedness permitted to be established or incurred under Section 4.2(b)(x) or (E) pursuant to Contracts, to which an Acquired Corporation is a party, made available to Parent and in effect prior to the date of this Agreement);

(ix) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, or abandon or permit to lapse, or transfer or assign any material item of Company IP (except (A) in the ordinary course of business consistent with past practice (including entering into Standard IP Contracts), (B) abandoning or permitting to lapse any Company Registered IP at the end of its statutory term or otherwise in the ordinary course of business consistent with past practice, (C) transactions among Acquired Corporations or (D) pursuant to Contracts, to which an Acquired Corporation is a party, made available to Parent and in effect prior to the date of this Agreement);

(x) lend money or make capital contributions or advances to or make investments in, any Person, or incur or guarantee any Indebtedness for borrowed money (except for (A) advances to directors, employees, and consultants for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with the Company’s policies related thereto; and (B) advances of expenses as required under the Company’s certificate of incorporation or bylaws or any Contract made available to Parent);

(xi) except in the ordinary course of business consistent with past practice or as otherwise permitted by Section 4.2(b), (A) amend or modify in any material respect, or voluntarily terminate, any Material

Contract (but excluding the amendment or modification of any statement of work, purchase order or ancillary agreement or documentation issued under an existing Material Contract, not in excess of $500,000 individually) or (B) enter into any Contract which would have been a Material Contract if such Contract was outstanding as of the execution and delivery of this Agreement (but excluding the entry into any statement of work, purchase order or ancillary agreement or documentation issued under an existing Material Contract, not in excess of $500,000 individually);

(xii) (A) change any material method of Tax accounting or any Tax accounting period; (B) make (except in the ordinary course of business consistent with past practice), change or revoke any material Tax election; (C) file an amended income or other material Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment or request any ruling with respect to a material Tax from any Governmental Body; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund; or (F) waive or extend the statute of limitations with respect to any material Tax or material Tax Return, other than any automatically granted extension obtained to file Tax Returns;

(xiii) settle, release, waive or compromise any Legal Proceeding or other claim against any Acquired Corporation, other than any settlement, release, waiver or compromise that (A) results solely in monetary obligations involving only the payment of monies by the Acquired Corporations of not more than $150,000 in the aggregate (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, any Acquired Corporation), (B) does not involve the admission of wrongdoing by any Acquired Corporation and does not involve any injunctive or equitable or other nonmonetary relief (other than immaterial and non-monetary relief incidental thereto) against any Acquired Corporation or any products of any Acquired Corporation and (C) provides for a complete release of the claims in dispute giving rise to such settlement, release, waiver or compromise; provided, that the settlement, release, waiver, or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby shall be exclusively subject to Section 1.7 or Section 5.5, as applicable, and any Tax claim or assessment shall be exclusively governed by Section 4.2(b)(xii) above;

(xiv) enter into or negotiate any Collective Bargaining Agreement or other similar labor-related Contract with any labor Organization, except as required by applicable Legal Requirements;

(xv) adopt or implement any stockholder rights plan or similar arrangement;

(xvi) make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC or applicable Legal Regulations;

(xvii) enter into any transactions or contracts with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC other than to the extent permitted under Section 4.2(b)(iii) or Section 4.2(b)(iv);

(xviii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Corporations;

(xix) hire or terminate any employee (except for cause) at the level of Vice President or above or with an annual base salary in excess of $275,000, except for the purposes of filling a vacancy in a role in existence prior to the date of this Agreement; or

(xx) authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses 4.2(b)(i) through 4.2(b)(xix) of this Section 4.2(b).

Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.

4.3 No Solicitation; Acquisition Proposal; Company Adverse Change Recommendation.

(a) Except as expressly permitted by this Section 4.3 from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Company agrees that it shall, and shall cause each other Acquired Corporation and each of its and each other Acquired Corporation’s officers, directors and other Representatives to, (i) promptly cease and cause to be terminated any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Acquisition Proposal, (ii) promptly terminate access of any such Person and its Representatives to any data room (virtual or physical) or other access to non-public information of the Acquired Corporations, and (iii) promptly request in writing the return or destruction of all non-public information of the Acquired Corporations previously furnished to any such Person or its Representatives (and shall use reasonable best efforts to enforce any such request and any applicable confidentiality obligations). Except as expressly permitted by this Section 4.3 from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Company agrees that it shall not, and shall cause its Subsidiary and its Subsidiary’s officers and other Representatives not to, directly or indirectly, (A) solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or that could reasonably be expected to result in an Acquisition Proposal, (B) engage or participate in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with or with the intent to encourage, or knowingly facilitate in any way any effort by, any third party in furtherance of any Acquisition Proposal (it being understood that notifying such Person of the existence of this Section 4.3(a) shall not be a breach of this Section 4.3(a)), (C) approve or recommend an Acquisition Proposal, (D) other than an Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement or other similar agreement providing for or relating to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Transactions (any of the foregoing referred in this clause (D), other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”), or (E) authorize, commit or publicly propose or agree to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Section 7 and the Effective Time, the Company and its Subsidiary shall enforce, and shall not waive, terminate (other than an automatic termination pursuant to its terms) or modify, any provision of any standstill or confidentiality agreements that prohibits or purports to prohibit a proposal being made to the Board of Directors (or any committee thereof), unless the Board of Directors has determined in good faith, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Legal Requirements. The Company shall be responsible for any action taken by its or the other Acquired Corporation’s Representatives that, had such action been taken by the Company, would constitute a breach of this Section 4.3 and any such action taken by any Representative of an Acquired Corporation shall constitute a breach of this Section 4.3 by the Company.

(b) Notwithstanding anything to the contrary in this Section 4.3 or any other provision of this Agreement, at any time prior to obtaining the Required Company Stockholder Vote, the Company may, directly or indirectly, through any Representative, in response to a written bona fide Acquisition Proposal by a third party submitted to the Company (and not withdrawn) after the date of this Agreement that did not result from a breach of this Section 4.3, (i) furnish non-public information to such third party making such Acquisition Proposal; provided, however, that (A) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on customary terms no more favorable to such Person than the Confidentiality Agreement; provided, further, however, that such confidentiality agreement shall not prohibit compliance by the Company with any provisions of this Section 4.3 (such confidentiality agreement, an

“Acceptable Confidentiality Agreement”), (B) any non-public information concerning the Company that is provided to such third party (or its Representatives) shall, to the extent not previously made available to Parent, be provided to Parent as promptly prior to or substantially concurrently with the time it is provided to such third party, and (C) any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a direct competitor of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company with advice from its outside legal counsel, and (ii) engage in, enter into or otherwise participate in discussions or negotiations with such third party (and such third party’s Representatives) with respect to the Acquisition Proposal if, in the case of each of the foregoing clauses (i) and (ii), the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and an independent financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and that a failure to take the actions contemplated by the foregoing clauses (i) or (ii) would reasonably be expected to be inconsistent with its fiduciary duties under applicable Legal Requirements.

(c) From the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Company shall (i) notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt by the Company of any Acquisition Proposal (or inquiries, proposals, or offers with respect thereto) in writing, which shall identify the Person or “group” making such Acquisition Proposal and include a reasonably detailed summary of the material terms and conditions of any Acquisition Proposals, to the extent known (including, if applicable, providing copies of any written materials, including any Acquisition Proposals and any proposed agreements related thereto) and (ii) keep Parent fully informed on a prompt basis (and, in any event within twenty-four (24) hours) of any material developments with respect to the status and terms (including any material change to the terms of any such Acquisition Proposal) of any such inquiry, proposal, offer or Acquisition Proposal. Without limiting the foregoing, the Company will, promptly upon receipt or delivery thereof (and in any event within twenty-four (24) hours), provide Parent with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto relating to such Acquisition Proposal, in each case, exchanged between the Company or any of its Representatives, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand.

(d) Except as permitted by this Section 4.3, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 7 and the Effective Time, the Board of Directors shall not (i) withhold, withdraw, change, modify, rescind or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation, (ii) approve, adopt, recommend or declare advisable (or publicly propose to approve, adopt, recommend, or declare advisable) any Acquisition Proposal, or (iii) (A) fail to publicly recommend against acceptance by the holders of shares of Company Common Stock of a tender or exchange offer that constitutes an Acquisition Proposal within ten (10) days of the commencement of such tender or exchange offer, or (B) or publicly state that it takes no position with respect to, or that it is unable to take a position with respect to any such offer, (iv) fail to include the Company Board Recommendation in the Proxy Statement (any of the actions described in clauses (i)–(iv) of this Section 4.3(d), a “Company Adverse Change Recommendation”); or (v) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit any Acquired Corporation to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 4.3).

(e) Notwithstanding anything in this Agreement to the contrary, if any Acquired Corporation has received a bona fide written Acquisition Proposal from any Person that has not been withdrawn and after consultation with outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Proposal, (x) the Board of Directors may make a Company Adverse Change Recommendation, or (y) the Company may terminate this Agreement pursuant to Section 7.1(f) to enter into a Specified Agreement with respect to such Superior Proposal, in each case under (x) or (y), only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating this Agreement pursuant to Section 7.1(f) at least five (5) Business Days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation or termination) and, if desired by Parent, during such five (5)-Business Day period shall have negotiated (and caused its Representatives to negotiate) in good faith with Parent (to the extent desired by Parent) to enable Parent to propose amendments to the terms and conditions of this Agreement (or make any other proposal) so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (C) (1) the Company shall have provided to Parent information with respect to such Acquisition Proposal in accordance with this Section 4.3, (2) the Company shall have given Parent the five (5)-Business Day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (3) upon consideration of any amendments to the terms and conditions of this Agreement proposed by Parent during such five (5)-Business Day period, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Proposal and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(f) would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements. The provisions of this Section 4.3(e) shall also apply to any material amendment to any Acquisition Proposal and shall require a new Determination Notice, except that the references to five (5) Business Days shall be deemed to be three (3) Business Days.

(f) Other than in connection with an Acquisition Proposal in accordance with the terms of this Section 4.3, the Board of Directors shall not make a Company Adverse Change Recommendation unless an Intervening Event has occurred and the Board of Directors has determined in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements; provided, that (i) the Company shall have given Parent a Determination Notice at least five (5) Business Days prior to making any such Company Adverse Change Recommendation, specifying in reasonable detail the facts and circumstances that render a Company Adverse Change Recommendation necessary and, if desired by Parent, during such five (5)-Business Day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Change Recommendation would no longer be necessary; and (ii) after giving effect to the proposals made by Parent during such five (5) Business Day period, if any, after consultation with the Company’s outside legal counsel, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under applicable Legal Requirements.

(g) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements.

(h) The Company agrees that until such time as this Agreement has been terminated in accordance with Section 7.1, the Company shall not submit any Acquisition Proposal to a vote of its stockholders.

SECTION 5

ADDITIONAL COVENANTS OF THE PARTIES

5.1 Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as practicable after the date of this Agreement (and in any event not more than fifteen (15) Business Days after the execution of this Agreement), the Company shall prepare a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and, after reasonable consultation with, and good faith consideration of any comments or revisions from, Parent, file the preliminary Proxy Statement with the SEC. The Company shall use reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond, after good faith consideration of any comments or revisions from Parent, as promptly as reasonably practicable to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement) and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by the Company without affording Parent a reasonable opportunity for consultation and review, and the Company shall consider in good faith any comments on or revisions to such materials reasonably proposed by Parent. The Company will promptly notify Parent of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Merger or any of the Transactions. Prior to responding to any comments of the SEC or members of its staff, the Company shall provide Parent and its Representatives with a reasonable opportunity to review and comment on such response, and the Company shall give reasonable and good faith consideration to any timely comments thereon made by Parent or its Representatives. Parent and Merger Sub will cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the Company Board Recommendation, except to the extent that the Board of Directors shall have effected a Company Adverse Change Recommendation, as permitted by and determined in accordance with Section 4.3. The Proxy Statement shall include the fairness opinion referenced in Section 2.24, the notice of the Company Stockholder Meeting, and the notice and other information required by Section 262(d) of the DGCL.

(b) If, at any time prior to the Company Stockholders’ Meeting, any event or circumstance relating to the Company or Parent or any of their respective Affiliates, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement to such filing describing such information shall be filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Merger shall comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c) The Company and the Board of Directors shall take all actions necessary to duly call, give notice of,

convene and as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders in accordance with Section 5.1(a) hold a meeting of the holders of the shares of Company Common Stock (including any adjournment, postponement or other delay thereof, the “Company Stockholders’ Meeting”) for the purpose of seeking the Required Company Stockholder Vote (including, for the avoidance of doubt, adjournments proposed in compliance with this Agreement and any non-binding advisory vote required under applicable Legal Requirements), with the record date for such meeting to be selected after reasonable consultation with Parent. The Company shall use reasonable best efforts to solicit the Required Company Stockholder Vote (including by soliciting proxies from the Company’s stockholders), except to the extent that the Board of Directors shall have effected a Company Adverse Change Recommendation, as permitted by and determined in accordance with Section 4.3. The Company shall keep Parent reasonably informed on a current basis with respect to proxy solicitation results, including interim vote tallies as reasonably requested by Parent. Unless and until this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn, recess, or postpone the Company Stockholders’ Meeting after consultation with Parent (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement that is required by applicable Legal Requirements is provided to the holders of shares of Company Common Stock with a reasonable amount of time for review in advance of a vote on this Agreement and the Merger, (B) if the Company reasonably determines in good faith additional time is reasonably required to solicit proxies in favor of the approval of this Agreement and the Merger, (C) if there are insufficient holders of shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, or (D) to the extent the Company’s Board of Directors has determined in good faith after consultation with, and taking into account the advice of, its outside legal counsel, that it is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Legal Requirements, order or a request from the SEC or its staff; provided, that in the case of clause (B) or clause (C), without the written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), in no event shall the Company Stockholders’ Meeting (as so postponed or adjourned) be (i) postponed or adjourned by more than ten (10) calendar days at a time, (ii) held on a date that is more than thirty (30) days after the date for which the Company Stockholders’ Meeting was originally scheduled or (iii) postponed or adjourned more than three (3) times; provided, further, that no such postponement or adjournment shall extend past the date that is five (5) Business Days prior to the End Date. In no event will the record date for the Company Stockholders’ Meeting be changed without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Without limiting the generality of the foregoing, each of the Company and Parent agrees that its obligations pursuant to this Section 5.1 (including its obligations to hold the Company Stockholders’ Meeting) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company, Parent or any other Person of any Acquisition Proposal, except as expressly set forth in this Section 5.1. Notwithstanding anything to the contrary herein, unless this Agreement is terminated in accordance with Section 7, the Company Stockholders’ Meeting shall be convened and this Agreement shall be submitted to the holders of the shares of Company Common Stock for the purpose of seeking the Required Company Stockholder Vote, and nothing contained herein shall be deemed to relieve the Company of such obligation.

5.2 Filings, Consents and Approvals.

(a) The Parties agree to use their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under the Antitrust Laws, that may be asserted by any Governmental Body or any other party, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any Governmental Body pursuant to its evaluation of the Transactions under the HSR Act or other applicable Antitrust Laws. Parent shall take, and shall cause its Affiliates to take, any and all steps necessary or advisable to avoid or eliminate each and every impediment under any Legal Requirement that may be asserted by any Governmental Body or any other Person so as to enable the Parties to expeditiously consummate the Transactions.

(b) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Parent or its Subsidiaries (including Merger Sub and, after the Closing, the Surviving Corporation and its Subsidiaries) or

Affiliates be required to agree to, or the Company be permitted to agree to, (i) any prohibition of or limitation on its or their ownership (or any limitation that would affect its or their operation) of any portion of their respective businesses or assets, including after giving effect to the Transactions, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Transactions, (iii) any limitation on its or their ability to effect the Merger, or the ability of the Company or Merger Sub, or its or their respective Subsidiaries, to acquire or hold or exercise full rights of ownership of any capital stock of the Company or any Subsidiary of the Company, (iv) oppose any request for, the entry of, or seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Body that could restrain, prevent or delay any required consents applicable to the Transactions, including by defending through litigation, any action asserted by any Person in any court or before any Governmental Body, or (v) any other limitation on its or their ability to effectively control their respective businesses or any limitation that would affect its or their ability to control their respective operations, including after giving effect to the Transactions. Nothing in this Section 5.2(b) shall require any Party to take or agree to take any such action with respect to its business or operations pursuant to this Section 5.2(b) unless the effectiveness of such agreement or action is conditioned upon the Closing.

(c) Subject to the terms and conditions of this Agreement, each of the Parties shall (and shall cause their respective Affiliates, if applicable, to): (i) promptly, but in no event later than ten (10) Business Days after the date hereof, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions and (ii) promptly, but in no event later than ten (10) Business Days after the date hereof, prepare and make any other filings, notifications or other consents that are required to be made with, or obtained from, any other Governmental Bodies under applicable Antitrust Laws in connection with the Transactions.

(d) Parent shall control the overall strategy with respect to the Transactions under the Antitrust Laws, including the right to determine the strategy and timing for any such filings, submissions, communications and meetings; provided, that Parent shall consult with the Company prior to making any filings or submissions to any applicable Governmental Body and consider in good faith the views of the Company and keep the Company informed of the status of such matters. Without limiting the generality of anything contained in this Section 5.2, during the Pre-Closing Period, each Party shall (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions under the Antitrust Laws, (ii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other Parties of, and wherever practicable give the other Parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly furnish to the other Parties, subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding (other than “Transaction-Related Documents” and “Plans and Reports” as those terms are used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted)), (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants, and to the extent reasonably practicable, consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vi) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, give the other Party reasonable advance notice of, and permit authorized Representatives of the other Party to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Notwithstanding anything to the contrary in this Section 5.2, the Parties may redact materials provided to one another (A) to remove competitively sensitive information or information concerning valuation;

(B) as necessary to comply with Legal Requirements and Contracts; and (C) as necessary to address reasonable attorney-client privilege or other privilege or confidentiality concerns.

5.3 Employee Benefits.

(a) Within ten (10) Business Days of the date hereof, the Company shall propose for adoption a cash-based retention program (the “Retention Program”) providing for awards to certain individuals in the amounts and on the terms and conditions to be set forth in the Retention Program, and concurrently deliver such proposed Retention Program to Parent and consider in good faith any comments from Parent to such proposed Retention Program (or any portion thereof). Upon the written approval of Parent, the Company shall thereafter promptly adopt and implement the Retention Program.

(b) For a period of one (1) year following the Closing Date (or if shorter, the applicable period that a Continuing Employee (as defined below) remains employed with the Surviving Corporation or an Affiliate thereof), Parent shall provide, or cause to be provided, to each employee of an Acquired Corporation who is employed by an Acquired Corporation as of immediately prior to the Closing Date and who continues to be employed by the Surviving Corporation (or any Affiliate thereof, including, for the avoidance of doubt, Parent and Parent’s Affiliates) during such period (each, a “Continuing Employee”) (i) a base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities that, in each case, are at least equal to the base salary or hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities provided to such Continuing Employee immediately prior to the Closing Date and (ii) employee benefits (excluding severance, defined benefit pension plans, and equity and equity-based compensation) that are no less favorable in the aggregate than the employee benefits provided by an Acquired Corporation to such Continuing Employee immediately prior to the Closing Date.

(c) Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, give each Continuing Employee full credit for such Continuing Employee’s service with the Company and its Subsidiary (and any Affiliates or predecessors thereto) for all purposes, including eligibility to participate in, vesting under and accrual of benefits under any benefit plans (including, for purposes of vacation and severance but specifically excluding accrual of benefits under any defined benefit plan) maintained by Parent or any of its Affiliates (including the Surviving Corporation and its Subsidiaries) in which the Continuing Employee participates to the same extent recognized by the Company or its Subsidiary immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

(d) Following the Closing Date, Parent or an Affiliate of Parent shall use its reasonable best efforts to (i) waive any preexisting condition limitations otherwise applicable to Continuing Employees and their eligible dependents under any plan of Parent or an Affiliate that provides health and welfare benefits in which Continuing Employees are eligible to participate following the Closing Date, (ii) honor and credit any deductible, co-payment and out-of-pocket expenses incurred by the Continuing Employees and their eligible dependents under the health and welfare plans in which they participated immediately prior to transitioning into a plan of Parent or an Affiliate during the portion of the plan year prior to such transition in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or an Affiliate and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Continuing Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such Continuing Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Employee Plan prior to the Closing Date.

(e) Notwithstanding anything to the contrary set forth in this Agreement, this Section 5.3 will not be deemed to: (i) create any rights to continued employment or service or guarantee employment for any period of time with Parent, the Company or any of their respective Affiliates, or preclude the ability of Parent, the Company or any of their respective Affiliates to terminate the employment or service of any employee or any other Person; (ii) create, terminate, modify, or amend any Employee Plan or any other benefit or compensation plan, program, agreement or arrangement, or limit the ability of Parent, the Company or any of their respective Affiliates to amend, modify or terminate any benefit or compensation plan, program, policy, contract, agreement or arrangement (subject to this Section 5.3); (iii) alter or limit the ability of Parent or the Company or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; or (iv) create any third-party beneficiary rights in any employee or any other Person (or beneficiary or dependent thereof).

5.4 Indemnification of Officers and Directors.

(a) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of any Acquired Corporation pursuant to the organizational documents of any Acquired Corporation, and any indemnification or other similar agreements of any Acquired Corporation, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, and the Surviving Corporation shall (and shall cause each Acquired Corporation to) perform their obligations thereunder. Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall, and shall cause its Subsidiaries to, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of any Acquired Corporation or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of any Acquired Corporation as a director or officer of another Person (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of any Acquired Corporation or is or was serving at the request of any Acquired Corporation as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Legal Requirements. In the event of any such claim, action, suit or proceeding, (x) Parent shall, and shall cause its Subsidiaries to, pay, in advance of the final disposition of such claim, action, suit or proceeding, any expenses incurred in defense thereof by the Indemnified Person upon receipt of an undertaking by such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified pursuant to the preceding sentence and (y) Parent shall, and shall cause its Subsidiaries to, reasonably cooperate in the defense of any such matter.

(b) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ insurance maintained by or for the benefit of the Acquired Corporations or provide substitute policies for the Acquired Corporations and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time, except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies in the aggregate more than 300% of the annual premium most recently paid by the Acquired Corporations prior to the date hereof (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.4(b) it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Effective Time the Company may, at its option, purchase (and, if the Company does not purchase prior to the Effective Time, then Parent or the Surviving Corporation may purchase) a “tail” directors’

and officers’ insurance policy for the Acquired Corporations and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations, such tail to provide coverage in an amount not less in the aggregate than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ insurance coverage currently maintained by or for the benefit of the Acquired Corporations with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount. Parent and the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) In the event that any Acquired Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Acquired Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns of such Acquired Corporation assume the obligations set forth in this Section 5.4.

(d) The provisions of this Section 5.4 (i) shall survive the Effective Time, (ii) are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs, successors, assigns and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.4 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.

5.5 Stockholder Litigation. The Company shall promptly notify Parent of any Transaction Litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof. The Company will (a) give Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company with respect to Transaction Litigation prior to such filing or submission, and the Company shall consider such comments in good faith, (b) give Parent a reasonable opportunity to review in advance all materials proposed to be delivered by or on behalf of the Company in connection with any discovery or document production with respect to such Transaction Litigation, (c) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation and (d) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing.

5.6 Additional Agreements. Subject to the terms and conditions of this Agreement, including Section 5.2(a), Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement shall use reasonable best efforts to (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract in connection with the Merger and the other Transactions, (b) seek each Consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing by Parent and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party; provided that this Section 5.6 shall not require the Acquired Corporations to (and none of the Acquired Corporations shall, without Parent’s consent) (x) make any payment of any fees, expenses, “profit sharing” payments or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (y) amend, supplement or otherwise modify any such Material Contract or (z) otherwise make any accommodation or provide any benefit to the counterparty to such Contract, in each case (x) through (z), in connection with the foregoing (a)  through (c).

5.7 Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or public statement without the other Party’s consent. Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); (b) a Party may, without the prior consent of the other Party but subject to giving advance notice to and reasonably consulting with the other Party, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and (c) each Party need not consult with the other in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(g) or with respect to any Acquisition Proposal or Company Adverse Change Recommendation.

5.8 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent, Merger Sub and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

5.9 Section 16 Matters. The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Equity Awards in the Merger by any officer or director of the Company who is subject to Section 16 of the Exchange Act intended to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.10 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

5.11 Notice of Certain Events; Interactions with Governmental Bodies.

(a) During the Pre-Closing Period, subject to applicable Legal Requirements, each of the Company, on the one hand, and Parent, on the other hand, shall give prompt notice to the other of (i) any event, condition, change, occurrence or development of a state of facts that would reasonably be expected to cause the failure of any of the conditions set forth in Section 6, and (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; provided, that the delivery of notice pursuant to this Section 5.11(a) shall not limit or otherwise affect the remedies available hereunder to any Party.

(b) During the Pre-Closing Period, subject to applicable Legal Requirements, the Company shall:

(i) promptly inform Parent in writing of any material submission, filing or other material correspondence submitted or transmitted to, or that is received from, the FDA or any other Governmental Body related to any Company Product and provide Parent with a reasonable opportunity to consult with the Company with respect to and review any filing proposed to be made with the FDA, DEA, state boards of pharmacy, or any other Governmental Body performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy by or on behalf of the Company or its Subsidiary and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA, DEA, state boards of pharmacy, or any other Governmental Body performing functions similar to those performed by the FDA, DEA, or state boards of pharmacy by or on behalf of the Company or its Subsidiary, in each case, relating to any Company Product, other than routine adverse event reports and FDA Office of Prescription Drug Promotion submissions (but including any material correspondence received from the FDA or any other Governmental Body in response to a routine adverse event report or FDA Office of Prescription Drug Promotion submission), and shall consider in good faith any comments or other input timely provided by Parent in respect of the foregoing;

(ii) promptly inform Parent, including furnishing copies, of (A) all Governmental Authorizations from the FDA and all material Governmental Authorizations from any other applicable Governmental Body held by the Company or its Subsidiary related to any Company Product, (B) all material written submissions made to and material written regulatory communications with the FDA or any other applicable Governmental Body related to any Company Product that are in the Company’s or its Subsidiary’s possession or control, other than routine adverse event reports and FDA Office of Prescription Drug Promotion submissions, and (C) all material written reports, results, data and information relating to the safety, quality, or efficacy of any of the Company Products, including all final reports prepared under 21 C.F.R. 58.185, all information collected pursuant to 21 C.F.R. Part 58 and all adverse event (as such term is defined or described in 21 C.F.R. 312.32) and other material written information in respect of safety, adverse events and quality relating to any Company Product notified in writing to the Company and that are in the Company’s or its Subsidiary’s possession or control, in each case ((A) through (C)), which arise during the Pre-Closing Period;

(iii) (A) provide notice to Parent prior to any requested, proposed or scheduled meeting with the FDA or any other Governmental Body (including, as applicable, any scheduled pre-IND meeting referenced in 21 C.F.R. 312.82), relating to any Company Product, (B) consult with Parent regarding any such meeting and consider in good faith any input with respect thereto timely provided by Parent and (C) to the extent permitted under applicable Legal Requirements, provide Parent with an opportunity to attend, or participate in, any such meeting that the Company or its Subsidiary has with the FDA or any other Governmental Body (provided that, if Parent is unable to attend or participate, the Company shall promptly provide Parent with a reasonably detailed written summary of any such meeting);

(iv) consult with Parent prior to (A) commencing any clinical trial of which Parent has not been informed prior to the date hereof or (B) making any material change to, discontinuing, terminating or suspending any ongoing clinical trial, or any ongoing IND-enabling preclinical study; and

(v) if the FDA or any other Governmental Body desires to conduct an inspection or audit of the Company, its Subsidiary or any of their respective contract manufacturers, (A) to the extent related to any Company Product, promptly notify Parent upon the Company becoming aware thereof; (B) to the extent in the Company’s or its Subsidiary’s possession or control, promptly provide Parent with a copy (or detailed written report) of any findings of the FDA or such other Governmental Body following any such audit or inspection; and (C) consider Parent’s comments regarding any such inspection or audit in good faith.

(c) The Company shall promptly post all information required to be disclosed or provided to Parent pursuant to this Section 5.11 to the Company’s electronic data room maintained by Datasite to which Parent and its Representatives shall have continuous access through the Closing Date, and any failure by the Company to post and provide continuous access to such information in the Company’s electronic data room maintained by Datasite shall be considered a failure by the Company to disclose such information and a breach of this Section 5.11; provided that any break in the continuity of access not attributable to actions by the Company or its Representatives shall not be deemed a breach of this Section 5.11. No investigation, notice or disclosure pursuant to this Section 5.11 shall (i) supplement or amend any representation or warranty in this Agreement of the Company (or cure any breach thereof), (ii) supplement or amend the Company Disclosure Schedule or (iii) otherwise limit the rights or remedies available hereunder to Parent.

5.12 Financing Cooperation.

(a) The Acquired Corporations shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to provide (or cause their Subsidiaries and their respective Representatives to provide) such cooperation in connection with the arrangement of the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing, as is reasonably requested by Parent, including:

(i) furnishing or causing to be furnished to Parent and the Debt Financing Sources, as promptly as reasonably practicable, any financial statements or other information reasonably requested by Parent (including on behalf of any Debt Financing Source);

(ii) making senior management and officers of the Company, with appropriate seniority and expertise, available to assist in the preparation for, and participate in, a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and buyers of, the Debt Financing), presentations, road shows, meetings with ratings agencies, due diligence sessions, drafting sessions and sessions between senior management and the Debt Financing Sources in connection with the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing;

(iii) promptly, and in any event no later than four (4) Business Days prior to the Closing, providing all documentation and other information that any Debt Financing Source has reasonably requested in connection with such Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time), in each case, as reasonably requested at least nine (9) Business Days prior to the Closing Date;

(iv) (A) reasonably cooperating and providing assistance with the preparation of materials for rating agency presentations, high-yield roadshow presentations and offering memoranda, bank information memoranda, confidential information memoranda, private placement memoranda, bridge teasers, syndication memoranda, customary offering documents, lender presentations and other customary marketing materials required in connection with the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing (collectively, the “Debt Marketing Materials”), including furnishing (w) business and financial projections reasonably requested by Parent, (x) information reasonably necessary to prepare risk factors, (y) records, data or other information necessary to support any statistical information or claims relating to the Acquired Corporations appearing in the Debt Marketing Materials and (z) executed customary certificates of the chief financial officer (or other comparable officer) of the Acquired Corporations with respect to financial information (including pro forma financial information) included in the Debt Marketing Materials, (B) providing reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in this Agreement) and (C) providing customary authorization letters, confirmations and undertakings in connection with the Debt Marketing Materials (including with respect to presence or absence of material non-public information and customary 10b-5 representations with respect to the information relating to the Acquired Corporations and their respective Subsidiaries contained therein);

(v) (A) assisting in the preparation, execution and delivery of definitive financing documents, including any credit agreements, indentures, notes, guarantee and collateral documents, pledge and security documents, customary closing certificates and documents and back-up therefor and for legal opinions in connection with the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing (including executing and delivering a solvency certificate from the chief financial officer or treasurer (or other comparable officer) of the Company) and other customary documents as may reasonably be requested by Parent or the Debt Financing Sources and (B) facilitating the pledging of, granting of security interests in and obtaining perfection of any liens on collateral in connection with the Debt Financing, or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing, but in no event shall any of the items described in the foregoing (A) and (B) be effective until as of or after the Closing;

(vi) assisting Parent in benefiting from the existing lending relationships of the Acquired Corporations and its Subsidiaries;

(vii) cooperating with Parent’s efforts to obtain corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance (including providing reasonable access to Parent and its representatives to all owned or leased real property) as reasonably requested by Parent;

(viii) taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent (including on behalf of any Debt Financing Source) to permit the consummation of the Debt Financing or any Alternative Financing as part of or in lieu of any portion of the Debt Financing; provided that no such actions shall be required to be effective prior to the Closing;

(ix) causing Grant Thornton LLP (along with any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in an offering memorandum, the “Auditor”) to (A) furnish to Parent and the Debt Financing Sources, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort) and consents, together with drafts of such comfort letters that such independent auditors of the Acquired Corporations are prepared to deliver upon “pricing” and “closing” of any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing, and deliver such comfort letters upon the “pricing” and “closing” of any such high-yield bonds, with respect to financial information relating to the Acquired Corporations, as reasonably requested by Parent or the Debt Financing Sources, as necessary or customary for financings similar to the Debt Financing or any Alternative Financing as part of or in lieu of all or a portion of the Debt Financing and (B) attend accounting due diligence sessions and drafting sessions;

(x) if the Auditor shall have withdrawn its audit opinion with respect to any audited financial statements of the Acquired Corporations, furnishing Parent and the Debt Financing Sources as soon as practicable with a new unqualified audit opinion with respect to such financial statements by the Auditor or another nationally-recognized independent public accounting firm reasonably acceptable to Parent;

(xi) if (A) (1) any of the financial statements of the Acquired Corporations shall have been restated or (2) the Acquired Corporations, the Board of Directors or the Auditor shall have determined that a restatement of any such financial statements is required and (B) the Acquired Corporations or the Auditor, as applicable, has not subsequently determined and confirmed in writing to Parent that no restatement shall be required in accordance with GAAP, furnishing Parent and the Debt Financing Sources as soon as practicable with such restated financial statements; and

(xii) cooperating with Parent to satisfy the conditions precedent to the Debt Financing or any Alternative Financing as part of or in lieu of any portion of the Debt Financing to the extent within the control of the Company.

(b) The Acquired Corporations shall, and shall cause their respective Affiliates to, supplement any financial statements or other financial information on a reasonably current basis to the extent that any such statements or information, to the knowledge of the Acquired Corporations, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading.

(c) Each Acquired Corporation hereby consents to the customary use of its logos, names and trademarks in connection with the Debt Financing.

(d) At the request of Parent, the Company shall use reasonable best efforts to file a Form 8-K with the SEC disclosing information identified by Parent relating to the Company for purposes of permitting such information to be included in the Debt Marketing Materials to be provided to potential investors who do not wish to receive material nonpublic information with respect to any of Parent, the Company, any of their respective Affiliates or any of their respective securities.

(e) Notwithstanding anything in this Section 5.12 to the contrary, until the Closing occurs, the cooperation requested by Parent pursuant to the preceding provisions of this Section 5.12 shall not (i) unreasonably interfere with the ongoing operations of the Acquired Corporations, or (ii) require any of the Acquired Corporations to (A) pay any commitment or other similar fee, incur any liability or obligation, or commit to taking any action, in each case with respect to third parties (including entering into any agreement) that is not contingent upon the Closing, (B) take any action that could subject any pre-Closing director, manager, officer or employee of any of the Acquired Corporations or any of their Affiliates to any actual or potential personal liability, (C) cause any director or manager of any of the Acquired Corporations or any of their Affiliates to pass resolutions or consents to approve or authorize the execution of the Debt Financing that would be effective prior to Closing, (D) make any representation, warranty or certification that, in the good faith determination of the Company, is not true or cause any condition to Closing set forth in Section 6 to fail to be satisfied, or (E) prepare any pro forma financial statements, projections, estimates or other forward looking information.

(f) In the event this Agreement is terminated pursuant to Section 7, Parent shall promptly reimburse the Acquired Corporations for all reasonable and documented out-of-pocket cost and expenses incurred by the Acquired Corporations in connection with the cooperation contemplated by this Section 5.12, including (i) reasonable attorneys’ fees and (ii) expenses of the Acquired Corporations’ accounting firms engaged to assist in connection with the Debt Financing. Parent shall indemnify, defend and hold harmless, the Acquired Corporations, and their respective Affiliates and Representatives, from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing, the performance of their respective obligations under this Section 5.12, and any information utilized in connection therewith (other than in the event any liability or losses arise out of, or results from the bad faith, gross negligence of or willful misconduct of any such Person).

(g) For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 5.12 represent the sole obligation of the Acquired Corporations with respect to cooperation in connection with the arrangement of the Debt Financing.

SECTION 6

CONDITIONS PRECEDENT TO THE MERGER

6.1 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligation of each Party to effect the Transactions is subject to the satisfaction or, to the extent permitted by applicable Legal Requirement, waiver by a Party with respect to itself, at or prior to the Closing of each of the following conditions:

(a) Governmental Approvals. Any waiting period applicable to the Merger under the HSR Act and any voluntary agreement between Parent, on the one hand, and the FTC and the DOJ, on the other hand, pursuant to which Parent has agreed not to consummate the Merger, shall have expired or been terminated.

(b) No Injunctions or Restraints. No Governmental Body of competent jurisdiction shall have issued any temporary restraining order, preliminary or permanent injunction or other order that remains in effect preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body of competent jurisdiction which prohibits or makes illegal the consummation of the Merger.

(c) Company Stockholder Approval. The Required Company Stockholder Vote shall have been obtained.

6.2 Conditions to Parent and Merger Sub’s Obligation to Effect the Transactions. The respective obligation of Parent and Merger Sub to effect the Transactions is subject to the satisfaction or, to the extent permitted by applicable Legal Requirement, waiver by Parent, at or prior to the Closing of each of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in: the first two sentences of Section 2.1(a) (Due Organization; Subsidiaries, Etc.), Section 2.2(a) (Certificate of Incorporation and Bylaws), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Section 2.24 (Opinion of Financial Advisor) and Section 2.25 (Brokers and Other Advisors) of this Agreement shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) in all material respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(ii) the representations and warranties of the Company set forth in Sections 2.3(a) and 2.3(d) (Capitalization, Etc.) shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) except for de minimis inaccuracies as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);

(iii) the representations and warranties of the Company set forth in Section 2.5(b) (No Material Adverse Effect) of this Agreement shall be accurate in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date with respect to the earlier period set forth in Section 2.5(b); and

(iv) all other representations and warranties of the Company set forth in Section 2 of this Agreement shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Effective Time (or any failure to comply or perform shall have been cured by such time).

(c) Company Material Adverse Effect. Since the execution and delivery of this Agreement, there has not been a Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have furnished Parent with a certificate dated as of the Closing Date, signed on its behalf by a duly authorized officer of the Company, to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

6.3 Conditions to Company’s Obligation to Effect the Transactions. The obligation of the Company to effect the Transactions is subject to the satisfaction or, to the extent permitted by applicable Legal Requirement, waiver by Parent, at or prior to the Closing of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in Section 3 shall be accurate (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing, as if made as of such time (except to the extent made as of a specific date, in which case as of such specific date), except where the failure of such representations and warranties to be so accurate does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, other than the representations and warranties of Parent and Merger Sub set forth in Section 3.1 (Due Organization), Section 3.2 (Merger Sub), Section 3.3 (Authority; Binding Nature of Agreement) and Section 3.10 (Brokers and Other Advisors), which shall be accurate (without giving effect to any materiality or Parent Material Adverse Effect qualifications contained therein) except for de minimis inaccuracies as of the date of this Agreement and as of the Closing, as if made as of such time (except to the extent made as of an earlier time, in which case as of such earlier time).

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) Officer’s Certificate. Parent shall have furnished the Company with a certificate dated as of the Closing Date, signed on its behalf by a duly authorized officer, to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

SECTION 7

TERMINATION

7.1 Termination. This Agreement may be terminated prior to the Effective Time:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Closing shall not have occurred on or prior to 11:59 p.m., Eastern Time, on November 6, 2026 (as such date may be extended in accordance with this Section 7.1(b), the “End Date”); provided, however, that if, as of 11:59 p.m., Eastern Time, on such date, (x) all conditions set forth in Section 6 other than the condition set forth in Section 6.1(a) or Section 6.1(b) (solely in respect of Antitrust Laws) has been satisfied or, to the extent permitted by applicable Legal Requirements, waived (other than conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date shall automatically be extended by a period of 3 months (and all references to the End Date herein shall be as so extended); and (y) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the failure of the Closing to occur on or before such date;

(c) by either Parent or the Company if a Governmental Body of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or making the consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action;

(d) by Parent if: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement when mailed, or shall have effected a Company Adverse Change

Recommendation; (ii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer or fails to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of the commencement of such tender offer or exchange offer; or (iii) the Board of Directors fails to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three (3) occasions);

(e) by either Parent or the Company if the Required Company Stockholder Vote shall not have been obtained at a duly convened Company Stockholders’ Meeting or any adjournment or postponement thereof at which the vote was taken in respect of this Agreement and the Merger;

(f) by the Company in order to accept a Superior Proposal and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors shall have determined, in good faith, constitutes a Superior Proposal (a “Specified Agreement”);

(g) by Parent if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would permit the Company to terminate this Agreement pursuant to Section 7.1(h); or

(h) by the Company if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred, such that a condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or, if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder which breach would give rise to a failure of a condition set forth in Section 6.2(a) or Section 6.2(b).

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates following any such termination; provided, however, that (a) the final sentence of Section 4.1, Section 5.12(f), this Section 7.2, Section 7.3, Section 8 (other than Section 8.5(b)) and, solely to the extent applicable to the foregoing provisions, any definitions in Exhibit A or elsewhere in this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) notwithstanding anything else to the contrary in this Agreement, no such termination shall relieve any Party of any liability or damages (which, in the case of liabilities or damages payable by Parent and Merger Sub may include, to the fullest extent permitted by Section 261(a)(1) of the DGCL, amounts representing, or based on the loss of, any premium or other economic entitlement the Company’s stockholders would be entitled to receive under this Agreement if the Closing were to occur in accordance with the terms of this Agreement, which shall be deemed in such event to be damages of the Company) resulting from any fraud or willful and material breach of this Agreement prior to such termination.

7.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger are consummated.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.1(f);

(ii) this Agreement is terminated by Parent pursuant to Section 7.1(d); or

(iii) each of the following clauses (A), (B) and (C) are satisfied: (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to proviso (y) of Section 7.1(b)) or Section 7.1(e), or by Parent pursuant to Section 7.1(g), (B) after the execution and delivery of this Agreement and prior to such termination, any Person shall have publicly disclosed a bona fide Acquisition Proposal or an Acquisition Proposal has otherwise been communicated to the Board of Directors and such Acquisition Proposal has not been unconditionally (and, in the case of a publicly disclosed Acquisition Proposal, publicly) withdrawn prior to such termination and (C) within eighteen (18) months of such termination, the Company shall have entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal; provided that for purposes of this clause (C) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (x) in the case of Section 7.3(b)(i), prior to or substantially concurrently with such termination (or if such termination occurs on a day that is not a Business Day, the next Business Day), (y) in the case of Section 7.3(b)(ii), within three (3) Business Days after such termination or (z) in the case of Section 7.3(b)(iii), prior to or substantially concurrently with the earlier of the entry into a definitive agreement with respect to, or the consummation of, the Acquisition Proposal referred to in clause (C) of Section 7.3(b)(iii) (or if such entry or consummation occurs on a day that is not a Business Day, the next Business Day); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $155,475,048. Without limiting the obligation of the Company to pay the Termination Fee, in the event of termination by either Party in the case of Section 7.1(e), the Company shall promptly, but in no event later than three (3) Business Days following the delivery by Parent of an invoice therefor, pay or cause to be paid to Parent, by wire transfer of same day funds, all reasonable and documented out-of-pocket fees and expenses (including of financial advisors, outside legal counsel, accountants, experts, consultants and other Representatives of Parent) actually incurred by or on Parent’s behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the Transactions, up to an amount not to exceed $20,457,243.

(c) Payment of the Termination fee pursuant to Section 7.3(b) (and, in the case of a termination by either Party under Section 7.1(e), any amounts owed to Parent pursuant to the last sentence of Section 7.3(b)) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and except as otherwise set forth in Section 7.2, none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. In the event of any termination described in Section 7.3(b), (i) payment from the Company to Parent of the Termination Fee pursuant to Section 7.3(b) (and, in case of a termination by either Party under Section 7.1(e), any amounts owed to Parent pursuant to the last sentence of Section 7.3(b))

shall be the sole and exclusive remedy of Parent, Merger Sub or any of their respective Affiliates against the Acquired Corporations and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and (ii) subject to Section 7.2, upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

(d) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to Section 7.3(b), and, in order to obtain the payment, Parent commences a Legal Proceeding which results in a judgment against the Company, the Company shall pay Parent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

7.4 No Recourse Against Debt Financing Related Persons.

(a) No Debt Financing Related Person shall have any liability or obligation to the Company or any Company Related Party (whether in contract or in tort, in law or in equity or otherwise) for or in respect of any claims, causes of action, obligations, or losses arising under, out of, in connection with, or related in any matter to: (i) this Agreement, the Debt Financing, the Debt Financing Documents or the transactions contemplated hereunder or thereunder, (ii) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (iii) any breach or violation of this Agreement or (iv) any failure of the transactions contemplated hereunder to be consummated.

(b) In no event will the Company or any of its Affiliates seek or obtain or support any Person in any Legal Proceeding of any kind or description to seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain or support any Person in any Legal Proceeding of any kind or description to seek or obtain, any monetary recovery or monetary award of any kind against any Debt Financing Related Person.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1 Amendment. Prior to the Effective Time, this Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Notwithstanding anything to the contrary contained herein, the Debt Financing Sources Protective Provisions contained in this Agreement and the related definitions (and solely as they relate to such Debt Financing Sources Protective Provisions, the definitions of any terms used in such Debt Financing Sources Protective Provisions) may not be amended, waived or otherwise modified in any manner that affects the Debt Financing or any Debt Financing Related Person without the prior written consent of the Debt Financing Sources.

8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent permissible under applicable Legal Requirements,

(a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if it is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered by any Person pursuant to this Agreement shall survive the Effective Time.

8.4 Entire Agreement; Counterparts. This Agreement (including its Exhibits, Annexes and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of: (A) the Chancery Court of the State of Delaware and any state appellate court therefrom, (B) if (but only if) the court in clause (A) lacks subject matter jurisdiction, the Superior Court of the State of Delaware sitting in New Castle County and any state appellate court therefrom or (C) if (but only if) the courts in clauses (A) and (B) lack subject matter jurisdiction, the United States District Court in the State of Delaware and any appellate court therefrom (collectively, the courts described in clauses (A) through (C), the “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.9. Each of the Parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES OR INVOLVING ANY DEBT FINANCING SOURCE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT,THE TRANSACTIONS CONTEMPLATED HEREBY, THE DEBT FINANCING OR THE ACTIONS OF ANY PARTY HERETO OR ANY DEBT FINANCING SOURCE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5.

(d) Notwithstanding anything to the contrary herein, each Party agrees (in the case of the Company on behalf of itself and each Company Related Party):

(i) that any Legal Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against the Debt Financing Related Persons in any way relating to this Agreement or any of the Transactions or the Debt Financing, including any dispute arising out of or relating in any way to the Debt Financing Documents or the performance thereof or the transactions contemplated thereby, shall be governed by, and construed in accordance with, the Legal Requirements of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the Legal Requirements of another jurisdiction;

(ii) that any Legal Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Debt Financing Related Person in connection with this Agreement, the Debt Financing, the Transactions, the Debt Financing Documents or the performance thereof or the transactions contemplated thereby, shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such courts,

(iii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or Legal Proceeding in any other courts,

(iv) that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(v) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and

(vi) agrees that notice pursuant to Section 8.9 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

8.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, however, that Parent may assign this Agreement to any of Parent’s controlled Affiliates (provided, that such assignment by Parent shall not (x) relieve Parent or Merger Sub of its obligations hereunder or otherwise alter or change any obligation of any other Party hereto and no such assignment shall be permitted to the extent it would reasonably be expected to delay the Closing or (y) result in additional withholding or deductions of, or any additional requirement to withhold or deduct, any amount of Tax pursuant to Section 1.6(e)).

8.7 No Third-Party Beneficiaries.

(a) Except as set forth in clause (b) below, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) (i) the right of the Company’s stockholders to receive the Merger Consideration pursuant to Section 1.5 following the Effective Time, as applicable, in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Equity Awards to receive the Merger Consideration pursuant to Section 1.8 following the Effective Time in accordance with the terms of this Agreement; (b) the provisions set forth in Section 5.4 and Section 5.12(f) of this Agreement; and (c) the limitations on liability of the Company Related Parties set forth in Section 7.3(c). The Parties hereby agree that the Company shall have the right, on its own behalf and, in accordance with and to the fullest extent permitted by Section 261(a)(2) of the DGCL, as representative on behalf of the Company’s stockholders and the holders of Company Equity Awards to pursue specific performance as set forth in Section 8.5(b) or damages to the fullest extent permitted by Section 261(a)(1) of the DGCL. For the avoidance of doubt, (i) only the Company (and not the Company’s stockholders or the holders of Company Equity Awards) may bring an action pursuing liability for such damages and (ii) the Company may retain, without distribution to the Company’s stockholders or the holders of Company Equity Awards, any damages received.

(b) The Debt Financing Related Persons are intended third-party beneficiaries of, and may enforce, the Debt Financing Sources Protective Provisions.

8.8 Transfer Taxes. Except as otherwise provided in Section 1.6(b), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees, including any penalties and interest, with respect to the Transactions shall be borne by the Company and expressly shall not be a liability of holders of Shares.

8.9 Notices. All notices and other communications required or permitted to be given to any Party hereunder shall be in writing and shall be deemed properly delivered on (a) the date and time of delivery if delivered personally, (b) the date and time of transmittal if delivered by email (provided no “bounce back” or similar message of non-delivery is received with respect thereto), (c) the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) upon confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices or other communications hereunder shall be delivered to the addresses or email addresses set forth below, or pursuant to such other instructions as the Party to receive such notice or communication shall have specified in a written notice given to the other Parties:

if to Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):

Angelini Pharma S.p.A.
Viale Amelia, 70,
00181 Rome, Italy
Attention:	Enrica Dogali
Email:	[***]
with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP 390 Madison Avenue

New York, NY 10017
Attention:	Peter Cohen-Millstein
E-mail:	[***]

and to:

Hogan Lovells Studio Legale
Via Santa Maria alla Porta 2 20123 Milano
Attention:	Ferigo Foscari; Andrei Pretti
E-mail:	[***] [***]

if to the Company (prior to the Effective Time):

Catalyst Pharmaceuticals, Inc. 355 Alhambra Circle, Suite 801
Coral Gables, Florida 33134
Attention:	Patrick McEnany; Rich Daly; Brian Elsbernd
Email:	[***]
[***] [***]

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP 200 Clarendon Street
Boston, Massachusetts 02116
Attention:	Graham Robinson; Chadé Severin; Merric Kaufman
E-mail:	[***]
[***] [***]

and to:

Akerman LLP 201 East Las Olas Boulevard, Suite 1800
Fort Lauderdale, FL 33301
Attention:	Philip B. Schwartz
E-mail:	[***]

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.11 Obligation of Parent. Parent shall ensure that Merger Sub (and, following the Effective Time, the Surviving Corporation) duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub (and, following the Effective Time, the Surviving Corporation) under this Agreement, and Parent shall be jointly and severally liable with Merger Sub (and, following the Effective Time, the Surviving Corporation) for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

8.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.

(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.

(e) As used in this Agreement, the phrase “to the extent” shall mean the degree to which a subject or other thing extends and shall not simply mean “if.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.

(g) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) The term “dollars” and character “$” shall mean United States dollars.

(i) Any reference to any Governmental Body includes any successor to that Governmental Body; any reference to any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rule and regulation promulgated under such statute); and any reference to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement shall be deemed to refer to such Legal Requirement, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).

(j) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided,” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to Parent prior to the execution and delivery of this Agreement, including by being posted to the virtual data room managed by the Company and hosted by Datasite, or filed with or furnished to the SEC and available on EDGAR prior to the execution and delivery of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Angelini Pharma S.p.A.

By:	/s/ Erik Frans Lommerde
Name: Erik Frans Lommerde
Title: Attorney-in-Fact

Angelini Cielo Inc.

By:	/s/ Erik Frans Lommerde
Name: Erik Frans Lommerde
Title: Attorney-in-Fact

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Richard J. Daly
Name: Richard J. Daly
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement” is defined in Section 4.3(b) of the Agreement.

Acquired Corporations. “Acquired Corporations” is defined in Section 1.5(a)(i) of the Agreement.

Acquisition Proposal. “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition or license of assets of the Company equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (b) issuance or acquisition of 20% or more of the outstanding Company Common Stock, (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Company Common Stock, in each case (a) through (d) other than the Transactions.

Affiliate. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

Agreement. “Agreement” is defined in the preamble to the Agreement.

Alternative Acquisition Agreement. “Alternative Acquisition Agreement” is defined in Section 4.3(a) of the Agreement.

Alternative Financing. “Alternative Financing” shall mean alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources, which may include one or more of a senior secured debt financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, or alternative equity financing from one or more Persons (which in any case will not be exclusive of any alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources), in all cases in an amount such that the aggregate funds that would be available to Parent at the Closing will be sufficient to pay the Required Amount.

Antitrust Laws. “Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust laws, any laws relating to foreign direct investment and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or intended to prohibit, restrict or regulate foreign direct investment or investment that could affect national security interests.

Auditor. “Auditor” is defined in Section 5.12(a)(ix) of the Agreement.

Board of Directors. “Board of Directors” is defined in the Introduction to the Agreement.

Book-Entry Shares. “Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.

Business Day. “Business Day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York, NY or Rome, Italy are authorized or required by Legal Requirements to be closed.

Canceled Shares. “Canceled Shares” is defined in Section 1.5 of the Agreement.

Certificated Shares. “Certificated Shares” is defined in Section 1.6(b) of the Agreement.

Certificates. “Certificates” is defined in Section 1.6(b) of the Agreement.

Change of Control Payment. “Change of Control Payment” is defined in Section 2.9(a)(vii) of the Agreement.

Closing. “Closing” is defined in Section 1.3(a) of the Agreement.

Closing Date. “Closing Date” is defined in Section 1.3(a) of the Agreement.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Collective Bargaining Agreement. “Collective Bargaining Agreement” is defined in Section 2.9(a)(xii) of the Agreement.

Company. “Company” is defined in the preamble to the Agreement.

Company Adverse Change Recommendation. “Company Adverse Change Recommendation” is defined in Section 4.3(d) of the Agreement.

Company Board Recommendation. “Company Board Recommendation” is defined in the Introduction to the Agreement.

Company Common Stock. “Company Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

Company Disclosure Documents. “Company Disclosure Documents” is defined in Section 2.4(h) of the Agreement.

Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

Company Equity Award. “Company Equity Award” shall mean each Company Option and Company RSU.

Company Equity Plan. “Company Equity Plan” shall mean the Catalyst Pharmaceuticals, Inc. 2018 Stock Incentive Plan, as may be amended and restated from time to time.

Company IP. “Company IP” shall mean (i) all Intellectual Property Rights that are owned (whether wholly or jointly with others) or purported to be owned by the Acquired Corporations (“Company Owned IP”), and (ii) any other Intellectual Property Rights licensed to, or used or held for use by, the Acquired Corporations, other than Intellectual Property Rights licensed to the Acquired Corporations pursuant to Standard IP Contracts (“Company Licensed IP”).

Company IT Assets. “Company IT Assets” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by any of the Acquired Corporations, or licensed or leased to any of the Acquired Corporations pursuant to written agreements (excluding any public networks).

Company Options. “Company Options” shall mean all compensatory options to purchase Shares granted under any Company Equity Plan.

Company Preferred Stock. “Company Preferred Stock” shall mean the preferred stock, $0.001 par value per share, of the Company.

Company Products. “Company Products” shall mean any pharmaceutical products or compounds, medical devices, or combination products that are being clinically developed, tested, manufactured, sold or distributed by or on behalf of the Company or its Subsidiary and that are owned by, licensed to, or otherwise used in the business of, the Company or its Subsidiary, including through collaboration with others.

Company Registered IP. “Company Registered IP” is defined in Section 2.8(a) of the Agreement.

Company Returns. “Company Returns” is defined in Section 2.15(a) of the Agreement.

Company RSUs. “Company RSUs” shall mean all restricted stock units granted under any Company Equity Plan.

Company SEC Documents. “Company SEC Documents” is defined in Section 2.4(a) of the Agreement.

Confidentiality Agreement. “Confidentiality Agreement” is defined in Section 4.1 of the Agreement.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.

Continuing Employee. “Continuing Employee” is defined in Section 5.3(b) of the Agreement.

Contract. “Contract” shall mean any legally binding agreement (excluding any Employee Plan).

Copyrights. “Copyrights” is defined in the definition of Intellectual Property Rights.

DEA. “DEA” shall mean the United States Drug Enforcement Administration.

Debt Commitment Letter. “Debt Commitment Letter” shall mean the debt commitment letters, dated as of the date hereof, between Parent and the underwriters and arrangers party thereto (including all exhibits, annexes, schedules and term sheets attached thereto or contemplated thereby), as the same may be amended, restated, amended and restated, supplemented, modified or replaced in compliance with this Agreement, pursuant to which the lenders party thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided the Debt Financing set forth therein.

Debt Fee Letter. “Debt Fee Letter” shall mean that certain fee letter related to the Debt Commitment Letter.

Debt Financing. “Debt Financing” shall mean the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter (including any “market flex” terms in the Debt Fee Letter).

Debt Financing Documents. “Debt Financing Documents” shall mean the agreements, letters, documents and certificates contemplated by or in connection with the Debt Financing.

Debt Financing Related Persons. “Debt Financing Related Persons” shall mean (i) the Debt Financing Sources, (ii) any Affiliates of the Debt Financing Sources and (iii) the respective Affiliates and Representatives of each Person identified in clauses (i) and (ii) of this definition; provided that neither Parent nor any Affiliate of Parent shall constitute a Debt Financing Related Person.

Debt Financing Sources. “Debt Financing Sources” shall mean each Person (including the lenders, agents arrangers, bookrunners, managers, co-agents, financial institutions, institutional investors, underwriters, commitment parties or similar debt financing sources) that has committed to provide or arrange the Debt Financing, or any Alternative Financing, in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter or any Alternative Financing, and the parties to any joinder agreements, indentures, credit agreement or any other definitive documentation entered pursuant thereto or relating thereto, together with their respective Affiliates and their and their respective Affiliates’ Representatives.

Debt Financing Sources Protective Provisions. “Debt Financing Sources Protective Provisions” shall mean Section 7.4, Section 8.1, Section 8.5(c), Section 8.5(d), and Section 8.7(b) of the Agreement.

Debt Marketing Materials. “Debt Marketing Materials” is defined in Section 5.12(a)(iv) of the Agreement.

Delaware Courts. “Delaware Courts” is defined in Section 8.5(a) of the Agreement.

Determination Notice. “Determination Notice” is defined in Section 4.3(e) of the Agreement.

DGCL. “DGCL” shall mean the General Corporation Law of the State of Delaware.

Dissenting Shares. “Dissenting Shares” is defined in Section 1.7 of the Agreement.

DOJ. “DOJ” shall mean the U.S. Department of Justice.

EDGAR. “EDGAR” is defined in Section 2.9(b) of the Agreement.

Effective Time. “Effective Time” is defined in Section 1.3(b) of the Agreement.

Employee Plan. “Employee Plan” shall mean each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each bonus, change of control or other transaction-based incentive, retention, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock unit, other equity or equity-based award, severance pay, termination pay, death and disability benefits, hospitalization, health and welfare, life insurance, flexible benefits, profit-sharing, pension or retirement plan, vacation, sick pay, retiree, or reimbursement policy, program, agreement or arrangement, and employment, individual consulting, severance agreement, and each other employee benefit plan, or arrangement (i) that is sponsored, maintained, contributed to or required to be contributed to by an Acquired Corporation for the benefit of any current or former employee of an Acquired Corporation, and (ii) with respect to which an Acquired Corporation has any liability.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, right of first refusal, preemptive right or similar restriction of any nature.

End Date. “End Date” is defined in Section 7.1(b) of the Agreement.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law. “Environmental Law” shall mean any Legal Requirement relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface, soil subsurface strata, and soil vapor), or to the emissions, discharges, Releases or threatened Releases, manufacture, generation, recycling, processing, distribution, use, treatment, storage, disposal, cleanup, remediation, mitigation, labeling, transport or handling of Hazardous Materials.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974.

ERISA Affiliate. “ERISA Affiliate” shall mean each entity or trade or business (whether or not incorporated) that would be treated together with the Company as a “single employer” within the meaning of Section 414 of the Code.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

FDA. “FDA” shall mean the United States Food and Drug Administration.

Federal Healthcare Program. “Federal Healthcare Program” shall mean any federal health care program as defined in 42 U.S.C. §1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs financed in whole or in part by any Governmental Body.

FTC. “FTC” shall mean the U.S. Federal Trade Commission.

GAAP. “GAAP” is defined in Section 2.4(b) of the Agreement.

Governmental Authorization. “Governmental Authorization” shall mean any: permit, license, certificate, franchise, permission, approval, clearance, registration (including any establishment registration and product listing), generator identification number, qualification, exemptions, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court or other tribunal.

Hazardous Materials. “Hazardous Materials” shall mean any waste, material, or substance (regardless of physical form or concentration) that is listed, regulated or defined under or provides the basis for liability under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, toxic mold, radioactive material, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and petroleum and petroleum-derived substances and wastes (including any fraction thereof).

Healthcare Regulatory Laws. “Healthcare Regulatory Laws” shall mean any of the following, their implementing regulations, in each case as applicable to the business of the Acquired Corporations and as each may be amended from time to time: (i) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); (ii) the federal civil False Claims Act, 31 U.S.C. §§ 3729-3733; (iii) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (iv) the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; (v) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (vi) HIPAA; (vii) the Federal Health Care Program Exclusion Laws, 42 U.S.C. § 1320a-7; (viii) the Open Payments provisions of the Affordable Care Act, 42 U.S.C. § 1320a-7h, and any comparable federal, state, provincial or local healthcare Legal Requirements;

(ix) the Drug Sample Reporting provisions of the Affordable Care Act, 42 U.S.C. § 1320a-7i; (x) Legal Requirements governing government pricing or price reporting programs and regulations promulgated thereunder, and any other similar Legal Requirement, including without limitation the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program, 42 U.S.C. § 1396r-8 any state supplemental rebate program, any requirements under the Medicare Part D program, 42 U.S.C. § 1395w, any state price reporting requirements, and Medicare Part B average sales price (42 U.S.C. § 1395w–3a); (xi) Section 340B of the Federal Public Health Service Act, 42 U.S.C. § 256b; (xii) any state Legal Requirements that reference Section 340B of the Federal Public Health Service Act, 42 U.S.C. § 256b; (xiii) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, 42 U.S.C. § 1395w-101 et seq.; (xiv) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq.; (xv) the Federal Controlled Substances Act, 21 U.S.C. §§ 801 et seq.; (xvi) the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; (xvii) the Animal Welfare Act (7. U.S.C. §§ 2131 et seq.); (xviii) Title 21, Code of Federal Regulations; (xix) any other federal or state Legal Requirements governing the manufacture, sale, and distribution of pharmaceuticals; (xx) state or provincial licensing, disclosure and reporting Legal Requirements; and (xxi) comparable Legal Requirements of other jurisdictions governing the design, development, testing, manufacturing, processing, storing, importing or exporting, labeling or packaging, advertising, distributing, supplying, offering for sale or marketing of products of the Acquired Corporations.

HIPAA. “HIPAA” shall mean, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, and all implementing regulations promulgated thereunder.

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

In-bound License. “In-bound License” is defined in Section 2.8(h) of the Agreement.

Indebtedness. “Indebtedness” shall mean, without duplication, (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, including that portion of obligations with respect to any capital leases that is classified as a liability on a balance sheet in conformity with GAAP, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts for indebtedness for borrowed money owing to any Person, (iii) any reimbursement obligations in respect of all drawn amounts under letters of credit and bankers’ acceptances (other than obligations in respect of letters of credit and bankers’ acceptances used as security for leases), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired or (v) any guaranty of any such obligations described in clauses (i) through (iv) of any Person other than an Acquired Corporation (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice), except that Indebtedness shall not include obligations between or among any of the Acquired Corporations.

Indemnified Persons. “Indemnified Persons” is defined in Section 5.4(a) of the Agreement.

Information Privacy or Security Breach. “Information Privacy or Security Breach” means any unauthorized access, acquisition, use, disclosure, loss, or corruption of Protected Information held by or on behalf of any Acquired Corporation.

Insurance Policies. “Insurance Policies” is defined in Section 2.19 of the Agreement.

Intellectual Property Rights. “Intellectual Property Rights” shall mean all intellectual property and industrial property rights of every kind and description throughout the world, including all U.S. and foreign (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, supplementary protection certificates, and extensions thereof (“Patents”), (b) trademarks, service marks, names, corporate names, trade names, Internet domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing and applications and registrations for the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter (“Copyrights”), (d) trade secrets and other confidential or proprietary ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies (“Trade Secrets”), and (e) with respect to the foregoing clauses (a) through (d), all registrations and applications for registration of, and all causes of action and rights to sue or seek other remedies arising from or relating to, the foregoing.

Intervening Event. “Intervening Event” means an Effect that (a) was not known to or reasonably foreseeable by the Board of Directors as of or prior to the date of the Agreement and (b) does not relate to an Acquisition Proposal; provided, that any change in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, shall not be taken into account in determining whether an Intervening Event has occurred.

IRS. “IRS” shall mean the U.S. Internal Revenue Service.

knowledge. “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge, after reasonable inquiry, of such Entity’s executive officers.

Labor Organization. “Labor Organization” shall mean any labor organization, union, works council, employee bargaining agency or similar entity representing any employee of an Acquired Corporation.

Leased Real Property. “Leased Real Property” is defined in Section 2.7(b) of the Agreement.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, complaint, litigation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing or investigation commenced, brought, conducted or heard by or before any Governmental Body.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, common law, code, decree, rule, regulation, binding guidance, or ruling issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or another stock exchange).

Material Adverse Effect. “Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect (each, an “Effect”) which, individually or when taken together with all other Effects, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to consummate the Merger on or before the End Date or (b) the business, assets, condition (financial or otherwise), financial performance, or results of operations of the Acquired Corporations, taken as a whole; provided, however, that none of the following shall be deemed to constitute or, except as set forth below, be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect for purposes of clause (b) above: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) the announcement, pendency or performance of the Transactions (other than for purposes of any representation or warranty contained in Section 2.23); (iii) any Effect generally affecting the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions; (iv) fluctuations in the value of any currency or interest rates; (v) any act of terrorism, war, national or international calamity, natural disaster, acts of god, epidemic, pandemic, trade war or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by an Acquired Corporation at the written direction of Parent; (viii) any event, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; (ix) changes in, or any actions taken for the purpose of complying with any change in, any Legal Requirement or GAAP (or any interpretation of any Legal Requirement or GAAP); (x) any Legal Proceeding described in Section 1.7 or Section 5.5; provided that any Effect referred to in the foregoing clauses (iii), (iv), (v) and (ix) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect solely to the extent such Effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate.

Material Contract. “Material Contract” is defined in Section 2.9(a) of the Agreement.

Maximum Amount. “Maximum Amount” is defined in Section 5.4(b) of the Agreement.

Merger. “Merger” is defined in the Introduction to the Agreement.

Merger Consideration. “Merger Consideration” is defined in Section 1.5(a)(ii) of the Agreement.

Merger Sub. “Merger Sub” is defined in the preamble to the Agreement.

Nasdaq. “Nasdaq” shall mean The Nasdaq Capital Market.

Out-bound License. “Out-bound License” is defined in Section 2.8(h) of the Agreement.

Parent. “Parent” is defined in the preamble to the Agreement.

Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, materially impair, prevent or materially delay Parent’s or Merger Sub’s ability to consummate the Transactions in a timely manner on the terms set forth herein.

Parties. “Parties” shall mean Parent, Merger Sub, and the Company.

Paying Agent. “Paying Agent” is defined in Section 1.6(a) of the Agreement.

Payment Fund. “Payment Fund” is defined in Section 1.6(a) of the Agreement.

Permitted Encumbrance. “Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes (i) that are not due and payable or (ii) the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business consistent with past practice under the terms of any Contracts to which the relevant Party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business consistent with past practice which are not yet filed and for which payment is not delinquent), (c) any interest or title of a lessor under leases (other than capital leases) entered into by an Acquired Corporation in the ordinary course of business, and any Encumbrance related thereto, (d) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (e) Standard IP Contracts and (f) in the case of real property, Encumbrances that are easements, rights-of-way, restrictions, conditions and other similar Encumbrances of record affecting such real property and which, individually or in the aggregate, do not and would not reasonably be expected to materially and adversely impair the current or contemplated use (or contemplated use), utility or value, financing or legal compliance of the applicable real property.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Information. “Personal Information” shall mean, collectively, any information that (i) identifies (or in combination with other information may identify), is capable of being associated with, or can be reasonably linked, directly or indirectly, to a natural person; or (ii) is governed, regulated or protected by Privacy and Security Laws.

Pre-Closing Period. “Pre-Closing Period” is defined in Section 4.1 of the Agreement.

Privacy and Security Laws. “Privacy and Security Laws” shall mean, to the extent applicable to any Acquired Corporation, any provisions of Legal Requirements regulating the Processing of Personal Information, including without limitation HIPAA, state data protection and breach notification Legal Requirements, the Federal Trade Commission Act, and state consumer protection Legal Requirements.

Privacy and Security Requirements. “Privacy and Security Requirements” shall mean, to the extent applicable to any Acquired Corporation, (a) all Privacy and Security Laws; (b) material obligations under all Contracts between any Acquired Corporation and any Person that govern the Processing of Personal Information; (c) all public-facing written policies and notices of any Acquired Corporation relating to the Processing of Protected Information; and (c) all Consents obtained from individual data subjects related to the Processing of their Personal Information.

Process. “Process,” shall mean the access, creation, collection, use, storage, processing, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data, and includes the correlative terms “Processed,” “Processes,” and “Processing”.

Promotional Materials. “Promotional Materials” is defined in Section 2.12(h) of the Agreement.

Protected Information. “Protected Information” shall mean any information that is Personal Information or all data stored or processed by or on behalf of any Acquired Corporation.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body (or other registrar in the case of domain names), and all applications for any of the foregoing.

Release. “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, release, or threatened release of Hazardous Materials from any source into or upon the indoor or outdoor environment, including any air, soil, soil vapor, improvements, surface water, groundwater, subsurface strata, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

Representatives. “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

Required Company Stockholder Vote. “Required Company Stockholder Vote” has the meaning assigned to such term in Section 2.21 of the Agreement.

Restricted Parties. “Restricted Parties” has the meaning set forth in Section 2.13(a) of the Agreement.

Retention Program. “Retention Program” has the meaning set forth in Section 5.3(a) of the Agreement.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder.

Shares. “Shares” is defined in Section 1.5(a)(i) of the Agreement.

Specified Agreement. “Specified Agreement” is defined in Section 7.1(f) of the Agreement.

Standard IP Contracts. “Standard IP Contracts” is defined in Section 2.8(h) of the Agreement.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Superior Proposal. “Superior Proposal” shall mean a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 4.3); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “100%.”

Surviving Corporation. “Surviving Corporation” is defined in Section 1.1 of the Agreement.

Takeover Laws. “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including, for the avoidance of doubt, Section 203 of the DGCL).

Tax. “Tax” shall mean any and all U.S. federal, state or local or non-U.S. taxes, charges, duties, fees, contributions, levies, payments in lieu of tax or other similar assessments or liabilities in the nature of a tax, including income, (however denominated), profits, alternative or add-on minimum, excise, gross income, gross receipts, sales, use, goods and services, consumption, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, unemployment, social security (or any similar retirement fund), disability, custom duty, tariff, severance, stamp, occupation, premium, property (real or personal), environmental or windfall profit, any branded prescription drug fee imposed under Section 9008 of the Patient Protection and Affordable Care Act, Public Law 111–148 (124 Stat. 119 (2010)), as amended by Section 1404 of the Health Care and Education Reconciliation Act of 2010, Public Law 111–152 (124 Stat. 1029 (2010)), or any successor provision thereto, estimated or other tax, together with any interest, penalty, or addition thereto.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, claim for refund, estimate, schedule, notification, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments thereto or amendments thereof.

Termination Fee. “Termination Fee” is defined in Section 7.3(b) of the Agreement.

Trade Control Laws. “Trade Control Laws” means (a) all U.S. statutory and regulatory Legal Requirements related to export controls, economic sanctions, trade embargoes, boycotts and imports of goods,

including the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (“ITAR”) (22 CFR 120-130), the United States Export Control Reform Act of 2018 (50 U.S.C. 4801-4852), the Export Administration Regulations (“EAR”) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-599), as well as the statutes, orders, and lists administered by OFAC including the List of Specially Designated Nationals and Blocked Persons, the List of Foreign Sanctions Evaders and the Sectoral Sanctions Identifications List, by BIS including the Denied Persons List, the Entity List and the Unverified List, by the U.S. Department of State including the Debarred List and by any other U.S. trade control authority; and (b) all Legal Requirements of any non-U.S. Governmental Body applicable to the Company related to export controls, economic sanctions, trade embargoes, boycotts and imports of goods.

Trademarks. “Trademarks” is defined in the definition of Intellectual Property Rights.

Trade Secrets. “Trade Secrets” is defined in the definition of Intellectual Property Rights.

Transaction Litigation. “Transaction Litigation” shall mean any claim, demand or Legal Proceeding (including any class action or derivative litigation, but excluding any claim, demand or Legal Proceeding solely among the Parties) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company, the Board of Directors, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the Transactions (including any such claim or Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Board of Directors or any officer of the Company), or alleging or asserting any misrepresentation or omission in the Proxy Statement or any other related SEC filings by the Company.

Transactions. “Transactions” is defined in Section 1.1 of the Agreement.

Voting Agreement. “Voting Agreement” is defined in the Introduction to the Agreement.

willful and material breach. “willful and material breach” shall mean a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of the Agreement.

ANNEX I

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CATALYST PHARMACEUTICALS, INC.

ARTICLE I

The name of the corporation is Catalyst Pharmaceuticals, Inc. (the “Company”).

ARTICLE II

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Company for service of process at such address is Corporation Service Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The Company is authorized to issue only one class of stock, to be designated common stock (the “Common Stock”). The total number of shares of Common Stock that the Company is authorized to issue is 1,000, par value $0.001 per share.

ARTICLE V

In furtherance of and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Company is expressly authorized to make, amend or repeal Bylaws of the Company.

ARTICLE VI

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Company.

ARTICLE VII

(A) To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor of the Company.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding asserting a claim on behalf of the Company, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s Certificate of Incorporation or Bylaws, (d) any action or proceeding asserting a claim as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the Company’s stockholders herein are granted subject to this reservation,

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Annex B

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of August 6, 2026 by and between Angelini Pharma S.p.A., an entity organized under the laws of Italy (“Parent”), and ____________ (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

B. Parent, Angelini Cielo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are contemporaneously entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation following the Merger.

C. In the Merger, each outstanding share of common stock of the Company (other than any Canceled Shares or Dissenting Shares, as such terms are defined in the Merger Agreement) is to be converted into the right to receive the Merger Consideration further described in the Merger Agreement.

D. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquisition Proposal,” “Effective Time,” “Person,” “Shares” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

(b) “Expiration Time” means the earliest of: (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time.

(c) “Subject Securities” means: (i) all securities of the Company (including all Shares and all options, restricted stock units, warrants and other rights to acquire Shares) for which Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional Shares and all additional options, restricted stock units, warrants and other rights to acquire Shares) for which Stockholder becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) during the Voting Period.

(d) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of or interest in such security.

(e) “Voting Period” means the period commencing on (and including) the date of this Agreement and ending at the Expiration Time.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Voting Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected (other than in the Merger). Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted (except for the proxy granted to Parent in connection with this Agreement), and no voting agreement or similar agreement is entered into (except for the voting covenants contained in this Agreement), with respect to any of the Subject Securities.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) as a bona fide gift or charitable donation, or (iii) upon the death of Stockholder; or (b) if Stockholder is an entity, to one or more Affiliates; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. In addition, nothing in this Agreement shall prohibit the Transfer by Stockholder of Subject Securities issued to Stockholder on settlement of Company RSUs or on exercise of Company Stock Options, for the purpose of paying Taxes, satisfying Tax withholding obligations, or paying any exercise price in connection with such settlement or exercise; provided, that (except in the case of Company Stock Options expiring on December 2, 2026, which Company Stock Options may be exercised no more than five (5) Business Days prior to December 2, 2026 using a “sell-to-cover” transaction for the purpose of paying Taxes, satisfying Tax withholding obligations, or paying any exercise price in connection with such exercise, in each case, consistent with past practice) such Transfer shall not result, directly or indirectly, in any Person other than Stockholder or the Company receiving such Subject Securities.

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause any Subject Securities that are entitled to vote at such meeting to be voted:

(a) in favor of: (i) the Merger and the adoption of the Merger Agreement; (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against each of the following actions (other than the Merger and the other transactions contemplated in the Merger Agreement): (i) any other Acquisition Proposal; (ii) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) any amendment to the organizational documents of the Company, which amendment would reasonably be expected to have the effect of (A) frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, (B) impeding, interfering with, preventing, delaying or adversely affecting the Merger or (C) changing the voting rights of any shares of capital stock of the Company; (iv) any material change in the capitalization of the Company or the Company’s corporate structure; and (v) any other action which is intended or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated in the Merger Agreement, provided, that Stockholder shall vote in favor of any proposal to adjourn the Company Stockholders’ Meeting if there are not sufficient votes present at the Company Stockholders’ Meeting to approve the Merger Agreement.

3.2 Other Voting Agreements. During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1. Except as set forth in or contemplated by this Agreement, Stockholder may vote the Subject Securities in its discretion on all matters submitted for the vote of the Company Stockholders or in connection with any meeting or written consent of the Company Stockholders.

3.3 Proxy.

(a) Contemporaneously with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall (at all times during the Voting Period) be irrevocable to the fullest extent permitted by law with respect to the shares referred to therein, and shall automatically terminate in its entirety at the Expiration Time (the “Proxy”).

(b) Stockholder shall not enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would reasonably be expected to restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Subject Securities with respect to the Merger.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1 Authorization, etc. Stockholder has full power and authority and legal capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Stockholder and its Representatives have reviewed and understand the terms of this Agreement, and Stockholder has had the opportunity to consult with Stockholder’s legal counsel in connection with this Agreement.

5.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement and the Proxy by Stockholder does not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any applicable Laws or Order binding on Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected in any material respect; or (ii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement and the Proxy by Stockholder does not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent of any Person. Stockholder is not, nor will Stockholder be, required to give any notice to any person in connection with the execution, delivery or performance of this Agreement or the Proxy.

5.3 Title to Securities. As of the date of this Agreement: (a) Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), free and clear of any Encumbrances, of the number of outstanding Shares set forth under the heading “Voting Shares” on the signature page of this Agreement; (b) Stockholder holds (free and clear of any Encumbrances) the Company Options, Company RSUs and other rights to acquire Shares set forth under the heading “Options, RSUs and Other Rights” on the signature page of this Agreement; and (c) Stockholder does not directly or indirectly own, beneficially or of record, any shares of capital stock or other securities of the Company, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares, options, restricted stock units and other rights set forth on the signature page of this Agreement.

5.4 Accuracy of Representations. The representations and warranties contained in this Section 5 are accurate and complete in all respects as of the date of this Agreement, and will be accurate and complete in all respects as of the date of the Company Stockholders’ Meeting (and the date of each adjournment or postponement thereof, if any) as if made as of the date of the Company Stockholders’ Meeting (and as of the date of each such adjournment or postponement thereof, if any), other than in the case of any increase in the number of Subject Securities acquired by the Stockholder following the date of this Agreement.

SECTION 6. MISCELLANEOUS

6.1 Stockholder Information. Stockholder hereby agrees to permit Parent, Merger Sub and the Company to (a) publish and disclose in the Proxy Statement, any current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger (collectively, the “Public Filings”), Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to any Public Filing. Nothing in this Agreement shall preclude Stockholder from making such filings as are required by the SEC or any other regulatory authority in connection with the entering into of this Agreement.

6.2 No Solicit. Subject to Section 6.3, and subject to Stockholder’s right to take any action in Stockholder’s capacity as a director or officer or employee of the Company that may be necessary to further the exercise by the Company of its rights under the Merger Agreement, Stockholder agrees that, during the Voting Period, Stockholder shall not directly or indirectly, and shall ensure that each Representative of Stockholder does not, directly or indirectly: (a) solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, offer or proposal that constitutes or that could reasonably be expected to result in an Acquisition Proposal, (B) engage or participate in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with or with the intent to encourage, or knowingly facilitate in any way any effort by, any third party in furtherance of any Acquisition Proposal (it being understood that notifying such Person of the existence of this Section 6.2 shall not be a breach of this Section 6.2), (C) approve or recommend an Acquisition Proposal, (D) enter into any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement or other similar agreement providing for or relating to an Acquisition Proposal, or (E) authorize, commit or publicly propose or agree to do any of the foregoing.

6.3 Fiduciary Duties. Stockholder is entering into this Agreement solely in Stockholder’s capacity as an owner of Subject Securities, and Stockholder shall not be deemed to be making any agreement in this Agreement in Stockholder’s capacity as a director or officer or employee of the Company, and nothing in this Agreement or the Proxy granted hereunder shall in any way limit Stockholder’s ability to take or fulfill, or refrain from taking or fulfilling, actions or fiduciary duties as, a director or officer or employee of the Company.

6.4 Termination. This Agreement and the Proxy granted hereunder shall terminate at the Expiration Time; provided, however, that (a) the provisions of this Section 6 (other than Sections 6.1, 6.2 and 6.3) shall survive any termination of this Agreement and (b) the termination of this Agreement shall not relieve Stockholder from any liability arising from any intentional breach of any representation, warranty, covenant or other provision of this Agreement prior to such termination.

6.5 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request (prior to, at or after the Closing) for the purpose of carrying out and furthering the intent of this Agreement.

6.6 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.7 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand or sent by registered or certified mail in the United States, return receipt requested, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other party hereto):

if to Stockholder:

at the address set forth on the signature page of this Agreement; and

if to Parent:

Angelini Pharma S.p.A.

Viale Amelia, 70,

00181 Rome, Italy

Attention: Enrica Dogali

Email: [***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

390 Madison Ave

New York, NY 10017

Attention:  Peter Cohen-Millstein

Email:     [***]

and to:

Hogan Lovells Studio Legale

Attention:  Ferigo Foscari; Andrei Pretti

Email:     [***]

       [***]

6.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.9 Entire Agreement. This Agreement and the Proxy and any other documents delivered by the parties hereto in connection herewith and therewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect thereto.

6.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

6.11 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder without the prior written consent of Parent, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.12 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy required to be performed by either of the parties hereto were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.12, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.13 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement) (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the parties hereto arising out of or relating to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties hereto: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6.7 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

6.14 Counterparts; Exchanges by Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties hereto to the terms of this Agreement.

6.15 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.16 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.17 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

6.18 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein.

(d) As used in this Agreement, the word “including” and words of similar import shall mean including without limiting the generality of any description preceding such term, unless otherwise specified.

(e) Except as otherwise indicated or if the context otherwise requires: (i) all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (iii) any definition of or reference to any agreement, instrument or other document or any Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Law as from time to time amended, supplemented or otherwise modified; and (iv) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

(f) Any reference to any Governmental Body includes any successor to that Governmental Body; and any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement shall be deemed to refer to such Legal Requirement, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Angelini Pharma S.p.A.

By:

Name

Title

Stockholder

Signature

Printed Name

Address:

c/o Catalyst Pharmaceuticals, Inc. 355 Alhambra Circle, Suite 801 Coral Gables, FL 33134

Voting Shares	Options, RSUs and Other Rights

[Signature Page to Voting Agreement]

Exhibit A

Form of Irrevocable Proxy

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Angelini Pharma S.p.A., an entity organized under the laws of Italy (“Parent”), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to all Subject Securities (as defined in the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the “Voting Agreement”)) that are entitled to vote at any meeting of the stockholders of the Company (the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares. Capitalized terms used in this proxy and not defined have their respective meanings in the Voting Agreement.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Angelini Cielo Inc., a wholly-owned subsidiary of Parent, and the Company (the “Merger Agreement”). This proxy will terminate and be of no further force or effect at the Expiration Time (as defined in the Voting Agreement).

The attorneys and proxies named above will be empowered, and shall exercise this proxy, to vote the Shares at any time prior to the Expiration Time at any meeting of the stockholders of the Company (however called) and at every adjournment or postponement thereof:

(a) in favor of: (i) the Merger and the adoption of the Merger Agreement; (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing;

(b) against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against each of the following actions (other than the Merger and the other transactions contemplated in the Merger Agreement): (i) any other Acquisition Proposal; (ii) any reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiary; (iii) any amendment to the organizational documents of the Company, which amendment would reasonably be expected to have the effect of (A) frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, (B) impeding, interfering with, preventing, delaying or adversely affecting the Merger or (C) changing the voting rights of any shares of capital stock of the Company; (iv) any material change in the capitalization of the Company or the Company’s corporate structure; and (v) any other action which is intended or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated in the Merger Agreement; provided, that Parent may vote in favor of any proposal to adjourn the Company Stockholders’ Meeting if there are not sufficient votes present at the Company Stockholders’ Meeting to approve the Merger Agreement.

The attorneys and proxies named above may not exercise this proxy on any matter not referred to in this proxy. The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: May 6, 2026

Stockholder

Signature

Printed Name

Number of Shares as of the date of this proxy:

Annex C

May 6, 2026

The Board of Directors

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of Catalyst Pharmaceuticals, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Angelini Pharma S.p.A. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Acquiror and its subsidiary (the “Merger Subsidiary”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held by (A) the Company (or held in the Company’s treasury), (B) directly or indirectly, any wholly-owned subsidiary of the Company or (C) directly or indirectly, Acquiror (or treated as directly held by Acquiror’s regarded owner for U.S. federal income Tax purposes), Merger Subsidiary or any other wholly-owned subsidiary of Acquiror and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $31.50 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated May 6, 2026 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (iv) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also

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assumed that the representations and warranties made by the Company, the Acquiror and Merger Subsidiary in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we are likely at any time to hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

V785982

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Preliminary – Subject to Completion

CATALYST PHARMACEUTICALS, INC.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

Special Meeting of Stockholders

      , 2026,     Eastern time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. Daly and Michael W. Kalb, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value per share, of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at     Eastern time, on _______________, 2026, or any adjournment thereof (the “Special Meeting”), according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1.

PROPOSAL ONE – To adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2026, by and among the Company, Angelini Pharma S.p.A., an Italian Societa per azioni (“Angelini Pharma”) and Angelini Cielo Inc., a Delaware corporation and wholly owned subsidiary of Angelini Pharma (“Merger Sub”), pursuant to the terms of which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Angelini Pharma.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

PROPOSAL TWO – To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger and/or the other transactions contemplated by the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

PROPOSAL THREE – To approve the adjournment of the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, to solicit additional votes if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Special Meeting of Stockholders dated _________, 2026, and the accompanying Proxy Statement.

Date: ____________, 2026.

Signature

Name(s) (typed or printed)

Address(es)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by _______________, Eastern time, on _______________, 2026.

INTERNET

________________

Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING

If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend the Special Meeting, visit:           .

MOBILE VOTING

On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.